                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-81595

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 19, 1999)

                          $1,254,382,118 (APPROXIMATE)

                 CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK
                            COMMERCIAL MORTGAGE TRUST
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-1
                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR
                               -------------------
Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 1999-1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 205 mortgage loans secured by first liens on 217 commercial and multifamily properties and are generally the sole source of payments on the certificates. The Series 1999-1 Certificates are not obligations of Chase Commercial Mortgage Securities Corp. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                               -------------------
Certain characteristics of the offered certificates include:

             INITIAL CLASS CERTIFICATE                    PASS-                                EXPECTED
                     BALANCE OR             PASS-     THROUGH RATE       ASSUMED FINAL         RATINGS        RATED FINAL
                NOTIONAL AMOUNT (1)     THROUGH RATE   DESCRIPTION   DISTRIBUTION DATE (5)   (S&P/FITCH)   DISTRIBUTION DATE
                -------------------     ------------   -----------   ---------------------   -----------   -----------------
Class A-1 ...      $  210,400,000          7.134%         Fixed         July 15, 2007          AAA/AAA      August 15, 2031
Class A-2 ...      $  816,865,579          7.439%(3)      Fixed         July 15, 2009          AAA/AAA      August 15, 2031
Class X .....      $1,397,640,241           (2)          WAC/IO         July 15, 2029          AAAr/AAA     August 15, 2031
Class B .....      $   76,870,213          7.619%(3)      Fixed        August 15, 2009          AA/AA       August 15, 2031
Class C .....      $   62,893,811          7.625%(3)      Fixed        August 15, 2009           A/A        August 15, 2031
Class D .....      $   20,964,604          7.625%(3)      Fixed        August 15, 2009          A-/A-       August 15, 2031
Class E .....      $   48,917,408           (4)            WAC           May 15, 2011          BBB/BBB      August 15, 2031
Class F .....      $   17,470,503           (4)            WAC           May 15, 2011         BBB-/BBB-     August 15, 2031

---------
(Footnotes to table on page S-6)
                               -------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
                               -------------------
Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.
                               -------------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-29 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.
                               -------------------
The underwriters, First Union Capital Markets Corp. and Chase Securities Inc., will purchase the offered certificates from Chase Commercial Mortgage
Securities Corp. and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. First Union Capital Markets Corp. and Chase Securities Inc. are acting as co-lead managers and co-bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New
York on August 26, 1999. We expect to receive from this offering approximately 102.381% of the initial principal amount of the offered certificates, plus accrued interest from August 1, 1999, before deducting expenses payable by us.
                               -------------------
FIRST UNION CAPITAL MARKETS CORP.                        CHASE SECURITIES INC.
   Joint Book Running Manager                         Joint Book Running Manager

AUGUST 19, 1999

          CHASE MANHATTAN BANK -- FIRST UNION NATIONAL BANK
      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-1

ALASKA               OREGON              WASHINGTON          NEBRASKA
1 Loan               2 Loans             1 Loan              1 Loan
$1,475,853           $17,847,900         $3,320,000          $2,392,831
0.11% of total       1.28% of total      0.24% of total      0.17% of total

MISSOURI             MINNESOTA           ILLINOIS            INDIANA
1 Loan               1 Loan              5 Loans             1 Loan
$24,850,885          $4,155,165          $29,886,424         $17,093,809
1.78% of total       0.30% of total      2.14% of total      1.22% of total

PENNSYLVANIA         NEW HAMPSHIRE       WISCONSIN           MICHIGAN
7 Loans              1 Loan              1 Loan              4 Loans
$81,066,160          $2,242,343          $2,885,533          $59,298,964
5.80% of total       0.16% of total      0.21% of total      4.24% of total

NEW YORK             MASSACHUSETTS       OHIO                CONNECTICUT
8 Loans              4 Loans             8 Loans             3 Loans
$190,933,191         $14,247,255         $55,050,679         $51,094,682
13.66% of total      1.02% of total      3.94% of total      3.66% of total

                     DISTRICT OF
NEW JERSEY           COLUMBIA            VIRGINIA            MARYLAND
7 Loans              1 Loan              13 Loans            7 Loans
$46,733,286          $751,708            $53,219,190         $31,786,508
3.34% of total       0.05% of total      3.81% of total      2.27% of total

NORTH CAROLINA       SOUTH CAROLINA      TENNESSEE           GEORGIA
6 Loans              2 Loans             6 Loans             6 Loans
$28,040,436          $17,153,523         $28,752,519         $65,149,713
2.01% of total       1.23% of total      2.06% of total      4.66% of total

FLORIDA              ALABAMA             ARKANSAS            LOUISIANA
18 Loans             2 Loans             1 Loan              1 Loan
$81,989,092          $5,636,942          $1,400,000          $5,179,882
5.87% of total       0.40% of total      0.10% of total      0.37% of total

TEXAS                COLORADO            ARIZONA             UTAH
20 Loans             4 Loans             6 Loans             1 Loan
$61,138,639          $13,770,851         $18,655,377         $1,338,000
4.37% of total       0.99% of total      1.33% of total      0.10% of total

CALIFORNIA           NEVADA
46 Loans             9 Loans
$323,686,693         $55,416,210
23.16% of total      3.96% of total


                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL


         ----------------------------------------------------------------
         greater than or equal to 10.00% of Cut-Off Date Balance    [   ]
         5.01% - 9.99% of Cut-Off Date Balance                      [   ]
         1.01% - 5.00% of Cut-Off Date Balance                      [   ]
         less than or equal to 1.00% of Cut-Off Date Balance        [   ]
         ----------------------------------------------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 1999-1 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-29 of this prospectus supplement, which describe risks that apply to the Series 1999-1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-134 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 111 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Commercial Mortgage Securities Corp.

                                TABLE OF CONTENTS

SUMMARY OF TERMS .......................................................  S-7
RISK FACTORS ...........................................................  S-29
   Geographic Concentration Entails Risks ..............................  S-29
   Risks Relating to Loan Concentrations ...............................  S-29
   Risks Relating to Enforceability of Cross-Collateralization .........  S-30
   Ability to Effect Other Borrowings Entails Risk .....................  S-31
   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Prepayment Date .....................  S-32
   Commercial and Multifamily Lending Is Dependent Upon Net Operating
      Income ...........................................................  S-33
   Tenant Concentration Entails Risk ...................................  S-34
   Mortgaged Properties Leased to Multiple Tenants Also Have Risks .....  S-34
   Tenant Bankruptcy Entails Risks .....................................  S-34
   Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ....  S-34
   Multifamily Properties Have Special Risks ...........................  S-35
   Retail Properties Have Special Risks ................................  S-35
   Office Properties Have Special Risks ................................  S-36
   Credit Lease Properties Have Special Risks ..........................  S-36
   Risks Particular to Healthcare-Related Properties ...................  S-37
   Industrial Properties Have Special Risks.............................  S-38
   Hotel Properties Have Special Risks .................................  S-38
   Risks Relating to Affiliation with a Franchise or Hotel Management
      Company ..........................................................  S-39
   Certain Additional Risks Relating to Tenants ........................  S-39
   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses .................................................  S-39
   Lack of Skillful Property Management Entails Risks ..................  S-40
   Limitations of Appraisals ...........................................  S-40
   Your Lack of Control Over Trust Fund Can Create Risks ...............  S-40
   Directing Certificateholder May Direct Special Servicer Actions .....  S-40
   Bankruptcy Proceedings Entails Certain Risks ........................  S-41
   Risks Relating to Prepayments and Repurchases .......................  S-41
   Risks Relating to Enforceability of Prepayment Premiums .............  S-42
   Risks Relating to Borrower Default ..................................  S-43
   Risks Relating to Certain Payments ..................................  S-43
   Risks of Limited Liquidity and Market Value .........................  S-43
   Different Timing of Mortgage Loan Amortization Poses Certain Risks ..  S-44
   Subordination of Subordinate Offered Certificates ...................  S-44
   Environmental Risks Relating to the Mortgaged Properties ............  S-44
   Tax Considerations Relating to Foreclosure ..........................  S-44
   Risks Associated with One Action Rules ..............................  S-45
   Property Insurance ..................................................  S-45
   Zoning Compliance and Use Restrictions ..............................  S-45
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations ......................................................  S-45
   No Reunderwriting of the Mortgage Loans .............................  S-46
   Litigation ..........................................................  S-46
   Book-Entry Registration .............................................  S-46
   Risks Associated with Year 2000 Compliance ..........................  S-46
   Property Managers May Experience Conflicts of Interest In Managing
      Multiple Properties ..............................................  S-47
   Other Risks .........................................................  S-47
DESCRIPTION OF THE MORTGAGE POOL .......................................  S-48
   General .............................................................  S-48
   Significant Borrower Concentration ..................................  S-49
   Significant Mortgage Loans ..........................................  S-50
   APD Loans ...........................................................  S-50
   Credit Lease Loans ..................................................  S-50
   Section 42 Low-Income Housing Tax Credits ...........................  S-54
   Certain Terms and Conditions of the Mortgage Loans ..................  S-55
      Prepayment Provisions ............................................  S-55
      Yield Maintenance Charges and Prepayment Premiums ................  S-56
      Defeasance; Collateral Substitution ..............................  S-59
      Due-on-Sale and Due-on-Encumbrance Provisions ....................  S-59
   Additional Mortgage Loan Information ................................  S-60
   Underwritten Net Cash Flow ..........................................  S-69
      Revenue ..........................................................  S-69
      Expenses .........................................................  S-69

      Replacement Reserves .............................................  S-70
   Assessments of Property Condition ...................................  S-70
      Property Inspection ..............................................  S-70
      Appraisals .......................................................  S-70
      Environmental Reports ............................................  S-70
      Building Condition Reports .......................................  S-70
      Earthquate Analyses ..............................................  S-70
   The Mortgage Loan Sellers ...........................................  S-71
   Underwriting Standards ..............................................  S-71
      General ..........................................................  S-71
      Loan Analysis ....................................................  S-71
      Loan Approval ....................................................  S-71
      Debt Service Coverage Ratio and LTV Ratio ........................  S-72
      Escrow Requirements ..............................................  S-72
   Representations and Warranties; Repurchases and Substitutions .......  S-73
   Lock Box Accounts ...................................................  S-78
DESCRIPTION OF THE CERTIFICATES ........................................  S-79
   General .............................................................  S-79
   Paying Agent, Certificate Registrar and Authenticating Agent ........  S-80
   Book-Entry Registration and Definitive Certificates .................  S-80
      General ..........................................................  S-80
      Definitive Certificates ..........................................  S-82
   Distributions .......................................................  S-82
      Method, Timing and Amount ........................................  S-82
      Priority .........................................................  S-84
      Pass-Through Rates ...............................................  S-87
      Interest Distribution Amount .....................................  S-89
      Principal Distribution Amount ....................................  S-89
      Certain Calculations with Respect to Individual Mortgage Loans ...  S-90
      Excess Interest ..................................................  S-91
   Allocation of Prepayment Premiums and Yield Maintenance Charges .....  S-91
   Assumed Final Distribution Date; Rated Final Distribution Date ......  S-92
   Subordination; Allocation of Collateral Support Deficit .............  S-92
   Advances ............................................................  S-94
   Appraisal Reductions ................................................  S-96
   Reports to Certificateholders; Certain Available Information ........  S-98
   Voting Rights .......................................................  S-101
   Termination; Retirement of Certificates .............................  S-101
   The Trustee .........................................................  S-102
SERVICING OF THE MORTGAGE LOANS ........................................  S-103
   General .............................................................  S-103
   The Master Servicer .................................................  S-105
   The Special Servicer ................................................  S-105
   Replacement of the Special Servicer .................................  S-105
   Servicing and Other Compensation and Payment of Expenses ............  S-106
   Maintenance of Insurance ............................................  S-108
   Modifications, Waiver and Amendments ................................  S-109
   Realization Upon Defaulted Mortgage Loans ...........................  S-110
   Inspections; Collection of Operating Information ....................  S-112
   Certain Matters Regarding the Master Servicer, the Special Servicer
      and the Depositor ................................................  S-112
   Events of Default ...................................................  S-113
   Rights Upon Event of Default ........................................  S-114
   Amendment ...........................................................  S-115
YIELD AND MATURITY CONSIDERATIONS ......................................  S-117
   Yield Considerations ................................................  S-117
      General ..........................................................  S-117
      Pass-Through Rate ................................................  S-117
      Rate and Timing of Principal Payments ............................  S-117
      Losses and Shortfalls ............................................  S-118
      Certain Relevant Factors .........................................  S-118
      Delay in Payment of Distributions ................................  S-119
      Unpaid Distributable Certificate Interest ........................  S-119
   Weighted Average Life ...............................................  S-119
   Yield Sensitivity of the Offered Certificates .......................  S-124
   Yield Sensitivity of the Class X Certificates .......................  S-125
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................  S-127
METHOD OF DISTRIBUTION .................................................  S-129
LEGAL MATTERS ..........................................................  S-130
RATINGS ................................................................  S-130
LEGAL INVESTMENT .......................................................  S-131
ERISA CONSIDERATIONS ...................................................  S-131
INDEX OF PRINCIPAL DEFINITIONS .........................................  S-134

                            SUMMARY OF CERTIFICATES

--------------------------------------------------------------------------------
          INITIAL CLASS     APPROXIMATE
           CERTIFICATE     PERCENTAGE OF
            BALANCE OR         TOTAL       APPROXIMATE        PASS-THROUGH
             NOTIONAL       CERTIFICATE       CREDIT              RATE
 CLASS      AMOUNT (1)        BALANCE        SUPPORT           DESCRIPTION
--------------------------------------------------------------------------------
  A-1    $  210,400,000       15.05%         26.50%               Fixed
  A-2    $  816,865,579       58.45%         26.50%              Fixed (3)
  X      $1,397,640,241         N/A            N/A        WAC (Interest-Only)(2)
  B      $   76,870,213        5.50%         21.00%              Fixed (3)
  C      $   62,893,811        4.50%         16.50%              Fixed (3)
  D      $   20,964,604        1.50%         15.00%              Fixed (3)
  E      $   48,917,408        3.50%         11.50%               WAC (4)
  F      $   17,470,503        1.25%         10.25%               WAC (4)
  G      $   59,399,711         N/A            N/A                Fixed
  H      $   10,482,302         N/A            N/A                Fixed
  I      $   10,482,301         N/A            N/A                Fixed
  J      $   20,964,604         N/A            N/A                Fixed
  K      $    6,988,201         N/A            N/A                Fixed
  L      $    8,735,252         N/A            N/A                Fixed
  M      $   26,205,752         N/A            N/A                Fixed
--------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                         INITIAL
            ASSUMED       PASS-        WEIGHTED                 EXPECTED   PRINCIPAL OR
             FINAL       THROUGH       AVERAGE                  RATINGS      NOTIONAL
         DISTRIBUTION      RATE          LIFE                    (S&P/      PRINCIPAL
 CLASS     DATE (5)     (APPROX.)   (APPROX.) (6)   CUSIP NO.    FITCH)     WINDOW (6)
---------------------------------------------------------------------------------------
  A-1      7/15/07      7.134%       5.49 yrs      161582AA9    AAA/AAA     9/99-7/07
  A-2      7/15/09      7.439%       9.69 yrs      161582AB7    AAA/AAA     7/07-7/09
  X        7/15/29      0.522%       9.68 yrs      161582AC5    AAAr/AAA    9/99-7/29
  B        8/15/09      7.619%       9.92 yrs      161582AD3     AA/AA      7/09-8/09
  C        8/15/09      7.625%       9.97 yrs      161582AE1      A/A       8/09-8/09
  D        8/15/09      7.625%       9.97 yrs      161582AF8     A-/A-      8/09-8/09
  E        5/15/11      7.796%      10.47 yrs      161582AG6    BBB/BBB     8/09-5/11
  F        5/15/11      7.796%      11.72 yrs      161582AH4   BBB-/BBB-    5/11-5/11
  G           N/A       6.400%          N/A            N/A         N/A          N/A
  H           N/A       6.400%          N/A            N/A         N/A          N/A
  I           N/A       6.400%          N/A            N/A         N/A          N/A
  J           N/A       6.400%          N/A            N/A         N/A          N/A
  K           N/A       6.400%          N/A            N/A         N/A          N/A
  L           N/A       6.400%          N/A            N/A         N/A          N/A
  M           N/A       6.400%          N/A            N/A         N/A          N/A
----------------------------------------------------------------------------------------

(1)   Approximate, subject to a permitted variance of plus or minus 5%.

(2) The pass-through rate on the Class X certificates will be equal to the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates) as described in this prospectus supplement.

(3) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-2, Class B, Class C or Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage rate.

(4) The pass-through rate applicable to each of the Class E and Class F certificates as of each distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period less 0.05% per annum.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is August 15, 2031. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any), or losses on the mortgage loans and no extensions of maturity dates of mortgage loans that do not have anticipated prepayment dates.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                          RELEVANT PARTIES AND DATES

DEPOSITOR...................   Chase Commercial Mortgage Securities Corp., a
                               New York corporation. The depositor's address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-5723. See "The
                               Depositor" in the prospectus.

MASTER SERVICER.............   The Chase Manhattan Bank, a New York banking
                               corporation. The master servicer's principal address is 270 Park Avenue, New York, New York
                               10017, and its telephone number is (212)
                               622-3401. See "Servicing of the Mortgage
                               Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER............   ORIX Real Estate Capital Markets, LLC, a
                               Delaware limited liability company. The special servicer's address is 1717 Main Street, Dallas,
                               Texas 75201 and its telephone number is (214)
                               237-2000. See "Servicing of the Mortgage
                               Loans--The Special Servicer" in this prospectus supplement.

TRUSTEE.....................   State Street Bank and Trust Company, a trust
                               company chartered under the laws of the
                               commonwealth of Massachusetts. The trustee's address is 2 Avenue de Lafayette, Boston,
                               Massachusetts 02111 and its telephone number is
                               (617) 662-1223. See "Description of the
                               Certificates--The Trustee" in this prospectus supplement.

MORTGAGE LOAN SELLERS.......   The Chase Manhattan Bank and First Union
                               National Bank. The Chase Manhattan Bank is an affiliate of Chase Securities Inc., one of the underwriters, and First Union National Bank is an affiliate of First Union Capital Markets Corp., the other underwriter. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

CUT-OFF DATE................   August 10, 1999.

CLOSING DATE................   On or about August 26, 1999.

DISTRIBUTION DATE...........   The 15th day of the month or, if that day is
                               not a business day, the next business day, beginning in September 1999, provided that the distribution date will be no earlier than the fourth business day following the related determination date.

INTEREST ACCRUAL PERIOD.....   Interest will accrue on the offered
                               certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

DUE PERIOD..................   The period commencing on the 2nd day of the
                               month preceding the month in which the related distribution date occurs and ending on the 1st day of the month in which the related distribution date occurs, or, with respect to 32 mortgage loans, representing approximately 28.49% of the aggregate principal balance of all mortgage loans as of the cut-off date, the period commencing on the 11th day of the month preceding the month in which the related distribution date occurs and ending on the 10th day of the month in which the related distribution date occurs.

DETERMINATION DATE..........   The 11th day of the month in which the related
                               distribution date occurs, or if the 11th day is not a business day, then the immediately following business day.


                               OFFERED SECURITIES

GENERAL.....................   We are offering the following eight classes of
                               commercial mortgage pass-through certificates as part of Series 1999-1:

                                               o  Class A-1
                                               o  Class A-2
                                               o  Class X
                                               o  Class B
                                               o  Class C
                                               o  Class D
                                               o  Class E
                                               o  Class F

                               Series 1999-1 will consist of a total of 17 classes, the following nine of which are not being offered through this prospectus supplement and the accompanying prospectus: Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R and Class LR.

                               The Series 1999-1 certificates will collectively represent beneficial ownership interests in a trust created by Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 205 mortgage loans secured by first liens on 217 commercial and multifamily properties.

CERTIFICATE PRINCIPAL AMOUNTS
  AND NOTIONAL AMOUNT.......   Your certificates will have the approximate
                               aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 5%:

                               Class A-1 .....  $210,400,000  principal amount
                               Class A-2 .....  $816,865,579  principal amount
                               Class X .......  $1,397,640,241  notional amount
                               Class B .......  $76,870,213  principal amount
                               Class C .......  $62,893,811  principal amount
                               Class D .......  $20,964,604  principal amount
                               Class E .......  $48,917,408  principal amount
                               Class F .......  $17,470,503  principal amount

                               The notional amount of the Class X certificates will generally be equal to the aggregate principal amount of the certificates having principal balances as of the preceding distribution date after giving effect to the distribution of principal on that distribution date or, in the case of the first distribution date, the closing date.

                               See "Description of the Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES
  A. OFFERED CERTIFICATES
     (OTHER THAN CLASS E,
     CLASS F AND CLASS X)...   Your certificates will accrue interest at an
                               annual rate called a pass-through rate which is set forth below for each class other than the Class E, Class F and Class X certificates:

                               Class A-1 .........   7.134%
                               Class A-2 .........   7.439%(1)
                               Class B ...........   7.619%(1)
                               Class C ...........   7.625%(1)
                               Class D ...........   7.625%(1)

                               ------------
                               (1) For any distribution date, if the weighted
                                   average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class A-2, Class B, Class C or Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage rate.

 B. CLASS E, CLASS F AND
     CLASS X CERTIFICATES...   If you invest in the Class E or Class F
                               Certificates, your pass-through rate will be equal to the weighted average interest rate of the mortgage loans (after the payment of all servicing fees and trustee fees), less 0.05% per annum in each case.

                               If you invest in the Class X certificates, your pass-through rate will be equal to the excess, if any, of (1) the weighted average interest rate of the mortgage loans (after the payment of all servicing and trustee fees) over (2) the weighted average of the pass-through rates of the other certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

 C. INTEREST RATE CALCULATION
     CONVENTION.............   For purposes of calculating the Class A-2,
                               Class B, Class C, Class D, Class E, Class F and
                               Class X pass-through rates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month.

                               Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

                               See "Description of the Certificates--
                               Distributions--Pass-Through Rates" and
                               "Description of the Certificates--Distributions --Certain Calculations with Respect to Individual Mortgage Loans" in this prospectus supplement.

DISTRIBUTIONS
  A. AMOUNT AND ORDER
      OF DISTRIBUTIONS......   On each distribution date, funds available for
                               distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2 and Class X: To interest on Class A-1, Class A-2 and Class X, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1 and Class A-2: To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2, in that order, until reduced to zero. If each class of certificates other than Class A-1 and Class A-2 has been reduced to zero, funds available for principal will be distributed to Class A-1 and Class A-2, pro rata, rather than sequentially.

                               Third/Class A-1 and Class A-2: After each class of certificates other than Class A-1 and Class A-2 has been reduced to zero, to reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1 and Class A-2), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                               Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                               Sixth/Class D: To Class D in a manner analogous to the Class B allocations of priority Fourth above.

                               Seventh/Class E: To Class E in a manner
                               analogous to the Class B allocations of priority Fourth above.

                               Eighth/Class F: To Class F in a manner analogous to the Class B allocations of priority Fourth above.

                               Ninth/Non-offered Certificates: In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

 B. INTEREST AND PRINCIPAL
      ENTITLEMENTS..........   A description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.

 C. PREPAYMENT PREMIUMS; YIELD
      MAINTENANCE CHARGES...   Prepayment premiums and yield maintenance
                               charges with respect to the mortgage loans will be allocated between the related offered certificates then entitled to principal distributions and the Class X certificates as follows:

                               On any distribution date, a percentage of all prepayment premiums with respect to the mortgage loans will be allocated to each class of offered certificates then entitled to principal distributions. That percentage will be equal to the product of (a) the percentage of the total principal distribution that class receives out of the entire principal distribution amount for that distribution date, and (b) 25%. The remaining prepayment premiums will be allocated to the Class X certificates.

                               On any distribution date, a percentage of all yield maintenance charges with respect to the mortgage loans will be allocated to each class of offered certificates then entitled to principal distributions. That percentage will be equal to the product of (a) the percentage of the total principal distribution that class receives out of the entire principal distribution amount for the distribution date, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the pass-through rate of the class of the certificates currently receiving principal over the relevant yield rate used in determining the yield maintenance charge under the applicable mortgage loan, and the denominator of which is the excess of the interest rate of the related mortgage loan over the yield rate. This formula is set forth below.

              yield maintenance charge       (pass-through rate - yield rate)
               allocation percentage   =   -------------------------------------
                                           (mortgage interest rate - yield rate)

                               The remaining yield maintenance charges will be allocated to the Class X certificates.

                               The yield rate with respect to any mortgage loan will generally be equal to the rate set forth in the related mortgage loan documents that is used to calculate the yield maintenance charge with respect to a principal prepayment. To the extent a yield rate is not set forth in the loan documents, the yield rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                               In general, this formula provides for an increase in the allocation of yield maintenance charges to the certificates then entitled to principal distributions relative to the Class X certificates as yield rates decrease and a decrease in the allocation to those classes as yield rates rise.

                               Example of Allocation of Yield Maintenance
                               Charges

                               Mortgage interest rate                   = 8%
                               Pass-through rate for applicable class   = 6%
                               Yield rate                               = 5%

                    ALLOCATION PERCENTAGE
                     FOR APPLICABLE CLASS   ALLOCATION PERCENTAGE FOR CLASS X
                     --------------------   ---------------------------------
                      6% - 5%
                      -------  = 33 1/3%         100% - 33 1/3% = 66 2/3%
                      8% - 5%

                               See "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans:

                      OVERVIEW OF PREPAYMENT PROTECTION(1)

                                                             % OF
                                                         INITIAL POOL
                 PREPAYMENT PROVISION                      BALANCE
                 --------------------                      -------
  Lock-out period followed by defeasance(2) .........        92.89%
  Lock-out period followed by yield
  maintenance charge ................................         3.00%
  Lock-out period followed by defeasance
  followed by fixed premium percentage ..............         1.97%
  Lock-out period followed by a yield
  maintenance charge followed by fixed
  premium percentage ................................         1.89%
  Other .............................................         0.25%

                               ------------
                               (1) Generally the mortgage loans permit
                                   prepayment without penalty for a specified period preceding the maturity date or anticipated prepayment date.

                               (2) Defeasance involves the substitution of
                                   direct non-callable U.S. Treasury
                                   obligations for the related mortgaged
                                   property as collateral for the mortgage
                                   loans.

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information,"
                               "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Defeasance; Collateral Substitution" in this prospectus supplement.


SUBORDINATION
  A. GENERAL................   The chart below describes the manner in which
                               the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest
                               (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2 and Class X certificates).
                               It also shows the manner in which mortgage loan losses are allocated in ascending order
                               (beginning with the other Series 1999-1
                               certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.

                                            -----------------------
                                             Class A-1, Class A-2,
                                                   Class X*
                                            -----------------------
                                                       |
                                                ---------------
                                                    Class B
                                                ---------------
                                                       |
                                                ---------------
                                                    Class C
                                                ---------------
                                                       |
                                                ---------------
                                                    Class D
                                                ---------------
                                                       |
                                                ---------------
                                                    Class E
                                                ---------------
                                                       |
                                                ---------------
                                                    Class F
                                                ---------------
                                                       |
                                                ---------------
                                                  non-offered
                                                 certificates
                                                ---------------


                               * The Class X certificates are interest-only
                                 certificates.

                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                               AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED CERTIFICATES.

                               Any allocation of a loss to a class of
                               certificates will reduce the related principal amount of that class.

                               See "Description of the Certificates" in this prospectus supplement.

 B. SHORTFALLS IN
      AVAILABLE FUNDS.......   The following types of shortfalls in available
                               funds will reduce distributions to the classes of certificates with the lowest payment priorities:
                               shortfalls resulting from additional
                               compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest paid by the borrower);
                               shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                               On any distribution date, distributions of interest on each class of certificates (other than the Class X, Class R and Class LR certificates) will be reduced, pro rata, by any interest shortfalls resulting from prepayments that are not accompanied by the payment of a full month's interest on the amount of the prepayments, to the extent such shortfalls are not offset by the master servicer as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                               See "Description of the Certificates--
                               Distributions--Priority" in this prospectus supplement.


                              THE MORTGAGE LOANS


THE MORTGAGE POOL...........   The trust's primary assets will be 205 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 137 commercial properties and 80 multifamily properties (or in the case of 3 mortgage loans, a leasehold estate in a commercial property).

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of all mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in August on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                               The mortgage loans will have the following approximate characteristics as of the cut-off date:

  Aggregate principal balance(1) .............   $1,397,640,242
  Number of mortgage loans ...................   205
  Number of mortgaged properties .............   217
  Number of "balloon" mortgage
    loans ....................................   192
  Range of mortgage loan principal
    balances .................................   $649,554 to $82,000,000
  Average mortgage loan principal
    balance ..................................   $6,817,757
  Range of mortgage rates ....................   6.51% to 9.13%
  Weighted average mortgage rate .............   7.68%
  Range of remaining terms to
    maturity date(2) .........................   82 months to 359 months
  Weighted average original term to
    maturity date(2) .........................   130 months
  Weighted average remaining term
    to maturity date(2) ......................   127 months
  Weighted average original
    amortization term ........................   334 months
  Weighted average remaining
    amortization term ........................   331 months
  Range of loan to value ratios(3) ...........   41.91% to 84.95%
  Weighted average loan to value
    ratio(3) .................................   71.52%
  Weighted average loan to value
    ratio as of the maturity
    date(2)(3) ...............................   62.54%
  Weighted average occupancy
    rate (4) .................................   94.74%
  Range of debt service coverage
    ratios(3) ................................   1.13x to 2.14x
  Weighted average debt service
    coverage ratio(3) ........................   1.34x

                               ------------
                               (1) Subject to a permitted variance of plus or
                                   minus 5%.
                               (2) In the case of 7 mortgage loans, the
                                   anticipated prepayment date.
                               (3) The loan to value ratio and debt service
                                   coverage ratio information shown above does not reflect 31 credit lease loans, representing approximately 6.30% of the aggregate principal balance of all mortgage loans as of the cut-off date, which have debt service coverage ratios at origination that generally range from 1.00x-1.05x and loan to value ratios at origination that generally range from 90%-100%. See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.
                               (4) The weighted average occupancy rate
                                   information shown above includes 12 hotel properties, representing approximately 3.60% of the aggregate principal balance of all mortgage loans as of the cut-off date, which have occupancy rates that generally range from 50% to 85%, but does not reflect 31 credit lease loans, representing approximately 6.30% of the aggregate principal balance of all mortgage loans as of the cut-off date; if the mortgage loans secured by hotel properties are excluded, the weighted average occupancy rate of all other mortgage loans is 95.59%.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)
                  -------------------------------------------

                               NUMBER OF         AGGREGATE
                               MORTGAGED   PRINCIPAL BALANCE OF   % OF INITIAL
CURRENT USE                   PROPERTIES    THE MORTGAGE LOANS    POOL BALANCE
-----------                   ----------    ------------------    ------------
  Multifamily ..............       80         $  532,681,582          38.1%
  Anchored Retail ..........       22            293,232,181          21.0
  Office ...................       26            243,923,804          17.5
  Credit Lease Loans .......       31             88,004,343           6.3
  Healthcare ...............       10             56,953,567           4.1
  Unanchored Retail ........       17             54,853,445           3.9
  Industrial ...............        8             54,025,301           3.9
  Hotel ....................       12             50,295,435           3.6
  Mobile Home Community.....        6             10,188,188           0.7
  Mixed Use ................        3              8,718,118           0.6
  Self Storage .............        2              4,764,278           0.3
                                  ---         --------------         -----
  TOTAL ....................      217         $1,397,640,242         100.0%
                                  ===         ==============         =====

                               ------------
                               (1) Because this table presents information
                                   relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal amount to each of those properties either as set forth in the related mortgage note or by the appraised values of the mortgaged properties).

                                                     [PIE CHART]

                                                    Property Type

                                             Multifamily           38.11%
                                             Anchored Retail       20.98%
                                             Unanchored Retail      3.92%
                                             Office                17.45%
                                             Credit Lease Loans     6.30%
                                             Healthcare             4.07%
                                             Industrial             3.87%
                                             Hospital               3.60%
                                             Mobile Home Community  0.73%
                                             Mixed Use              0.62%
                                             Self Storage           0.34%

                               The mortgaged properties are located in 33 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties above 5%:

                            GEOGRAPHIC DISTRIBUTION
                            -----------------------

                           NUMBER OF         AGGREGATE
                           MORTGAGED   PRINCIPAL BALANCE OF   % OF INITIAL
STATE                     PROPERTIES    THE MORTGAGE LOANS    POOL BALANCE
-----                     ----------    ------------------    ------------
  California ...........       52         $  323,686,693          23.2%
  New York .............       10            190,933,191          13.7
  Florida ..............       18             81,989,092           5.9
  Pennsylvania .........        7             81,066,160           5.8
  Other States and the
  District of Columbia        130            719,965,107          51.5
                              ---         --------------         -----
  TOTAL ................      217         $1,397,640,242         100.0%
                              ===         ==============         =====

                            RANGE OF MORTGAGE RATES
                            -----------------------

                              NUMBER OF         AGGREGATE
                               MORTGAGE   PRINCIPAL BALANCE OF   % OF INITIAL
RANGE OF MORTGAGE RATES         LOANS      THE MORTGAGE LOANS    POOL BALANCE
-----------------------         -----      ------------------    ------------
  6.510% to 6.999% .........     16          $   88,762,124           6.4%
  7.000% to 7.249% .........     20              98,317,730           7.0
  7.250% to 7.499% .........     19             288,031,308          20.6
  7.500% to 7.749% .........     31             265,771,802          19.0
  7.750% to 7.999% .........     43             334,923,662          24.0
  8.000% to 8.499% .........     53             271,345,865          19.4
  8.500% to 9.125% .........     23              50,487,749           3.6
                                ---          --------------         -----
  TOTAL ....................    205          $1,397,640,242         100.0%
                                ===          ==============         =====

                          RANGE OF PRINCIPAL BALANCES
                          ---------------------------

                         NUMBER OF         AGGREGATE
RANGE OF                  MORTGAGE   PRINCIPAL BALANCE OF   % OF INITIAL
CUT-OFF DATE BALANCES      LOANS      THE MORTGAGE LOANS    POOL BALANCE
---------------------      -----      ------------------    ------------
  $649,554 to
  $2,000,000...........     55          $   81,168,100           5.8%
  $2,000,001 to
  $5,000,000...........     72             235,144,350          16.8
  $5,000,001 to
  $10,000,000..........     44             313,037,870          22.4
  $10,000,001 to
  $15,000,000..........     11             126,269,033           9.0
  $15,000,001 to
  $25,000,000..........     14             267,579,215          19.1
  $25,000,001 to
  $50,000,000..........      8             292,441,675          20.9
  $50,000,001 to
  $82,000,000..........     1               82,000,000           5.9
                           ---          --------------         -----
  TOTAL ...............    205          $1,397,640,242         100.0%
                           ===          ==============         =====

                               RANGE OF DSCRS(1)
                               -----------------

                                                                  % OF
                            NUMBER OF         AGGREGATE         INITIAL
                             MORTGAGE   PRINCIPAL BALANCE OF      POOL
RANGE OF DSCRS                LOANS      THE MORTGAGE LOANS    BALANCE(1)
--------------                -----      ------------------    ----------
  1.129x to 1.189x(2) ....       2         $    7,322,210          0.5%
  1.190x to 1.249x .......      55            450,631,082         32.2
  1.250x to 1.299x .......      47            303,490,133         21.7
  1.300x to 1.349x .......      22            160,726,384         11.5
  1.350x to 1.399x .......      14            106,214,712          7.6
  1.400x to 1.599x .......      27            197,197,073         14.1
  1.600x to 2.137x .......       7             84,054,305          6.0
                                --         --------------         ----
  TOTAL ..................     174         $1,309,635,899         93.7%
                               ===         ==============         ====

                               ------------
                               (1) Excludes 31 credit lease loans, representing
                                   approximately 6.30% of the aggregate cut-off date principal balance of all mortgage loans, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The debt service coverage ratios for credit lease loans at origination range generally from 1.00x-1.05x.

                               (2) Water Club Apartments (Loan No. 194), which
                                   has a debt service coverage ratio of 1.13x, is cross-collateralized and cross-defaulted with 2 other mortgage loans, and the 3 mortgage loans have a weighted average debt service coverage ratio of 1.25x. Canal Place Apartments (Loan No. 32) has a debt service coverage ratio of 1.16x.

                            RANGE OF LTV RATIOS(1)
                            ----------------------

                                                               % OF
                         NUMBER OF         AGGREGATE         INITIAL
                          MORTGAGE   PRINCIPAL BALANCE OF      POOL
RANGE OF LTV RATIOS        LOANS      THE MORTGAGE LOANS    BALANCE(1)
-------------------        -----      ------------------    ----------
  41.91% to 54.99% ....       9         $   85,739,418          6.1%
  55.00% to 64.99% ....      16             81,976,709          5.9
  65.00% to 69.99% ....      27            308,131,863         22.0
  70.00% to 73.33% ....      25            185,405,714         13.3
  73.34% to 76.66% ....      38            245,304,597         17.6
  76.67% to 79.99% ....      50            336,135,997         24.1
  80.00% to 84.95% ....       9             66,941,600          4.8
                             --         --------------         ----
  TOTAL ...............     174         $1,309,635,899         93.7%
                            ===         ==============         ====

                               ------------
                               (1) Excludes 31 credit lease loans, representing
                                   approximately 6.30% of the aggregate cut-off date principal balance of all mortgage loans, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The LTV ratios for credit lease loans at origination range generally from 90%-100%.

                  RANGE OF REMAINING TERM TO MATURITY DATE OR
                          ANTICIPATED PREPAYMENT DATE
                          ---------------------------

                                                                   % OF
RANGE OF                  NUMBER OF           AGGREGATE           INITIAL
REMAINING TERMS            MORTGAGE     PRINCIPAL BALANCE OF       POOL
(MOS.)                      LOANS        THE MORTGAGE LOANS       BALANCE
------                      -----        ------------------       -------
  82 to 84 ...........         3           $   60,743,276            4.4%
  85 to 117 ..........        38              327,655,603           23.4
  118 to 120 .........       110              779,821,507           55.8
  121 to 180 .........        21              134,471,932            9.6
  181 to 240 .........        19               56,577,480            4.1
  241 to 300 .........        13               36,875,327            2.6
  301 to 359 .........         1                1,495,117            0.1
                             ---           --------------          -----
  TOTAL ..............       205           $1,397,640,242          100.0%
                             ===           ==============          =====

                               All of the mortgage loans bear interest at fixed rates.

                               The mortgage loans require the borrowers to make scheduled payments of principal and/or interest on the following days of each month (in some cases, subject to the indicated grace periods):
                               173 of the mortgage loans, representing
                               approximately 71.51% of the aggregate principal balance of all mortgage loans as of the cut-off date, provide for scheduled payments of principal and/or interest due on the first day of each month, and 32 mortgage loans, representing approximately 28.49% of the aggregate principal balance of all the mortgage loans as of the cut-off date, provide for scheduled payments of principal and interest due on the 10th day of each month. All of the mortgage loans whose due date is the first day of each month provide for a grace period, none of which exceeds 10 days. No mortgage loan whose due date is the 10th day of each month provides for a grace period. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The mortgage loans accrue interest based on the following conventions:

                                                                   % OF
                          NUMBER OF           AGGREGATE           INITIAL
                           MORTGAGE     PRINCIPAL BALANCE OF       POOL
ACCRUAL BASIS               LOANS        THE MORTGAGE LOANS       BALANCE
-------------               -----        ------------------       -------
  Actual/360 .........       165           $1,235,713,700           88.4%
  30/360 .............        40              161,926,542           11.6
                             ---           --------------          -----
  TOTAL ..............       205           $1,397,640,242          100.0%
                             ===           ==============          =====

                               1 mortgage loan, representing approximately
                               3.58% of the aggregate principal balance of all the mortgage loans as of the cut-off date, provides for monthly payments of interest-only over the term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity, and 6 mortgage loans, representing approximately 13.33% of the aggregate principal balance of all the mortgage loans as of the cut-off date, provide for monthly payments of interest-only for a portion of the term of the related mortgage loan. 3 of those mortgage loans, representing approximately 6.00% of the aggregate principal balance of all mortgage loans as of the cut-off date, which accrue interest on the basis of the actual number of days in a month and a 360-day year, require that interest be paid monthly during such interest-only period in equal monthly installments.

                               9 of the mortgage loans, representing
                               approximately 2.03% of the aggregate principal balance of all the mortgage loans as of the cut-off date, provide for semi-annual payments of principal and interest. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                              AMORTIZATION TYPES
                              ------------------

                              NUMBER                              % OF
                                OF                               INITIAL
                             MORTGAGE     AGGREGATE CUT-OFF       POOL
TYPE OF AMORTIZATION           LOANS         DATE BALANCE        BALANCE
--------------------           -----         ------------        -------
  Balloon Loans .........       185         $1,331,099,327         95.2%
  Fully Amortizing
  Loans .................        13             28,816,244          2.1
  APD Loans .............         7             37,724,671          2.7
                                ---         --------------        -----
  TOTAL .................       205         $1,397,640,242        100.0%
                                ===         ==============        =====

                               7 mortgage loans, representing approximately
                               2.70% of the aggregate principal balance of all mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any related interest thereon, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. On each distribution date, any amount received in respect of that deferred interest will be distributed among the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates, on a pro rata basis in accordance with the respective initial certificate principal amount of those classes of certificates.

                               After the anticipated prepayment date, certain cash flow in excess of that required for debt service and other expenses with respect to the related mortgaged properties will be applied towards the payment of principal of the related mortgage loans until their principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment date; however, the amortization term is generally the same as the remaining term to maturity if these mortgage loans are not prepaid on their anticipated prepayment date.

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

SIGNIFICANT LOANS

                          TEN LARGEST MORTGAGE LOANS
                          --------------------------

                                                           % OF
                               NO. OF        CUT-OFF     INITIAL
                              MORTGAGED       DATE         POOL      PROPERTY
PROPERTY NAME                PROPERTIES      BALANCE     BALANCE       TYPE
-------------                ----------      -------     -------       ----
Rego Park Plaza ...........       1       $ 82,000,000     5.87%      Retail
Capitol Square ............       1         50,000,000     3.58       Office
90 & 100 John Street ......       1         50,000,000     3.58    Multifamily
Orange County Office
 Portfolio ................       7         39,151,613     2.80       Office
McCandless Towers I .......       1         36,984,827     2.65       Office
Albany Mall ...............       1         31,587,489     2.26       Retail
Oaks at Hampton ...........       1         29,146,816     2.09    Multifamily
The Townhouse
 Apartments ...............       1         27,986,550     2.00    Multifamily
1845 Walnut Street ........       1         27,584,379     1.97       Office
Whispering Hills
 Apartments ...............       1         24,850,885     1.78    Multifamily
                                  -       ------------    -----
TOTAL/WEIGHTED
 AVERAGE ..................      16       $399,292,559    28.57%
                                 ==       ============    =====

                                                  WEIGHTED AVERAGES
                            --------------------------------------------------------------
                                           STATED                     CUT-OFF    LTV RATIO
                             MORTGAGE    REMAINING    UNDERWRITTEN      DATE        AT
PROPERTY NAME                  RATE     TERM (MOS.)       DSCR       LTV RATIO   MATURITY
-------------                  ----     -----------       ----       ---------   --------
Rego Park Plaza ...........     7.25%       118           1.58x         65.60%     62.37%
Capitol Square ............     7.47%        84           2.14x         51.81%     51.81%
90 & 100 John Street ......     7.27%       117           1.29x         70.42%     62.54%
Orange County Office
 Portfolio ................     7.61%       116           1.30x         68.15%     60.63%
McCandless Towers I .......     8.24%       119           1.30x         65.46%     59.02%
Albany Mall ...............     8.33%       119           1.25x         70.19%     63.41%
Oaks at Hampton ...........     7.50%       117           1.22x         79.85%     70.83%
The Townhouse
 Apartments ...............     7.81%       119           1.21x         75.64%     67.51%
1845 Walnut Street ........     7.32%       119           1.30x         68.11%     60.06%
Whispering Hills
 Apartments ...............     6.90%       162           1.20x         75.31%     56.59%
TOTAL/WEIGHTED
 AVERAGE ..................     7.53%       116           1.44x         67.60%     61.13%

----------
 Rego Park Plaza............   The Rego Park Plaza loan is secured by a first
                               lien mortgage on a three story retail property located in Rego Park, New York. The property contains a total of approximately 343,049 square feet of net leaseable area. The retail property is situated on approximately 5.88 acres of land and was constructed in 1952 and renovated in 1997. As of May 1999, the property was approximately 100% occupied. The property is occupied by 5 tenants: Sears, Marshall's, Bed,
                               Bath & Beyond, Circuit City and Old Navy. The sponsor of the borrower is Alexander's, Inc., which is partially owned by Vornado Realty Trust.

 Capitol Square.............   The Capitol Square loan is an interest-only
                               loan secured by a first lien mortgage on a twenty-three story class "A" office tower and parking garage located in Sacramento, California.
                               The property contains a total of approximately
                               501,060 square feet of net leaseable area, with a parking garage containing approximately 711 indoor parking spaces on four levels. The property was constructed in 1992. As of June
                               1999, the property was approximately 100% leased to the State of California. The lease expires on December 31, 2023 unless terminated earlier in connection with a purchase option or in the event the State of California fails to appropriate funds to be used in connection with the lease.
                               The sponsor, who is also the borrower, is the State of California Public Employees' Retirement
                               System. As of July 1999, the State of California
                               General Obligation Debt was rated "A+" by S&P and
                               "Aa3" by Moody's Investors Service, Inc. The
                               State of California Public Employees' Retirement
                               System is the largest public pension fund in the United States.

 90 & 100 John Street.......   The 90 & 100 John Street loan is secured by a
                               first lien mortgage on a 29-story mixed use high-rise building located in New York, New York.
                               The property contains a total of 221 apartment units, approximately 137,498 square feet of net leaseable office space, and approximately 47,412 square feet of net leaseable retail space, with a parking garage containing 55 parking spaces.
                               The property also includes a health club. The property was constructed in 1931 and fully renovated between 1998 and 1999. As of April
                               1999, the apartment units were approximately
                               99.1% leased, the office space was approximately
                               94% leased to 33 tenants, and the retail space was approximately 100% leased to 7 tenants. The sponsor of the borrower is The Moinian Group, which currently owns and operates over 4 million square feet of commercial properties located primarily in the northeastern United States.

 Orange County
 Office Portfolio............  The Orange County Office Portfolio loan is secured by first lien mortgages on 5 office/flex properties and 2 office properties located in Orange County, California. The properties contain a total of approximately 550,702 square feet of net leaseable area, ranging in size from approximately 58,010 square feet to approximately 115,205 square feet. As of June 1999, the properties had a weighted average occupancy of approximately 95.9%, ranging from approximately 93.9% to approximately 100%. The properties were constructed between 1979 and 1990. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973 that owns and operates over 3 million leasable square feet of commercial property in southern California.

 McCandless Towers I........   The McCandless Towers I loan is secured by a
                               first lien mortgage on an eleven-story class "A" office property located in the center of "Silicon
                               Valley" in Santa Clara, California. The property contains a total of approximately 201,420 square feet of net leaseable office space and approximately 6,400 square feet of net leaseable restaurant space in an adjacent one-story building to the office tower. The property is situated on approximately 4.63 acres and was constructed in 1985. As of June 1999, the property was approximately 96.1% occupied. The sponsor of the borrower is McCandless Management
                               Corporation.

 Albany Mall................   The Albany Mall loan is secured by a first lien
                               mortgage on an enclosed regional mall located in Albany, Georgia. The mortgaged property contains a total of approximately 457,774 square feet of net leaseable area and is anchored by Dillard's, Sears, Belk and JC Penney stores. The mall contains a total of approximately 761,577 square feet of net leaseable area, of which approximately 304,000 square feet of net leaseable space is occupied by three anchor tenants, Sears, Belk and JC Penney, which are not collateral for the mortgage loan. The mall was constructed in 1976, and renovated in 1988 at a cost of $8,000,000. As of June 1999, the property was approximately 93.8% occupied. The sponsor of the borrower is Aronov Realty Management, Inc., a privately-held real estate company founded in 1952. Aronov Realty
                               Management, Inc. currently owns and operates over 12 million leasable square feet of commercial property.

 Oaks at Hampton............   The Oaks at Hampton loan is secured by a first
                               lien mortgage on a luxury apartment complex located in Rochester Hills, Michigan. The property contains a total of 544 units: 144 one-bedroom units, 352 two-bedroom units and 48 three-bedroom units. Amenities available to residents include tennis courts, an olympic-size pool with a sundeck, a sauna and shower room, a clubhouse, a nine-hole golf course and bicycling and jogging trails. The property was constructed in 1986. As of March 1999, the complex was approximately 94.8% occupied. The sponsor of the borrower is Associated Estates Realty
                               Corporation.

 The Townhouse Apartments...   The Townhouse Apartments loan is secured by a
                               first lien mortgage on an apartment complex located in Stamford, Connecticut. The buildings were originally built between 1956 and 1963. 228 of the units were substantially renovated in 1998. The property contains a total of 268 units.
                               40 units in the three-story building have been, or are in the process of being, substantially renovated. 30 of the 40 units were pre-leased as of July 1999. A cash pledge of $4.654 million was funded at loan closing and is being held as additional collateral to be released only upon the stabilization and achievement of certain operating thresholds following completion of the renovation with respect to the 40 units. As of May 1999, the property was approximately 96.9% occupied, excluding the 40 units undergoing renovation. The sponsor of the borrower is Ceebraid-Signal Corporation, which was founded in 1950. Ceebraid-Signal Corporation currently owns or operates over 12,000 multifamily units on the east coast of the United States.

1845 Walnut Street..........   The 1845 Walnut Street loan is secured by a
                               first lien mortgage on a twenty-five-story office building located in the Rittenhouse Square area in Philadelphia, Pennsylvania. The property contains a total of approximately 352,384 square feet of net leaseable office space. The property was constructed in 1968 and renovated in 1995. As of May 1999, the property was approximately 96.7% occupied. The sponsors of the borrower are Frankel Enterprises, a privately held real estate company founded in 1936, and Resource Commercial
                               Mortgages, Inc., a subsidiary of Resource
                               Properties, Inc., which is a subsidiary of Resource America, Inc. Frankel Enterprises is a family owned real estate company that has developed 37 commercial properties since its inception in 1936. Resource America, Inc. is a publicly traded finance company that is involved with real estate finance, energy production and equipment leasing.

Whispering Hills
 Apartments..................  The Whispering Hills Apartments loan is secured by a first lien mortgage on a 330 unit apartment complex located in

                               Creve Cour, Missouri. The apartment complex consists of 29 two- and three-story buildings. The buildings were constructed between 1968 and 1972. As of May 1999, the apartment units were approximately 90.0% occupied. The sponsor of the borrower is The Michelson Organization. The Michelson Organization was founded in 1927 and currently owns and operates 31 properties in 13 different states.

ADVANCES
  A. P&I ADVANCES...........   The master servicer is required to advance
                               delinquent periodic mortgage loan payments if it determines that the advance will be recoverable.
                               With respect to each mortgage loan that pays interest and principal on a semi-annual basis, the master servicer will be required to make an advance each month (other than any month in which the due date occurs) in an amount equal to one-sixth of the interest portion of the periodic payment due on the mortgage loan and will be entitled to reimbursement for the advances from the related periodic payment when collected or, if not recoverable from the periodic payment, then from general collections; provided that no interest will accrue on any interest advances made in respect of the mortgage loan until after any due date (taking into account any applicable grace periods) on which no related periodic payment is collected in respect of that mortgage loan. The master servicer will be required to advance the principal portion on each mortgage loan that pays interest and principal on a semi-annual basis only in the month the related periodic payment is due to the extent the borrower fails to make the related periodic payment. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or prepayment premiums or yield maintenance charges. The master servicer also is not required to advance amounts deemed non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. See
                               "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

 B. PROPERTY PROTECTION
      ADVANCES..............   master servicer also may be required to
                               make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. The master servicer is not required to advance amounts deemed non-recoverable. See
                               "Description of the Certificates--Advances" in this prospectus supplement.

 C. INTEREST ON ADVANCES....   The master servicer and the trustee, as
                               applicable, will be entitled to interest on these advances at the "Prime Rate" published in The
                               Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                               See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


                      ADDITIONAL ASPECTS OF CERTIFICATES

DENOMINATIONS...............   The offered certificates (other than the Class
                               X certificates) will be offered in minimum denominations of $10,000 initial principal amount. The Class X certificates will be offered in minimum denominations of $1,000,000 initial notional amount. Investments in excess of the minimum denominations may be made in multiples of $1,000.

REGISTRATION, CLEARANCE AND
  SETTLEMENT................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Cedelbank or The Euroclear System in Europe. Transfers within DTC, Cedelbank or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.

INFORMATION AVAILABLE TO
  CERTIFICATEHOLDERS........   On each distribution date, the trustee will
                               prepare and make available to each
                               certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                               Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

DEAL INFORMATION/ANALYTICS...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                                o  Bloomberg, L.P.
                                o  the trustee's website at
                                   www.corporatetrust.statestreet.com
                                o  or the trustee's website at
                                   www.corporatetrust.statestreet.com (Flow
                                   Systems) for factor information.

OPTIONAL TERMINATION........   On any distribution date on which the aggregate
                               principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement
                               (and all property acquired through exercise of remedies in respect of any mortgage loan).
                               Exercise of this option will terminate the trust and retire the then outstanding certificates.

                               See "Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

TAX STATUS..................   An election will be made to treat a portion of
                               the trust (exclusive of the excess interest and the related distribution account for this portion) as two separate REMICs--a Lower-Tier
                               REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the excess interest will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portion of the trust referred to above will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                                   o  Each class of offered certificates (and
                                      the Class G, Class H, Class I, Class J,
                                      Class K, Class L and Class M certificates) will represent "regular interests" in the Upper-Tier REMIC.

                                   o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                   o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                   o The Class X certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                                   o  The offered certificates will also
                                      represent interests in a grantor trust
                                      with respect to interest that is deferred on loans after their anticipated prepayment date, for the loans that have anticipated prepayment dates.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A-1, Class A-2 and Class X certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                               THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

LEGAL INVESTMENT............   The Class A-1, Class A-2, Class X and Class B
                               certificates will constitute "mortgage related securities" for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by one or more rating agencies. The other classes of offered certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                               See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

RATINGS.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Standard & Poor's Ratings
                               Services and Fitch IBCA, Inc.:

                                                         S&P     FITCH
                                                         ---     -----
                                Class A-1 ..........     AAA      AAA
                                Class A-2 ..........     AAA      AAA
                                Class X ............    AAAr      AAA
                                Class B ............     AA        AA
                                Class C ............      A        A
                                Class D ............     A-        A-
                                Class E ............     BBB      BBB
                                Class F ............    BBB-      BBB-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates. Even though the Class X certificates will be rated "AAAr/AAA," it is still possible that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. See "Yield and Maturity Considerations" in this prospectus supplement, "Risk Factors" and "Ratings" in this prospectus supplement and in the prospectus, and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating. See "Legal Investment" in this prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California and New York represent 23.16% and 13.66%, respectively, of the mortgaged properties by allocated loan amount. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 5.87% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "Description of the Mortgage Pool-- Significant Mortgage Loans" in this prospectus supplement.

     o The 3 largest mortgage loans represent, in the aggregate, approximately 13.02% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans represent, in the aggregate, approximately 28.57% of the aggregate principal balance of the mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents less than 2% of the cut-off date aggregate principal balance of the mortgage loans as of the cut-off date.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. In that regard:

     o multifamily properties represent approximately 38.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on the primary property type for multifamily properties);

     o retail properties represent approximately 24.91% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on the primary property type for combined office/retail properties); and

     o office properties represent approximately 17.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on the primary property type for combined office/retail properties and allocated loan amounts).

     A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     With respect to concentration of borrowers:

     o 11 mortgage loans (those whose borrower affiliation is designated "AERC" on Annex A to this prospectus supplement) have borrowers related to each other and those mortgage loans represent, in the aggregate, approximately 9.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. None of these mortgage loans is cross-defaulted or cross-collateralized with any other of these mortgage loans. The property manager for all of the mortgaged properties is Associated Estates Realty Corporation, an affiliate of each borrower. See "Description of the Mortgage Pool--Significant Borrowers Concentration" in this prospectus supplement.

     o 9 other groups of mortgage loans have borrowers related to each other, each of these groups of mortgage loans representing less than 4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o 5 groups of 4, 2, 3, 2 and 4 mortgage loans, representing approximately 3.72%, 3.55%, 0.93%, 0.77% and 0.62%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted with each other.

     o 3 mortgage loans, representing approximately 4.66% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In addition, in these cases, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. In addition, the terms of 10 mortgage loans, representing approximately 6.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not require the related borrowers to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above, 5 groups of 4, 2, 3, 2 and 4 mortgage loans, representing approximately 3.72%, 3.55%, 0.93%, 0.77% and 0.62%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized with other mortgage loans. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by the borrower entity could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


ABILITY TO EFFECT OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. With respect to 1 mortgage loan, representing approximately 0.18% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has debt secured by the related mortgaged property (provided that such debt is not required to be repaid unless the borrower breaches certain covenants as to use), with respect to 11 mortgage loans, representing approximately 12.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has unsecured debt payable to an affiliate of the related borrower, and with respect to 2 mortgage loans, representing approximately 3.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, members or partners of the borrower have obtained a loan secured by their equity interests in such borrowers (in each case, "Subordinate Debt"), in addition to the debt owed under the mortgage loan. Also, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. The terms of 1 mortgage loan, representing approximately 0.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not restrict the related borrower from incurring additional debt secured by the related mortgaged property. The terms of 6 mortgage loans, representing approximately 13.95% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not restrict the related borrower from incurring additional unsecured debt.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure by another lender or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     Each Subordinate Debt creditor has entered into a subordination agreement with the lender acknowledging that the Subordinate Debt is non-foreclosable and non-defaultable and imposing limits on the borrower's ability to incur any further subordinate debt. Payments on the Subordinate Debt are required to be made solely out of excess cash flow after periodic payments of principal and interest have been made and any reserves required by the terms of the related mortgage loans have been funded as required under the mortgage loan documents. See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     Except for the existing Subordinate Debt described above, the mortgage loans generally prohibit borrowers from incurring any debt that is secured by the related mortgaged properties without the lender's consent.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     192 of the mortgage loans (including 1 mortgage loan, representing approximately 3.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest only over its term), representing approximately 97.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated prepayment dates or stated maturity dates. 185 of these mortgage loans, representing approximately 95.24% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at stated maturity, and the remaining 7 mortgage loans, representing approximately 2.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require a substantial payment at their anticipated prepayment date to prepay those mortgage loans. 21 balloon mortgage loans, representing approximately 4.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are credit lease loans with balloon payments that are insured by residual value insurance policies. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments will, in fact, have a small balloon payment due at maturity.

     A borrower's ability to repay a loan on its anticipated prepayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    the tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and/or multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because it typically involves larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Each mortgage loan is a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

     However, with respect to 21 of the mortgage loans which are secured by credit lease properties, which represent in the aggregate approximately 4.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the trustee will be named as the loss-payee under a non-cancelable residual value policy obtained to cover the balloon payment due on the maturity date of the related mortgage loan. The residual value insurance policy will be or has been issued by either

R.V.I. America Insurance Company which, as of July 1, 1999, had a rating of "A" by S&P and "A" by Fitch or Financial Structures, Limited, which possesses a cut-through endorsement issued by Royal Indemnity Company. Royal Indemnity Company possesses a rating of "AA--" by S&P and is not publicly rated by Fitch. See "Description of the Mortgage Pool--General" in this prospectus supplement.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 76 of the mortgage loans, representing approximately 38.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    adverse local or national economic conditions; and

     o    state and local regulations.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 39 of the underlying mortgage loans, representing approximately 24.91% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenue of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 22 of the mortgage loans, representing approximately 20.98% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are "anchored" and 17 of the mortgage loans, representing approximately 3.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     26 of the mortgaged properties, representing approximately 17.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), are secured primarily by office properties.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.


CREDIT LEASE PROPERTIES HAVE SPECIAL RISKS

     31 of the mortgage loans, representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by properties backed by net lease obligations of a tenant, or credit lease obligations guaranteed by another entity. Payments on credit lease loans are dependent principally on the payment by each tenant (or guarantor) of monthly rental payments and other payments due under the terms of its credit lease.

     For information regarding the ratings of any tenant or guarantor see "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. Any rating assigned to the tenant or guarantor, as applicable, by a rating agency will reflect only that rating agency's assessment of the long-term unsecured debt obligations of the tenant or its guarantor. That rating does not imply an assessment of the likelihood that:

     o the credit leases will not be terminated or the related mortgage loans prepaid (through the exercise of a purchase option by the lessee or otherwise);

     o that principal prepayments on the related mortgage loans will be made by the related borrowers; or

     o that any prepayment premium will be paid, or, if paid, will be sufficient to provide the anticipated yield on the loan.

     As a result, a rating will not address the possibility that a prepayment of a mortgage loan may cause you to experience a lower than anticipated yield. See "Yield And Maturity Considerations" in this prospectus supplement. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement for certain statistical information on mortgage loans backed by credit leases.

     A downgrade in the credit rating of any of the tenants and/or the guarantors may have a related adverse effect on the rating of your certificates. If a tenant or guarantor defaults on its obligation to make monthly rental payments under a credit lease or the related guarantee, the borrower under a mortgage loan backed by credit leases may not have the ability to make required payments on the loan. If the default occurs before significant amortization of the loan has occurred and no recovery is available from the related borrower, the tenant or any guarantor, it is unlikely in most cases that the special servicer will be able to recover in full the amounts then due under the loan. See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.

     Certain mortgage loans backed by credit leases have lease enhancement policies or residual value policies. Your investment would be adversely affected by any failure by the insurer to pay under the terms of the related policies, and any downgrade of the credit rating of the related insurer may adversely affect the ratings of your certificates.

     See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.


RISKS PARTICULAR TO HEALTHCARE-RELATED PROPERTIES

     10 of the mortgage loans, representing approximately 4.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by healthcare-related facilities. In addition to risks generally associated with commercial real estate, the following are some of the conditions that can adversely impact the performance of healthcare-related facilities:

     o most healthcare-related facilities (including hospitals and nursing facilities) receive significant revenues from government reimbursement programs, primarily Medicaid and Medicare, and payments under these programs are subject to reductions as a result of statutory and regulatory changes, changes in reimbursement methodologies, retroactive rate adjustments, administrative rulings, policy interpretations, delays by payment intermediaries and government funding restrictions;

     o governmental payors have employed cost-containment measures that limit payments to healthcare providers;

     o legislative efforts to further decrease government healthcare expenditures are expected to continue and could have a material adverse impact upon the healthcare-related facilities;

     o non-government payors have sought to transfer the financial risk of treating patients to providers and healthcare-related facilities, which has created profitability pressures in the healthcare industry;

     o the care delivery, billing and reimbursement processes may be particularly affected by any year 2000 computer problems experienced by payors or the healthcare-related facilities;

     o healthcare-related facilities are highly regulated by federal, state, commonwealth and local law, and these regulations could increase the cost of operation and limit growth;

     o failure to comply with any of the numerous laws and regulations applicable to healthcare-related facilities could also result in monetary penalties, civil or criminal sanctions or appointment of a receiver or temporary manager, the suspension or termination of the operator from government payment programs, termination of payments or other actions that could severely impair the ability to make payments on a mortgage loan; and

     o continued focus by government authorities on abuses by healthcare-related facilities and providers for billing processes, filings, and relationships among providers, suppliers, and facilities could increase the possibility that a healthcare facility's operations are found to be violative of the law.

     Federal and state laws and regulations generally prohibit Medicare and Medicaid reimbursements to any person other than the provider of the related medical goods and services. Accordingly, after a foreclosure on a healthcare-related facility, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the mortgaged property would receive directly any federal or state government reimbursement payments for services furnished at the facility prior to foreclosure. This would increase the risk of loss on a healthcare-related facility after foreclosure. Furthermore, if there is a foreclosure or other proposed transfer of a healthcare-related facility, the trustee (or special servicer) or a purchaser in a foreclosure sale or other transferee may have no rights under any required licenses and regulatory approvals and may have to apply in its own right for those licenses and approvals, which may be impossible to obtain. In addition, healthcare-related facilities are generally "special purpose" properties that cannot be readily converted to a new use. Transfers of healthcare-related facilities are subject to regulatory approvals under state, commonwealth and in some cases federal law not required for transfers of other types of commercial operations and other types of real estate. All of these factors may adversely affect the liquidation value of healthcare-related properties upon foreclosure.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     6 of the mortgage loans, representing approximately 3.87% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by industrial properties. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     12 of the mortgage loans, representing approximately 3.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by hotel properties.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.


RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Each of the mortgage loans secured by a hotel property is affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Further, in the event of a foreclosure, the trustee or a purchaser of the mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. The trustee or a purchaser of the mortgaged property, as applicable, would be required to apply in its own right for a license, and we cannot assure you that they could obtain a new license.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative use.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.


YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAILS CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. BECAUSE THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES IS BASED UPON THE OUTSTANDING PRINCIPAL BALANCE OF ALL OTHER CLASSES OF CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES), THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PREPAYMENTS OF PRINCIPAL.

     The yield on the Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on the Class A-2, Class B, Class C and Class D Certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted averages of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge unless the loan is less than 90 to 180 days from the stated maturity date or anticipated prepayment date or after the anticipated prepayment date, as the case may be. The terms of 3 mortgage loans permit the related borrower to prepay the mortgage loans without the payment of a yield maintenance change or prepayment premium if the mortgage loan is within 5 years of the stated maturity date. Additionally, the terms of 2 mortgage loans provide for the early prepayment of the related mortgage loans upon the occurence of certain events described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment premiums or yield maintenance charges. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of prepayments may reduce the amount distributable in respect of interest to each class of certificates (other than the Class X, Class LR and Class R certificates) on a pro rata basis to the extent such shortfalls are not offset by the master servicer's payment of compensating interest. In addition, if a mortgage loan seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.


RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association such as NASDAQ, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class X certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans (other than excess interest) will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     All of the mortgaged properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     None of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those which will be remediated by the cut-off date, for which an escrow for the remediation was established or for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industrywide practices. Those conditions could, for example, include the presence of asbestos containing materials, leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that the reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


PROPERTY INSURANCE

     All of the mortgaged properties are covered by property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 33.40% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas and Florida, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Due to changes in zoning requirements after certain of the mortgaged properties were constructed or requested variances or special permits, those mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.


BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     We are aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate erroneous data or cause a system to fail. You could be adversely affected if the computer systems of the master servicer or any special servicer are not fully year 2000 compliant and that non-compliance disrupts the collection or distribution of receipts on the related mortgage loans.

     We have been advised by each of the master servicer, the special servicer, the trustee and the paying agent that they are committed either to (1) implement, or cause to be implemented, modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (2) acquire computer systems that are year 2000 compliant in each case prior to August 31, 1999. However, we have not made any independent investigation of the computer systems of the master servicer, the special servicer, the trustee or the paying agent. In the event that computer problems arise out of a failure of those efforts to be completed on time, or in the event that the computer systems of the master servicer, the special servicer, the trustee or the paying agent are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment.

     With respect to the year 2000 problem, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to holders of certificates, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

     o impress upon them the importance of those services being year 2000 compliant; and

     o determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

     In addition, DTC has stated that it is in the process of developing those contingency plans as it deems appropriate.

     If problems associated with the year 2000 problem were to occur with respect to DTC and the services described above, you could experience delays or shortfalls in the payments due on your certificates.


PROPERTY MANAGERS MAY EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE
   PROPERTIES

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 205 mortgage loans secured by 137 commercial and 80 multifamily mortgaged properties with an aggregate principal balance of approximately $1,397,640,242 (the "Initial Pool Balance") as of the cut-off date. The "Cut-Off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial or multifamily properties; or

          (2) with respect to 3 mortgage loans, representing approximately 1.40% of the Initial Pool Balance, the fee simple estate in all or a portion of the commercial property and a leasehold estate in all or a portion thereof; or

          (3) with respect to 3 mortgage loans, representing approximately 0.73% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest, extends at least 10 years beyond the stated maturity of that mortgage loan (including extensions at the lender's option).

     On or prior to August 26, 1999 (the "Closing Date"), Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from The Chase Manhattan Bank and First Union National Bank (the "Mortgage Loan Sellers") pursuant to mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller, and will then assign its interests in the mortgage loans, without recourse, to State Street Bank and Trust Company, as trustee (the "Trustee") for the benefit of the holders of the trust certificates (the "Certificateholders"). See "The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between January 1998 and August 1999.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     21 of the mortgage loans, representing approximately 4.64% of the Initial Pool Balance, all of which are credit lease loans, have a balloon payment which is insured (an "Insured Balloon Payment") through a related non-cancelable Residual Value Insurance Policy obtained to cover the balloon payment (each a "Residual Value Insurance Policy"). With respect to these mortgage loans, the related tenant is obligated to make a rent payment corresponding to the balloon payment (a "Tenant Balloon Payment"). If a default occurs under the balloon loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the balloon payment due under the mortgage loan through the Residual Value Insurance Policy after the maturity date for the mortgage loan. In the event the insurer who issued a Residual Value Insurance Policy defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each mortgage loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a Residual Value Insurance Policy. The residual value insurance policy will be or has been issued by either R.V.I. America Insurance Company which, as of July 1, 1999, had a rating of "A" by S&P and "A" by Fitch or Financial Structures, Limited (collectively with R.V.I. America Insurance Company, the "Residual Value Insurers"), which possesses a cut-through endorsement issued by Royal Indemnity Company. Royal Indemnity Company possesses a rating of "AA--" by S&P and is not publicly rated by Fitch. Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the mortgage loan other than the related balloon payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. With respect to 1 mortgage loan, representing approximately 0.18% of the Initial Pool Balance, the borrower has debt secured by the related mortgaged property (provided that such debt is not required to be repaid unless the borrower breaches certain covenants as to use), with respect to 11 mortgage loans, representing approximately 12.08% of the Initial Pool Balance, the related borrower has unsecured debt payable to an affiliate of the related borrower, and with respect to 2 mortgage loans, representing approximately 3.41% of the Initial Pool Balance, members or partners of the borrower have obtained a loan secured by their equity interests in such borrower, in addition to the debt owed under the mortgage loan. Also, substantially all of the mortgage loans permit the related borrower to incur indebtedness in the ordinary course of business that is not secured by the related mortgaged property. The terms of 1 mortgage loan, representing approximately 0.08% of the Initial Pool Balance, do not restrict the related borrower from incurring additional indebtedness secured by the related Mortgaged Property. The terms of 6 mortgage loans, representing approximately 13.95% of the Initial Pool Balance, do not restrict the related borrower from incurring additional unsecured debt.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Effect Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


SIGNIFICANT BORROWER CONCENTRATION

     Set forth below is a description of the only borrower concentration which exceeds 5% of the Initial Pool Balance.

     AERC Borrower Concentration. The Associated Estates Realty Corporation loans (the "AERC Loans") (Loan No.s 35, 38, 45, 57, 65, 116, 122, 126, 127, 140
and 198 on Annex A to this prospectus supplement) consist of 11 mortgage loans, representing approximately 9.79% of the Initial Pool Balance, with a Cut-off Date Balance of approximately $136,829,148. All of the AERC Loans are managed by Associated Estates Realty Corporation, an affiliate of each borrower, and are secured by 11 Mortgaged Properties which are located in 5 states. Associated Estates Realty Corporation, a NYSE listed company, manages over 145 multifamily properties in the United States.

     The interest rates on the AERC Loans ranges from 7.47% to 7.94% per annum. The weighted average interest rate of the AERC Loan is 7.60%. The term to maturity for the AERC Loans range from 8 to 12 years, and the weighted average term to maturity is 10.0 years. Each AERC Loan has a 30-year amortization term.

     The AERC Loans are locked out from voluntary prepayment for the lesser of four years from origination or 2 years from the Closing Date, and thereafter permit defeasance until 3 months prior to their related maturity dates, at which time they may be freely prepaid. See "Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

SIGNIFICANT MORTGAGE LOANS

     Set forth below is a description of the only mortgage loan with an outstanding principal balance as of the cut-off date which exceeds 5% of the Initial Pool Balance.

     Rego Park Plaza. The mortgage loan identified as Loan Number 139 on Annex A hereto (the "Rego Park Plaza Loan") will have a Cut-off Date Balance of $82,000,000, representing approximately 5.87% of the Initial Pool Balance. The Rego Park Plaza Loan is secured by a first lien mortgage on a fee estate known as Rego Park Plaza, a retail property situated on approximately 5.88 acres of land in Rego Park, New York. The Rego Park Plaza contains a single three story building constructed in 1952 and renovated in 1997, with approximately 343,049 square feet of net leaseable area. As indicated in Annex A to this prospectus supplement, the Rego Park Plaza Loan will have an LTV Ratio as of the cut-off date of approximately 65.6% and a DSCR as of the cut-off date of approximately 1.58x. As of May 1999, the Mortgaged Property securing the Rego Park Plaza Loan had an occupancy rate of approximately 100%.

     As indicated in Annex A to this prospectus supplement, the interest rate on the Rego Park Plaza Loan is 7.25% with a five year interest-only period followed by scheduled principal and interest payments based on a 30-year amortization schedule. The stated maturity date of the Rego Park Plaza Loan is June 10, 2009. The Rego Park Plaza Loan provides for defeasance as described in "--Defeasance; Collateral Substitution" below, and permits the related borrower to prepay the Rego Park Plaza Loan during the last 3 months prior to its maturity date without the payment of any Yield Maintenance Charge or Prepayment Premium.


APD LOANS

     7 of the mortgage loans (the "APD Loans"), representing approximately 2.70% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Prepayment Date"), the related borrower has not prepaid the APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Prepayment Date is not more than 120 months after the first due date for the related APD Loan. The Revised Rate for any APD Loan will generally be equal to the sum of (x) the Initial Rate plus (y) 1% or, with respect to 3 mortgage loans, representing approximately 0.85% of the Initial Pool Balance, the greater of (x) the Initial Rate plus 2% per annum or (y) a base treasury rate plus 2% per annum. After the Anticipated Prepayment Date, each APD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on the related APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an APD Loan after the Anticipated Prepayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the related APD Loan will be deferred and will be paid, with interest, only after the outstanding principal balance of the APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loan will be prepaid by the borrower on or about the applicable Anticipated Prepayment Date.


CREDIT LEASE LOANS

     31 mortgage loans, representing approximately 6.30% of the Initial Pool Balance, are credit lease loans insofar as they are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant") which possesses (or the parent of which, or other affiliate of which guarantees the Credit Lease obligation, possesses) the rating indicated in the table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related credit lease loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (a) the Credit Lease provides that the Tenant is obligated to continue making payments, and/or the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related credit lease loan or (b) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks.

     The payment of interest and principal on credit lease loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term that expires on or after the scheduled final maturity date of the related credit lease loan. The credit lease loans are scheduled to be fully repaid from
(a) Monthly Rental Payments made over the primary lease term of the related Credit Lease or (b) with respect to credit lease loans which are balloon loans, Monthly Rental Payments and the related balloon payments (which balloon payments, in the case of credit lease loans that are guaranteed by a Residual Value Insurance Policy, may be repaid from amounts paid by the related insurer pursuant to such policies). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the primary lease term.

     The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of certain mortgage loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related credit lease loan. In the case of credit lease loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize the credit lease loans.

     Each credit lease loan which is a balloon loan is insured to the extent of the related balloon payment through a Residual Value Insurance Policy. Pursuant to the terms of those policies, if a default occurs under the credit lease loans and no recovery is available from the related mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the balloon payment due under the credit lease loan after the maturity date for the credit lease loan.

     Set forth in the table below for each credit lease loan is the name of the Tenant, the Cut-Off Date Balance of the related credit lease loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

                                                                                     CUT-OFF       S&P    MOODY'S    LEASE
LOAN                                           GUARANTOR                               DATE      RATING    RATING     TYPE
NO.               PROPERTY NAME                 /TENANT          PROPERTY TYPE       BALANCE       (1)      (1)     CODE (2)
------  -------------------------------- -------------------- ------------------- ------------- -------- --------- ---------
46      CVS Lynchburg Wards              CVS Corp.            Drug Store           $2,276,913      A         A3         NN
        & Fort
47      CVS Madison Heights              CVS Corp.            Drug Store           $2,180,541      A         A3         NN
48      CVS Webster Ridge                CVS Corp.            Drug Store           $1,750,099      A         A3         NN
49      CVS Worcester Grafton            CVS Corp.            Drug Store           $1,579,406      A         A3         NN
51      Eagle-Joliet                     Eagle Food Corp.     Grocery Store        $3,172,803     B+         B2        NNN
53      Eckerd South Plainfield          Eckerd Corporation   Drug Store           $3,301,409     (3)       Baa2        NN
87      IHOP Chatsworth                  IHOP Corp.           Restaurant           $1,301,296     (3)        (3)       NNN
        Devonshire
88      IHOP San Antonio Loop 1604       IHOP Corp.           Restaurant           $1,287,004     (3)        (3)       NNN
107     Motel 6 1124 Baton Rouge         Accor SA             Hospitality          $5,179,882     BBB        (3)        B
108     Motel 6 1179 Moline              Accor SA             Hospitality          $2,447,838     BBB        (3)        B
109     Motel 6 1252 Knoxville           Accor SA             Hospitality          $2,035,281     BBB        (3)        B
110     Motel 6 161 Omaha                Accor SA             Hospitality          $2,392,831     BBB        (3)        B
111     Motel 6 212 McAllen              Accor SA             Hospitality          $3,520,486     BBB        (3)        B
112     Motel 6 234 Murfreesboro         Accor SA             Hospitality          $2,081,121     BBB        (3)        B
113     Motel 6 261 Grand Junction       Accor SA             Hospitality          $3,768,021     BBB        (3)        B
114     Motel 6 Dallas Grand             Accor SA             Hospitality          $3,052,922     BBB        (3)        B
        Prairie
115     Motel 6 551 Houston Clark Lane   Accor SA             Hospitality          $3,868,868     BBB        (3)        B
        Webster
132     Q- The Sports Club               Q Club Inc.          Health & Fitness     $6,119,172     (3)        (3)        B
141     Rite Aid Banning                 Rite Aid Corp.       Drug Store           $4,832,639     BBB       Baa1        B
142     Rite Aid Blythe                  Rite Aid Corp.       Drug Store           $4,832,639     BBB       Baa1        B
143     Rite Aid California City         Rite Aid Corp.       Drug Store           $2,276,173     BBB       Baa1        B
144     Rite Aid Chardon                 Rite Aid Corp.       Drug Store           $2,567,186     BBB       Baa1        B
145     Rite Aid Danville Riverside      Rite Aid Corp.       Drug Store           $2,236,612     BBB       Baa1        NN
146     Rite Aid Fremont                 Rite Aid Corp.       Drug Store           $2,054,533     BBB       Baa1        B
147     Rite Aid Oakley                  Rite Aid Corp.       Drug Store           $5,074,271     BBB       Baa1        B
148     Rite Aid Pittsfield              Rite Aid Corp.       Drug Store           $2,242,343     BBB       Baa1        B
149     Rite Aid, Baltimore Street,      Rite Aid Corp.       Drug Store           $2,798,079     BBB       Baa1        B
        Baltimore
150     Rite Aid, Gibbstown              Rite Aid Corp.       Drug Store           $2,464,645     BBB       Baa1        B
151     Rite Aid, New Oxford             Rite Aid Corp.       Drug Store           $1,971,716     BBB       Baa1        B
166     Southland Gumpert                Southland Corp.      Convenience Store    $1,359,348    BBB-        Ba1        NN
        Ft. Meyers
172     Stop & Shop Grafton              Royal Ahold          Grocery Store        $1,978,266      A         A3         NN
        Worchester

----------
(1) Unless otherwise indicated, the ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P and Moody's.

(2) "NNN" means triple net lease; "NN" means double net lease, "B" means bond-type lease.

(3)   Not publicly rated.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except as discussed below in the case of certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each credit lease loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in the Credit Lease, then the holder of the related Mortgage may require the related mortgagor either (a) to terminate the Credit Lease or (b) refrain from the exercise of any of its rights thereunder. A default under a Credit Lease will constitute a default under the related credit lease loan, although in certain cases the mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (a) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (b) termination and abatement rights arising from a mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (c) termination and abatement rights arising from a mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the mortgagor in the area of the related Mortgaged Property and complying with laws affecting the Mortgaged Property or common areas related to the Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the credit lease loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of the mortgage loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to 20 mortgage loans, representing approximately 4.69% of the Initial Pool Balance, are Bond-Type Leases, Credit Leases with respect to 3 mortgage loans, representing approximately 0.41% of the Initial Pool Balance, are Triple Net Leases and Credit Leases with respect to 8 mortgage loans, representing approximately 1.19% of the Initial Pool Balance, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related mortgagor has assigned to the mortgagee of the related credit lease loan, as security for the mortgagor's obligations thereunder, the mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related credit lease loan. Repayment of the credit lease loans and other obligations of the mortgagors are expected to be funded from the Monthly Rental Payments. Notwithstanding the foregoing, the mortgagors remain liable for all obligations under the credit lease loans (subject to the non-recourse provisions of the related mortgage loan).

     Lease Enhancement Policies. Each credit lease loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancelable Lease Enhancement Policy issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of July 1, 1999, was rated "AAA" by S&P and was not publicly rated by Fitch. Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the credit lease loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by the Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration dates of the initial term of the Credit Lease; provided that in the event the payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the credit lease loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

     The mortgage loans which are credit lease loans are indicated on Annex A to this prospectus supplement.


SECTION 42 LOW-INCOME HOUSING TAX CREDITS

     4 of the Mortgaged Properties, representing approximately 0.36% of the Initial Pool Balance, entitle their owners to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Internal Revenue Code of 1986 as amended (the "Code"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service", the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period.

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates or otherwise satisfy the Tax Credit provisions of the Code, the owners of the related Mortgaged Property may suffer a reduction in the amount of available Tax Credits and/or face the recapture of all or part of the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the related Mortgaged Property project in compliance and to fund property operating deficits.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     173 of the mortgage loans, representing approximately 71.51% of the Initial Pool Balance, have due dates that occur on the first day of each month, and 32 mortgage loans, representing approximately 28.49% of the Initial Pool Balance, have due dates that occur on the tenth day of each month. All of the mortgage loans whose due dates are the first day of each month provide for grace periods, none of which exceeds 10 days. None of the mortgage loans whose due date is the tenth day of each month provide for grace periods. All of the mortgage loans bear interest at fixed rates. 165 mortgage loans, representing approximately 88.41% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. The remaining 40 mortgage loans, representing approximately 11.59% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year. 185 mortgage loans, representing approximately 95.24% of the Initial Pool Balance (including the interest-only loan described in this paragraph) provide for monthly payments (or, in the case of 9 mortgage loans, representing approximately 2.03% of the Initial Pool Balance, semi-annual payments (those loans, the "Semi-Annual Loans")) of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. 1 of these mortgage loans, representing approximately 3.58% of the Initial Pool Balance, provides for periodic payments of interest-only over its term and the payment of the entire principal amount at maturity. 6 of these mortgage loans, representing approximately 13.33% of the Initial Pool Balance, initially provide for monthly payments of interest-only for periods ranging from 6 to 60 months of the term of the mortgage loan and payments which would amortize a portion of the principal balance of the related mortgage loans during the remaining term of the related mortgage loans. 3 of the mortgage loans with an interest-only period, representing approximately 6.00% of the Initial Pool Balance, which accrue interest on the basis of the actual number of days in a month, assuming a 360-day year provide that the interest payments during such interest-only period may be made in equal monthly installments. Thus, those mortgage loans will have balloon payments due at their stated maturity dates, unless earlier prepaid. In addition, the APD Loans provide for monthly payments of principal that will result in a substantial principal payment at the Anticipated Prepayment Date if the related borrower prepays the mortgage loan on that date.

     Prepayment Provisions. Each mortgage loan (other than 3 mortgage loans, representing approximately 0.25% of the Initial Pool Balance) prohibits any prepayments (including defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

          (1) 186 of the mortgage loans, representing approximately 92.89% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period;

          (2) 13 of the mortgage loans, representing approximately 3.00% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below);

          (3) 1 of the mortgage loans, representing approximately 1.97% of the Initial Pool Balance, permits defeasance only after the expiration of the Lockout Period until a specified date, then requires the payment of a Prepayment Premium; and

          (4) 2 of the mortgage loans, representing approximately 1.89% of the Initial Pool Balance, impose fees or premiums generally equal to a percentage of the then outstanding principal balance of the mortgage loan ("Prepayment Premiums") in connection with principal prepayments for a specified period of time after the expiration of the related Lockout Period and the related Yield Maintenance Period (a "Prepayment Premium Period").

     The terms of 3 mortgage loans, representing approximately 0.25% of the Initial Pool Balance, permit the related borrower to prepay the mortgage loans without the payment of a yield maintenance charge or prepayment premium during the last 5 years prior to the stated maturity date.

     All of the mortgage loans specify a period of time (generally between three and six months (or 5 years as described above)) immediately prior to the maturity date or Anticipated Prepayment Date, as applicable, of the related mortgage loan during which there are no restrictions on voluntary prepayments.

     1 mortgage loan (identified as Loan No. 33 on Annex A to this prospectus supplement), representing approximately 3.58% of the Initial Pool Balance, which otherwise only permits defeasance, is subject to a purchase option that may be exercised by the related tenant any time after December 31, 2003. The purchase price for the Mortgaged Property is required to be applied as a principal prepayment on the outstanding principal balance of the related mortgage loan, plus a 1% prepayment premium. Additionally, the terms of 1 mortgage loan (identified as Loan No. 183 on Annex A to this prospectus supplement), representing approximately 2.00% of the Initial Pool Balance, required the related borrower to establish a reserve account in the amount of $4,654,000 at the origination of the mortgage loan. If the related borrower does not complete scheduled renovations to the Mortgaged Property and satisfy certain other conditions prior to July 1, 2003, the sums on deposit in the reserve account will be used to prepay a portion of the outstanding principal balance of the mortgage loan without the payment of any Prepayment Premium or Yield Maintenance Charge.

     Yield Maintenance Charges and Prepayment Premiums. The "Yield Maintenance Charge" will generally be equal to the greater of (A) a fixed percentage (ranging from 1% - 5%) of the entire unpaid principal balance of the mortgage loan at the time of prepayment, and (B) the present value as of the date of prepayment and calculated using the Yield Rate as the discount rate, for each month, of the difference between (1) the remaining scheduled periodic payments of interest that would be due on the principal being prepaid at the rate per annum provided for in the related Mortgage Note from the date of prepayment to the maturity date and (2) the remaining scheduled periodic payments of interest that would be due on the principal amount being prepaid at the Yield Rate from the date of prepayment to the maturity date. However, with respect to 9 mortgage loans, representing approximately 2.03% of the Initial Pool Balance, the Yield Maintenance Charge will be equal to the amount set forth in clause
(B) above.

     The "Yield Rate" with respect to any mortgage loan, is a rate equal to the yield rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to the principal prepayment. To the extent a yield rate is not stated therein, the "Yield Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay the mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay the mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the mortgage loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     The following table sets forth for each month indicated in the table, (1) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (2) the percentage of the amounts subject to a Lockout Period (including any period where only defeasance is permitted), Yield Maintenance Charge or Prepayment Premium, in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations--Weighted Average Life " in this prospectus supplement.

    PERCENTAGE OF REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS
                     (DOLLAR AMOUNTS EXPRESSED IN MILLIONS)


                                                               PREPAYMENT RESTRICTIONS
                                                                  APPLICABLE TO UPB
                                                                     OUTSTANDING
                                                               ON EACH ANNIVERSARY OF
                                                                  THE CUT-OFF DATE
                                                              -------------------------
                          CUMULATIVE
              INITIAL     SEQUENTIAL   ENDING POOL                     LOCKOUT
                POOL       PRINCIPAL     BALANCE              -------------------------
   DATE       BALANCE      PAYMENTS      AMOUNT     % OF IPB      AMOUNT       % UPB
---------- ------------- ------------ ------------ ---------- ------------- -----------
  8/1/99     $ 1,397.6    $     0.0    $ 1,397.6       100%     $ 1,397.6       100.0%
  8/1/00     $ 1,397.6    $    11.5    $ 1,386.2        99%     $ 1,334.1        96.2%
  8/1/01     $ 1,397.6    $    24.4    $ 1,373.2        98%     $ 1,322.4        96.3%
  8/1/02     $ 1,397.6    $    38.6    $ 1,359.1        97%     $ 1,309.5        96.4%
  8/1/03     $ 1,397.6    $    53.9    $ 1,343.7        96%     $ 1,295.6        96.4%
  8/1/04     $ 1,397.6    $    70.4    $ 1,327.2        95%     $ 1,280.6        96.5%
  8/1/05     $ 1,397.6    $    89.1    $ 1,308.6        94%     $ 1,262.6        96.5%
  8/1/06     $ 1,397.6    $   169.2    $ 1,228.4        88%     $ 1,178.0        95.9%
  8/1/07     $ 1,397.6    $   228.7    $ 1,168.9        84%     $ 1,120.4        95.8%
  8/1/08     $ 1,397.6    $   259.8    $ 1,137.8        81%     $ 1,087.2        95.6%
  8/1/09     $ 1,397.6    $ 1,217.4    $   180.3        13%     $   127.8        70.9%
  8/1/10     $ 1,397.6    $ 1,224.3    $   173.4        12%     $   123.4        71.2%
  8/1/11     $ 1,397.6    $ 1,281.8    $   115.9         8%     $    68.5        59.1%




PREPAYMENT RESTRICTIONS APPLICABLE TO
 UPB OUTSTANDING ON EACH ANNIVERSARY      PREPAYABLE WITHOUT
        OF THE CUT-OFF DATE               PREMIUM OR CHARGE
 -------------------------------------    ------------------
 YIELD MAINTENANCE      PREPAYMENT
      CHARGES            PREMIUMS
 ------------------ ------------------
  AMOUNT    % UPB    AMOUNT    % UPB       AMOUNT    % UPB
 -------- --------- -------- ---------    -------- ---------
 $  0.0       0.0%  $  0.0       0.0%     $  0.0       0.0%
 $ 52.1       3.8%  $  0.0       0.0%     $  0.0       0.0%
 $ 50.8       3.7%  $  0.0       0.0%     $  0.0       0.0%
 $ 49.6       3.6%  $  0.0       0.0%     $  0.0       0.0%
 $ 48.1       3.6%  $  0.0       0.0%     $  0.0       0.0%
 $ 46.6       3.5%  $  0.0       0.0%     $  0.0       0.0%
 $ 46.0       3.5%  $  0.0       0.0%     $  0.0       0.0%
 $ 50.4       4.1%  $  0.0       0.0%     $  0.0       0.0%
 $ 48.5       4.2%  $  0.0       0.0%     $  0.0       0.0%
 $ 46.7       4.1%  $  0.0       0.0%     $  3.9       0.3%
 $ 49.3      27.4%  $  0.0       0.0%     $  3.1       1.7%
 $ 26.7      15.4%  $ 20.2      11.7%     $  3.1       1.8%
 $ 24.7      21.3%  $  0.0       0.0%     $ 22.6      19.5%

-------
 As used above, "IPB" means Initial Pool Balance.
 As used above, "UPB" means aggregate unpaid principal balance of all mortgage loans as of the indicated date.

     Defeasance; Collateral Substitution. The terms of 187 of the mortgage loans, representing approximately 94.86% of the Initial Pool Balance (the "Defeasance Loans"), permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is generally the lesser of approximately three, or in some cases, four years from the date of origination and two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America providing payments
     (x) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the date the related balloon payment is due), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and
     (y) in amounts equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel to that effect.

     The Defeasance Loans secured by more than one Mortgaged Property generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase the U.S. government obligations will be returned to the borrower. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. If a mortgage loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or Prepayment Premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Master Servicer, as to non-specially serviced mortgage loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, as applicable, will be required to exercise (or waive its right to exercise, provided that a confirmation has been obtained from S&P and Fitch with respect to certain mortgage loans) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on those mortgage loans, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Master Servicer, as to non-specially serviced mortgage loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, as applicable, will be required to exercise (or waive its right to exercise, provided that a confirmation has been obtained from S&P and Fitch) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and interest payments due on or before the cut-off date will be made, and (2) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the Certificates, mortgage loans may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis see Annex A.

                        TYPE OF MORTGAGED PROPERTIES(1)

                                                                                                CUT-OFF DATE
                                    NUMBER         AGGREGATE            %          NUMBER       BALANCE PER
                                      OF         CUT-OFF DATE      OF INITIAL     OF UNITS         NUMBER
PROPERTY TYPE                     PROPERTIES        BALANCE       POOL BALANCE   OR NRA (2)   OF UNITS OR NRA
-------------------------------- ------------ ------------------ -------------- ------------ -----------------
Multifamily ....................       80      $   532,681,582        38.11%        13,422      $ 39,672.42
Anchored Retail ................       22          293,232,181        20.98      3,597,875      $    181.50
Office .........................       26          243,923,804        17.45      2,654,751      $     91.88
Credit Lease Loan ..............       31           88,004,343         6.30         N/A           N/A
Healthcare .....................       10           56,953,567         4.07            921      $ 61,838.84
Unanchored Retail ..............       17           54,853,445         3.92        611,244      $     89.74
Industrial .....................        8           54,025,301         3.87      1,592,380      $     33.93
Hotel ..........................       12           50,295,435         3.60          1,300      $ 36,688.80
Mobile Home Community ..........        6           10,188,188         0.73            882      $ 11,551.23
Mixed Use ......................        3            8,718,118         0.62        134,171      $     64.98
Self Storage ...................        2            4,764,278         0.34            973      $  4,896.48
                                       --      ---------------       ------
TOTAL/WEIGHTED AVERAGE .........      217      $ 1,397,640,242       100.00%
                                      ===      ===============       ======

                                                                 WEIGHTED AVERAGES
                                 ---------------------------------------------------------------------------------
                                                STATED                                 CUT-OFF
                                              REMAINING                                  DATE            LTV
                                                 TERM        OCCU-                       LTV          RATIO AT
PROPERTY TYPE                     MTG. RATE   (MOS.)(3)   PANCY(4)(5)     DSCR(5)      RATIO(5)    MATURITY (3)(5)
-------------------------------- ----------- ----------- ------------- ------------ ------------- ----------------
Multifamily ....................     7.59%        121         94%        1.25x          75.88%         66.75%
Anchored Retail ................     7.70%        123         96%        1.36x          71.41%         62.92%
Office .........................     7.74%        117         98%        1.49x          62.97%         55.30%
Credit Lease Loan ..............     7.32%        230         (5)          (5)             (5)            (5)
Healthcare .....................     7.91%        117         96%        1.42x          78.16%         68.84%
Unanchored Retail ..............     8.05%        122         98%        1.31x          70.97%         61.52%
Industrial .....................     8.01%        120         96%        1.25x          64.72%         57.23%
Hotel ..........................     7.72%        129         74%        1.56x          68.35%         51.45%
Mobile Home Community ..........     8.31%        118         95%        1.24x          73.06%         62.66%
Mixed Use ......................     8.16%        118         96%        1.27x          68.50%         60.44%
Self Storage ...................     8.44%        118         93%        1.47x          68.41%         57.34%
TOTAL/WEIGHTED AVERAGE .........     7.68%        127         95%        1.34x          71.52%         62.54%

-----------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, credit lease and parking garage properties.

(3)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(4) The weighted average occupancy rate information shown above includes 12 hotel properties, representing approximately 3.60% of the Initial Pool Balance, which have occupancy rate that generally range from 50% to 85%; if the mortgage loans secured by hotel properties are excluded, the weighted average occupancy rate of all other Mortgaged Properties, except credit lease properties, is 95.59%.

(5) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                     NUMBER OF      AGGREGATE          % OF
     RANGE OF         LOANS/       CUT-OFF DATE    INITIAL POOL
  MORTGAGE RATES    PROPERTIES       BALANCE          BALANCE
------------------ ------------ ----------------- --------------
6.510% to 6.999%     16 / 16     $   88,762,124         6.35%
7.000% to 7.249%     20 / 24         98,317,730         7.03
7.250% to 7.499%     19 / 19        288,031,308        20.61
7.500% to 7.749%     31 / 37        265,771,802        19.02
7.750% to 7.999%     43 / 43        334,923,662        23.96
8.000% to 8.499%     53 / 55        271,345,865        19.41
8.500% to 9.125%     23 / 23         50,487,749         3.61
                   ------------  --------------       ------
 TOTAL/WEIGHTED
      AVERAGE       205 / 217    $1,397,640,242       100.00%
                   ============  ==============       ======

                                            WEIGHTED AVERAGES
                   --------------------------------------------------------------------
                                   STATED                    CUT-OFF
     RANGE OF       MORTGAGE      REMAINING                   DATE        LTV RATIO AT
  MORTGAGE RATES      RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
------------------ ---------- ---------------- --------- -------------- ---------------
6.510% to 6.999%       6.91%        185        1.37x          75.71%          58.69%
7.000% to 7.249%       7.13%        169        1.40x          71.63%          52.82%
7.250% to 7.499%       7.34%        110        1.51x          67.37%          61.85%
7.500% to 7.749%       7.60%        122        1.26x          75.01%          65.99%
7.750% to 7.999%       7.85%        120        1.29x          74.18%          66.27%
8.000% to 8.499%       8.20%        124        1.29x          68.45%          59.06%
8.500% to 9.125%       8.69%        145        1.34x          71.24%          58.54%
 TOTAL/WEIGHTED
      AVERAGE          7.68%        127        1.34x          71.52%          62.54%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(2) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                            MORTGAGE LOANS BY STATE

                                        AGGREGATE          % OF
                      NUMBER OF        CUT-OFF DATE    INITIAL POOL
      STATE       LOANS/PROPERTIES       BALANCE          BALANCE
---------------- ------------------ ----------------- --------------
California            46 / 52        $  323,686,693        23.16%
New York               8 / 10           190,933,191        13.66
Florida               18 / 18            81,989,092         5.87
Pennsylvania           7 / 7             81,066,160         5.80
Georgia                6 / 6             65,149,713         4.66
Texas                 20 / 20            61,138,639         4.37
Michigan               4 / 4             59,298,964         4.24
Nevada                 9 / 9             55,416,210         3.96
Ohio                   8 / 8             55,050,679         3.94
Virginia              13 / 13            53,219,190         3.81
Connecticut            3 / 3             51,094,682         3.66
New Jersey             7 / 7             46,733,286         3.34
Maryland               7 / 7             31,786,508         2.27
Illinois               5 / 9             29,886,424         2.14
Tennessee              6 / 6             28,752,519         2.06
North Carolina         6 / 6             28,040,436         2.01
Missouri               1 / 1             24,850,885         1.78
Arizona                6 / 6             18,655,377         1.33
Oregon                 2 / 2             17,847,900         1.28
South Carolina         2 / 2             17,153,523         1.23
Indiana                1 / 1             17,093,809         1.22
Massachusetts          4 / 4             14,247,255         1.02
Colorado               4 / 4             13,770,851         0.99
Alabama                2 / 2              5,636,942         0.40
Louisiana              1 / 1              5,179,882         0.37
Minnesota              1 / 1              4,155,165         0.30
Washington             1 / 1              3,320,000         0.24
Wisconsin              1 / 1              2,885,533         0.21
Nebraska               1 / 1              2,392,831         0.17
New Hampshire          1 / 1              2,242,343         0.16
Alaska                 1 / 1              1,475,853         0.11
Arkansas               1 / 1              1,400,000         0.10
Utah                   1 / 1              1,338,000         0.10
District of
 Columbia              1 / 1                751,708         0.05
                 ------------------  --------------       ------
TOTAL/WEIGHTED
 AVERAGE             205 / 217       $1,397,640,242       100.00%
                 ==================  ==============       ======

                                            WEIGHTED AVERAGES
                 -----------------------------------------------------------------------
                                 STATED                         CUT-OFF
                  MORTGAGE      REMAINING                        DATE       LTV RATIO AT
      STATE         RATE     TERM (MOS.)(1)      DSCR(2)     LTV RATIO(2)   MATURITY(2)
---------------- ---------- ---------------- -------------- -------------- -------------
California           7.77%         122            1.46x         65.66%         58.76%
New York             7.52%         122            1.39x         66.71%         58.91%
Florida              7.63%         134            1.33x         75.41%         61.82%
Pennsylvania         7.43%         116            1.31x         74.41%         64.61%
Georgia              8.04%         125            1.27x         74.78%         65.29%
Texas                8.00%         149            1.37x         71.73%         61.41%
Michigan             7.65%         117            1.21x         78.86%         70.66%
Nevada               7.83%         119            1.25x         75.47%         67.93%
Ohio                 7.60%         135            1.22x         76.76%         66.83%
Virginia             7.85%         138            1.32x         73.33%         63.80%
Connecticut          7.84%         119            1.23x         74.99%         66.99%
New Jersey           7.06%         146            1.41x         73.74%         61.08%
Maryland             7.91%         124            1.28x         75.59%         68.36%
Illinois             7.75%         139            1.23x         79.72%         71.82%
Tennessee            7.79%         130            1.26x         77.69%         68.21%
North Carolina       7.50%         122            1.57x         72.96%         58.04%
Missouri             6.90%         162            1.20x         75.31%         56.59%
Arizona              8.09%         119            1.25x         70.39%         63.24%
Oregon               7.78%         118            1.25x         72.62%         64.46%
South Carolina       7.73%         119            1.20x         72.73%         64.79%
Indiana              7.50%         117            1.21x         68.38%         60.64%
Massachusetts        7.63%         161            1.30x         73.91%         63.34%
Colorado             7.87%         142            1.26x         72.88%         65.72%
Alabama              7.66%         111            1.39x         72.65%         60.77%
Louisiana            7.24%         202             (2)            (2)            (2)
Minnesota            7.88%         118            1.47x         79.91%         71.45%
Washington           7.70%         120            1.22x         78.51%         69.82%
Wisconsin            7.88%         118            1.25x         74.95%         61.96%
Nebraska             7.24%         202             (2)            (2)            (2)
New Hampshire        6.94%         250             (2)            (2)            (2)
Alaska               8.25%         118            1.33x         70.28%         60.82%
Arkansas             8.88%         120            1.26x         72.92%         66.62%
Utah                 8.65%         120            1.31x         70.42%         64.02%
District of
 Columbia            8.38%         119            1.25x         51.84%         46.89%
TOTAL/WEIGHTED
 AVERAGE             7.68%         127            1.34x         71.52%         62.54%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(2) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                      RANGE OF REMAINING TERMS IN MONTHS

     RANGE OF       NUMBER OF      AGGREGATE          % OF
    REMAINING        LOANS/       CUT-OFF DATE    INITIAL POOL
 TERMS (MOS.)(1)   PROPERTIES       BALANCE          BALANCE
----------------- ------------ ----------------- --------------
     82 to 84        3 / 3      $   60,743,276         4.35%
     85 to 117      38 / 48        327,655,603        23.44
    118 to 120     110 / 112       779,821,507        55.80
    121 to 180      21 / 21        134,471,932         9.62
    181 to 240      19 / 19         56,577,480         4.05
    241 to 300      13 / 13         36,875,327         2.64
    301 to 359       1 / 1           1,495,117         0.11
                  ------------  --------------       ------
 TOTAL/WEIGHTED
      AVERAGE      205 / 217    $1,397,640,242       100.00%
                  ============  ==============       ======



                                             WEIGHTED AVERAGES
                  -----------------------------------------------------------------------
     RANGE OF                     STATED                       CUT-OFF
    REMAINING      MORTGAGE      REMAINING                      DATE        LTV RATIO AT
 TERMS (MOS.)(1)     RATE     TERM (MOS.)(1)     DSCR(2)    LTV RATIO(2)   MATURITY(1)(2)
----------------- ---------- ---------------- ------------ -------------- ---------------
     82 to 84         7.49%          84           2.00x        55.75%          54.85%
     85 to 117        7.47%         113           1.30x        74.05%          65.54%
    118 to 120        7.87%         119           1.32x        71.50%          63.82%
    121 to 180        7.48%         157           1.28x        72.39%          54.92%
    181 to 240        7.40%         217           1.31x        72.05%           3.48%
    241 to 300        7.10%         252            (2)           (2)             (2)
    301 to 359        8.63%         359           1.19x        84.95%           0.00%
 TOTAL/WEIGHTED
      AVERAGE         7.68%         127           1.34x        71.52%          62.54%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(2) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                               YEARS OF MATURITY

                  NUMBER OF      AGGREGATE         % OF
    YEARS OF       LOANS/      CUT-OFF DATE    INITIAL POOL
  MATURITY(1)    PROPERTIES       BALANCE         BALANCE
--------------- ------------ ---------------- --------------
      2006         3 / 3      $   60,743,276        4.35%
      2007         3 / 3          41,709,138        2.98
      2008         5 / 5          30,272,922        2.17
      2009       140 / 152     1,035,495,050       74.09
      2011         7 / 7          58,787,082        4.21
      2012         1 / 1           1,359,348        0.10
      2013         8 / 8          51,593,963        3.69
      2014         5 / 5          22,731,539        1.63
      2016         9 / 9          28,347,250        2.03
      2018         5 / 5          11,744,262        0.84
      2019         5 / 5          16,485,968        1.18
      2020        11 / 11         34,287,027        2.45
      2022         1 / 1           1,287,004        0.09
      2023         1 / 1           1,301,296        0.09
      2029         1 / 1           1,495,117        0.11
                ------------  --------------      ------
TOTAL/WEIGHTED
     AVERAGE     205 / 217    $1,397,640,242      100.00%
                ============  ==============      ======
                                           WEIGHTED AVERAGES
                -----------------------------------------------------------------------
                                STATED                       CUT-OFF
    YEARS OF     MORTGAGE      REMAINING                      DATE        LTV RATIO AT
  MATURITY(1)      RATE     TERM (MOS.)(1)     DSCR(2)    LTV RATIO(2)   MATURITY(1)(2)
--------------- ---------- ---------------- ------------ -------------- ---------------
      2006          7.49%          84           2.00x        55.75%          54.85%
      2007          7.71%          94           1.21x        77.76%          71.57%
      2008          7.36%         109           1.56x        73.81%          60.60%
      2009          7.77%         118           1.31x        71.99%          64.15%
      2011          7.69%         142           1.22x        75.25%          64.38%
      2012          9.13%         160            (2)           (2)             (2)
      2013          7.09%         165           1.32x        70.46%          52.40%
      2014          7.72%         179           1.32x        69.35%          36.17%
      2016          7.24%         202            (2)           (2)             (2)
      2018          7.02%         229           1.42x        73.62%           2.96%
      2019          7.95%         234           1.26x        71.42%           3.69%
      2020          7.04%         250            (2)           (2)             (2)
      2022          8.00%         280            (2)           (2)             (2)
      2023          7.76%         286            (2)           (2)             (2)
      2029          8.63%         359           1.19x        84.95%           0.00%
TOTAL/WEIGHTED
     AVERAGE        7.68%         127           1.34x        71.52%          62.54%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(2) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                            RANGE OF YEARS BUILT(1)

                                  AGGREGATE          % OF
    RANGE OF       NUMBER OF     CUT-OFF DATE    INITIAL POOL
   YEARS BUILT    PROPERTIES       BALANCE          BALANCE
---------------- ------------ ----------------- --------------
   1905 to 1960      25        $  272,064,689        19.47%
   1961 to 1970      20           149,027,289        10.66
   1971 to 1980      44           200,881,175        14.37
   1981 to 1985      28           204,765,413        14.65
   1986 to 1990      36           284,347,485        20.34
   1991 to 1995      15           114,399,928         8.19
   1996 to 1999      49           172,154,262        12.32
----------------     ---       --------------       ------
 TOTAL/WEIGHTED
     AVERAGE         217       $1,397,640,242       100.00%
                     ===       ==============       ======

                                          WEIGHTED AVERAGES
                 --------------------------------------------------------------------
                                 STATED                    CUT-OFF
    RANGE OF      MORTGAGE      REMAINING                   DATE        LTV RATIO AT
   YEARS BUILT      RATE     TERM (MOS.)(2)   DSCR(3)   LTV RATIO(3)   MATURITY(2)(3)
---------------- ---------- ---------------- --------- -------------- ---------------
   1905 to 1960      7.64%        120        1.35x          68.84%          60.92%
   1961 to 1970      7.40%        124        1.31x          71.95%          61.34%
   1971 to 1980      7.80%        132        1.32x          71.77%          62.58%
   1981 to 1985      7.78%        126        1.32x          71.68%          62.94%
   1986 to 1990      7.75%        121        1.27x          75.27%          66.40%
   1991 to 1995      7.58%        124        1.70x          64.16%          59.30%
   1996 to 1999      7.70%        151        1.35x          73.50%          60.98%
----------------
 TOTAL/WEIGHTED
     AVERAGE         7.68%        127        1.34x          71.52%          62.54%

----------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(3) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                          TEN LARGEST MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                               -----------------------------------------------------------------
                                                     % OF                     STATED                     CUT-OFF
                      NUMBER OF   CUT-OFF DATE   INITIAL POOL   MORTGAGE    REMAINING    UNDERWRITTEN      DATE     LTV RATIO AT
   PROPERTY NAME     PROPERTIES      BALANCE        BALANCE       RATE     TERM (MOS.)       DSCR       LTV RATIO     MATURITY
------------------- ------------ -------------- -------------- ---------- ------------- -------------- ----------- -------------
Rego Park Plaza          1        $ 82,000,000        5.87%        7.25%       118          1.58x          65.60%       62.37%
Capitol Square           1          50,000,000        3.58         7.47%        84          2.14x          51.81%       51.81%
90 & 100 John
 Street                  1          50,000,000        3.58         7.27%       117          1.29x          70.42%       62.54%
Orange County
 Office Portfolio        7          39,151,613        2.80         7.61%       116          1.30x          68.15%       60.63%
McCandless
 Towers I                1          36,984,827        2.65         8.24%       119          1.30x          65.46%       59.02%
Albany Mall              1          31,587,489        2.26         8.33%       119          1.25x          70.19%       63.41%
Oaks at Hampton          1          29,146,816        2.09         7.50%       117          1.22x          79.85%       70.83%
The Townhouse
 Apartments              1          27,986,550        2.00         7.81%       119          1.21x          75.64%       67.51%
1845 Walnut
 Street                  1          27,584,379        1.97         7.32%       119          1.30x          68.11%       60.06%
Whispering Hills
 Apartments              1          24,850,885        1.78         6.90%       162          1.20x          75.31%       56.59%
                                  ------------       -----
TOTAL/WEIGHTED
 AVERAGE                16        $399,292,559       28.57%        7.53%       116          1.44x          67.60%       61.13%
                        ==        ============       =====

     The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the cut-off date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the cut-off date, except with respect to:

     o 6 mortgage loans, representing approximately 13.33% of the Initial Pool Balance, where Periodic Payments are interest-only for a period ranging from 6 to 60 months after origination, after which date the mortgage loans generally amortize based upon a 30-year amortization schedule, and

     o 1 mortgage loan, representing approximately 3.58% of the aggregate principal balance of all the mortgage loans as of the cut-off date, where periodic payments are interest-only over the term of the mortgage loan.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement. (For the purposes of calculating DSCR, the debt service of the mortgage loans which are interest-only for a specific initial period will be assumed to include interest and principal (based on the amortization schedule that would be in effect after the respective interest-only period)).

        RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE(1)

                        NUMBER OF      AGGREGATE          % OF
       RANGE OF          LOANS/       CUT-OFF DATE    INITIAL POOL
        DSCRS          PROPERTIES       BALANCE          BALANCE
--------------------- ------------ ----------------- --------------
1.129x to 1.189x(3)      2 / 2      $    7,322,210         0.52%
 1.190x to 1.249x       55 / 57        450,631,082        32.24
 1.250x to 1.299x       47 / 51        303,490,133        21.71
 1.300x to 1.349x       22 / 28        160,726,384        11.50
 1.350x to 1.399x       14 / 14        106,214,712         7.60
 1.400x to 1.599x       27 / 27        197,197,073        14.11
 1.600x to 2.137x        7 / 7          84,054,305         6.01
                      ------------  --------------        -----
   TOTAL/WEIGHTED
        AVERAGE        174 / 186    $1,309,635,899        93.70%
                      ============  ==============        =====

                                             WEIGHTED AVERAGES
                      ----------------------------------------------------------------
                                      STATED                   CUT-OFF
       RANGE OF        MORTGAGE      REMAINING                   DATE     LTV RATIO AT
        DSCRS            RATE     TERM (MOS.)(2)     DSCR     LTV RATIO   MATURITY(2)
--------------------- ---------- ---------------- ---------- ----------- -------------
1.129x to 1.189x(3)       7.53%         124         1.13x        78.77%       68.43%
 1.190x to 1.249x         7.73%         122         1.21x        75.25%       65.45%
 1.250x to 1.299x         7.82%         121         1.27x        72.41%       63.42%
 1.300x to 1.349x         7.84%         119         1.31x        69.49%       61.10%
 1.350x to 1.399x         7.60%         127         1.37x        72.27%       60.90%
 1.400x to 1.599x         7.57%         122         1.50x        68.98%       60.96%
 1.600x to 2.137x         7.43%          98         1.98x        56.58%       51.86%
   TOTAL/WEIGHTED
        AVERAGE           7.71%         121         1.34x        71.52%       62.54%

----------
(1) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

(2)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(3) Water Club Apartments (Loan No. 194) which has a DSCR of 1.13x is cross-collateralized and cross-defaulted with 2 other mortgage loans, and the 3 mortgage loans have a weighted average DSCR of 1.25x. Canal Place Apartments (Loan No. 32) has a DSCR of 1.16x.

                    RANGE OF CURRENT OCCUPANCY RATES(1)(5)

     RANGE OF
      CURRENT                       AGGREGATE          % OF
     OCCUPANCY       NUMBER OF     CUT-OFF DATE    INITIAL POOL
       RATES        PROPERTIES       BALANCE          BALANCE
------------------ ------------ ----------------- --------------
 50.00% to 79.99%      13        $   52,446,421         3.75%
 80.00% to 89.99%      19           129,251,041         9.25
 90.00% to 92.49%      13           103,392,952         7.40
 92.50% to 94.99%      22           195,934,519        14.02
 95.00% to 97.49%      35           287,212,806        20.55
 97.50% to 99.99%      26           215,629,822        15.43
100.00% to 100.00%     58           325,768,337        23.31
                       ---       --------------        -----
TOTAL/WEIGHTED
 AVERAGE .........     186       $1,309,635,899        93.70%
                       ===       ==============        =====
                                           WEIGHTED AVERAGES(3)
                   --------------------------------------------------------------------
     RANGE OF
      CURRENT                      STATED                    CUT-OFF
     OCCUPANCY      MORTGAGE      REMAINING                   DATE        LTV RATIO AT
       RATES          RATE     TERM (MOS.)(4)   DSCR(5)   LTV RATIO(5)   MATURITY(4)(5)
------------------ ---------- ---------------- --------- -------------- ---------------
 50.00% to 79.99%      7.93%         131         1.41x        64.74%          50.33%
 80.00% to 89.99%      7.69%         116         1.31x        73.36%          64.42%
 90.00% to 92.49%      7.62%         125         1.25x        75.89%          65.45%
 92.50% to 94.99%      7.77%         123         1.27x        73.91%          65.09%
 95.00% to 97.49%      7.75%         120         1.29x        74.46%          64.81%
 97.50% to 99.99%      7.69%         119         1.29x        70.69%          62.74%
100.00% to 100.00%     7.65%         119         1.50x        67.89%          59.19%
TOTAL/WEIGHTED
 AVERAGE .........     7.71%         121         1.34x        71.52%          62.54%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) The weighted average occupancy rate information shown above includes 12 hotel properties, representing approximately 3.60% of the Initial Pool Balance, which have occupancy rates that generally range from 50% to 85%; if the mortgage loans secured by hotel properties are excluded, the weighted average occupancy rate of all other mortgaged properties, except credit lease properties is 95.59%.

(3) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(5) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

                        RANGE OF CUT-OFF DATE BALANCES

                               NUMBER OF      AGGREGATE          % OF
          RANGE OF              LOANS/       CUT-OFF DATE    INITIAL POOL
    CUT-OFF DATE BALANCES     PROPERTIES       BALANCE          BALANCE
---------------------------- ------------ ----------------- --------------
  $ 649,554 to $2,000,000      55 / 55     $   81,168,100         5.81%
 $2,000,001 to $5,000,000      72 / 72        235,144,350        16.82
 $5,000,001 to $10,000,000     44 / 48        313,037,870        22.40
$10,000,001 to $15,000,000     11 / 11        126,269,033         9.03
$15,000,001 to $25,000,000     14 / 16        267,579,215        19.15
$25,000,001 to $50,000,000      8 / 14        292,441,675        20.92
$50,000,001 to $82,000,000      1 / 1          82,000,000         5.87
                             ------------  --------------       ------
  TOTAL/WEIGHTED AVERAGE      205 / 217    $1,397,640,242       100.00%
                             ============  ==============       ======

                                                      WEIGHTED AVERAGES
                             --------------------------------------------------------------------
                                             STATED                    CUT-OFF
          RANGE OF            MORTGAGE      REMAINING                   DATE        LTV RATIO AT
    CUT-OFF DATE BALANCES       RATE     TERM (MOS.)(1)   DSCR(2)   LTV RATIO(2)   MATURITY(1)(2)
---------------------------- ---------- ---------------- --------- -------------- ---------------
  $ 649,554 to $2,000,000        8.01%         149         1.31x        69.53%          55.28%
 $2,000,001 to $5,000,000        7.68%         150         1.34x        73.21%          62.53%
 $5,000,001 to $10,000,000       7.81%         127         1.29x        74.76%          64.57%
$10,000,001 to $15,000,000       7.52%         132         1.35x        73.97%          62.87%
$15,000,001 to $25,000,000       7.67%         119         1.26x        72.39%          63.61%
$25,000,001 to $50,000,000       7.67%         112         1.42x        67.51%          61.17%
$50,000,001 to $82,000,000       7.25%         118         1.58x        65.60%          62.37%
  TOTAL/WEIGHTED AVERAGE         7.68%         127         1.34x        71.52%          62.54%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

(2) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.


     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the maturity dates or Anticipated Prepayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity dates or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE (1)

                                                                                        WEIGHTED AVERAGES
                                                                 ----------------------------------------------------------------
     RANGE OF        NUMBER OF      AGGREGATE          % OF                      STATED                   CUT-OFF
   CUT-OFF DATE       LOANS/       CUT-OFF DATE    INITIAL POOL   MORTGAGE      REMAINING                   DATE     LTV RATIO AT
    LTV RATIOS      PROPERTIES       BALANCE          BALANCE       RATE     TERM (MOS.)(2)     DSCR     LTV RATIO   MATURITY(2)
------------------ ------------ ----------------- -------------- ---------- ---------------- ---------- ----------- -------------
41.91% to 54.99%      9 / 11     $   85,739,418         6.13%        7.72%          101         1.85x       50.03%       46.49%
55.00% to 64.99%     16 / 16         81,976,709         5.87         7.63%          131         1.40x       61.41%       47.78%
65.00% to 69.99%     27 / 33        308,131,863        22.05         7.70%          120         1.38x       67.24%       60.32%
70.00% to 73.33%     25 / 25        185,405,714        13.27         7.80%          121         1.27x       71.24%       61.91%
73.34% to 76.66%     38 / 38        245,304,597        17.55         7.71%          127         1.31x       75.10%       63.95%
76.67% to 79.99%     50 / 54        336,135,997        24.05         7.66%          118         1.25x       78.88%       69.85%
80.00% to 84.95%      9 / 9          66,941,600         4.79         7.78%          124         1.28x       81.80%       71.33%
                   ------------  --------------        -----
 TOTAL/WEIGHTED
      AVERAGE       174 / 186    $1,309,635,899        93.70%        7.71%          121         1.34x       71.52%       62.54%
                   ============  ==============        =====

----------
(1) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

(2)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

           RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES(1)

                                                                                        WEIGHTED AVERAGES
                                                                 ----------------------------------------------------------------
     RANGE OF        NUMBER OF      AGGREGATE          % OF                      STATED                   CUT-OFF
   MATURITY DATE      LOANS/       CUT-OFF DATE    INITIAL POOL   MORTGAGE      REMAINING                   DATE     LTV RATIO AT
   LTV RATIOS(2)    PROPERTIES       BALANCE          BALANCE       RATE     TERM (MOS.)(2)     DSCR     LTV RATIO   MATURITY(2)
------------------ ------------ ----------------- -------------- ---------- ---------------- ---------- ----------- -------------
 0.00% to 44.99%     13 / 15     $   53,465,650         3.83%        7.98%          153         1.40x       54.05%       27.81%
45.00% to 54.99%     17 / 17        120,569,518         8.63         7.52%          117         1.70x       59.01%       51.56%
55.00% to 59.99%     20 / 20        146,295,417        10.47         7.85%          130         1.32x       68.28%       57.82%
60.00% to 63.32%     28 / 34        323,487,467        23.15         7.46%          118         1.38x       69.13%       61.57%
63.33% to 66.65%     27 / 27        176,759,547        12.31         7.97%          120         1.27x       73.33%       65.02%
66.66% to 69.99%     29 / 29        187,028,719        13.72         7.84%          119         1.27x       76.14%       67.87%
70.00% to 75.54%     40 / 44        302,029,581        21.61         7.71%          115         1.25x       79.78%       71.62%
                   ------------  --------------        -----
 TOTAL/WEIGHTED
      AVERAGE       174 / 186    $1,309,635,899        93.70%        7.71%          121         1.34x       71.52%       62.54%
                   ============  ==============        =====

----------
(1) Excludes 31 credit lease loans, representing approximately 6.30% of the Initial Pool Balance, secured by credit lease properties meeting the guidelines described under "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement. The DSCRs for credit lease loans at origination range generally from 1.00x-1.05x and the LTV ratios for credit lease loans at origination range generally from 90%-100%.

(2)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated annual revenue derived from the use and operation of the Mortgaged Property less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied and, where the actual vacancy shown on the rent roll and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home community properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown on the rent roll. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential healthcare facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private healthcare facilities were generally within the then current market ranges and vacancy levels were generally a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case residential healthcare facilities.

     Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Seller relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue, (except with respect to single tenant properties, where a minimum of 1.5% to 3.0% of gross receipts was assumed, with respect to full service hotel properties, where a minimum of 3.5% of gross receipts was assumed and with respect to limited service hotel properties, where a minimum of 4.0% of gross receipts was assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves.

     Replacement Reserves. Replacement reserves were funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the offered certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related mortgage loans. All of these appraisals were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. We cannot assure you that another appraiser would have arrived at the same opinion of market value.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. In connection with the origination of all mortgage loans (other than credit lease loans or newly constructed Mortgaged Properties, as described below), a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. No engineering inspections were made with respect to the remaining 17 mortgage loans (including credit lease loans) representing approximately 2.40% of the Initial Pool Balance, which were determined by the applicable Mortgage Loan Seller to be a credit lease mortgage loan or "new construction" or "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the 43 Mortgaged Properties, securing mortgage loans representing approximately 20.45% of the Initial Pool Balance, located primarily in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, no Mortgaged Property is likely to suffer a probable maximum loss in excess of 25% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. 5 of the 43 Mortgaged Properties described above, representing approximately 5.15% of the Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are The Chase Manhattan Bank ("Chase") and First Union National Bank ("First Union"). Chase is the parent corporation of the Depositor and an affiliate of Chase Securities Inc., one of the Underwriters. See "The Depositor" in the prospectus. First Union is an affiliate of First Union Capital Markets Corp., one of the Underwriters. All of the mortgage loans were originated by the Mortgage Loan Sellers, in each case, generally in accordance with the underwriting criteria described below.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals, many of whom have completed the credit training programs sponsored by that Mortgage Loan Seller or that Mortgage Loan Seller's predecessors. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans. Chase's commercial mortgage banking group also includes a distinct group responsible for servicing of mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     First Union owns a 70% equity interest in the borrower of 1 mortgage loan (identified as Loan No. 202 on Annex A), representing approximately 0.71% of the Initial Pool Balance. This mortgage loan was underwritten to the standards described in this prospectus supplement.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes the inspection to be performed to confirm the occupancy rate of the Mortgaged Property, analyzes the market and assesses the utility of the Mortgaged Property within the market. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Seller staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by either Mortgage Loan Seller from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with the Mortgage Loan Seller's underwriting standards.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                        DSCR GUIDELINE        LTV RATIO GUIDELINE
-------------                        --------------       -------------------
Multifamily ....................          1.20x                    80%
Anchored Retail ................      1.20x--1.25x               75--80%
Unanchored Retail ..............      1.25x--1.30x                 75%
Office .........................          1.25x                    75%
Industrial/Warehouse ...........          1.25x                    75%
Hotel ..........................      1.35x--1.40x                 70%
Credit Lease ...................          1.00x                   100%
Self-Storage ...................          1.25x                    75%
Parking Facility ...............          1.30x                    75%
Healthcare .....................          1.25x                    75%
Mixed Use ......................          1.25x                    75%
Mobile Home Community ..........          1.20x                    80%
Section 42 Properties ..........          1.15x                    85%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by the Mortgage Loan Seller may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to credit lease loans, each Mortgage Loan Seller requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Seller generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum reserve levels were generally assumed by each Mortgage Loan Seller in determining Underwritten Net Cash Flow:


  Multifamily ...................   $250 per unit
  Retail ........................   $0.10-0.15 per square foot
  Office ........................   $0.10-0.20 per square foot
  Industrial/Warehouse ..........   $0.10 per square foot
  Hospitality ...................   4%-5% of gross revenue
  Self-Storage ..................   $0.15 per square foot
  Parking Facility ..............   $45 per space
  Healthcare ....................   $200-350 per unit
  Mixed Use .....................   $0.10-0.20 per square foot
  Mobile Home Community .........   $50-100 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves are required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the Tenants.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the information set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the cut-off date;

          (b) as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan;

          (c) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the mortgage loan;

          (d) the proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder;

          (e) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with the mortgage loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as the enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law);

          (f) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the cut-off date, to the best knowledge of the applicable Mortgage Loan Seller there is no valid offset, defense, counterclaim or right to rescission with respect to the Mortgage Note, Mortgage(s) or other agreements;

          (g) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of the Mortgage to the Trustee (subject to customary limitations);

          (h) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each exception, a "Title Exception") (A) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and
     (C) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, except with respect to 2 mortgage loans, representing approximately 5.08% of the Initial Pool Balance;

          (i) except with respect to any credit lease loan, all taxes and governmental assessments that prior to the cut-off date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover the payments has been established;

          (j) to the applicable Mortgage Loan Seller's knowledge as of the cut-off date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, except with respect to 1 mortgage loan, representing approximately 3.58% of the Initial Pool Balance, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the mortgage loan and as of the cut-off date there was no proceeding pending for the total or partial condemnation of the Mortgaged Property;

          (k) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered those risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which the Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on the Mortgaged Property, or an amount at least equal to the initial principal balance of the mortgage loan, was in full force and effect with respect to each related Mortgaged Property;

          (l) as of the cut-off date, the mortgage loan is not, and in the prior 12 months (or since the date of origination if the mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment;

          (m) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and that Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related mortgage loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed in those report(s);

          (n) the lien of each related Mortgage as a first priority lien in the original principal amount of the Mortgage Loan (as set forth on the mortgage loan schedule) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to the Title Exceptions; the Mortgage Loan Seller or its successors or assigns is the named insured of that policy; the policy is assignable and will inure to the benefit of the Trustee as mortgagee of record; and is in full force and effect upon the consummation of the transactions contemplated by the applicable Purchase Agreement; no claims have been made under the policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of that policy;

          (o) except with respect to APD Loans, which provide that the rate at which interest accrues on the APD Loans increases after the Anticipated Prepayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of the mortgage loan is a fixed rate;

          (p) other than payments due but not yet 30 days or more delinquent, there is, to the Mortgage Loan Seller's knowledge, (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of the documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of those documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under that mortgage loan, Mortgage Note or Mortgage;

          (q) each mortgage loan is directly secured by a Mortgage on a commercial or multifamily property, and either (1) substantially all of the proceeds of the mortgage loan were used to acquire, improve or protect the portion of the commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the mortgage loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the mortgage loan was at least equal to 80% of the principal amount of the mortgage loan (a) as of the Testing Date, or (b) as of the closing date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the mortgage loan, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the mortgage loan, and (2) the "Testing Date" shall be the date on which the referenced mortgage loan was originated unless (a) the mortgage loan was modified after the date of its origination in a manner that would cause "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) the "significant modification" did not occur at a time when the mortgage loan was in default or when default with respect to the mortgage loan was reasonably foreseeable;

          (r) except for the mortgage loans eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, each mortgage loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization;

          (s) each Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly transferred or sold, or encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any permitted additional debt;

          (t) each Mortgaged Property was inspected by or on behalf of the related originator during the 12-month period prior to the related origination date;

          (u) since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the mortgage loan or materially interferes with the security intended to be provided by the Mortgage, and, except with respect to the mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of the Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, and with respect to mortgage loans which permit the related mortgagor to substitute a replacement property, except with respect to 1 mortgage loan, representing approximately 0.49% of the Initial Pool Balance, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment therefor;

          (v) except with respect to 2 mortgage loans, representing approximately 3.82% of the Initial Pool Balance, to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and, to the Mortgage Loan Seller's knowledge, as of the cut-off date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property;

          (w) the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of the mortgage loan (other than an APD Loan after the Anticipated Prepayment Date) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and

          (x) all escrow deposits and payments required pursuant to the mortgage loan are in the possession, or under the control, of the applicable Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to the mortgage loan and (4) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach if it is diligently proceeding with that cure, and has delivered to S&P, Fitch and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage (as defined in this prospectus supplement) loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;
(f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the either of S&P or Fitch to any Class of Certificates then rated by the S&P or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) have a date of origination that is not more than 12 months prior to the date of substitution; (n) has been approved by the Directing Certificateholder; provided, that the Directing Certificateholder shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted mortgage loan after the aggregate of the outstanding principal balance of all Qualified Substitute Mortgage Loans which were previously substituted for deleted mortgage loans exceeds 10% of the aggregate outstanding principal balance of all the mortgage loans as of the cut-off date; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) shall be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller shall certify that the mortgage loan meets all of the requirements of the above definition and shall send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans. Each respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 45 mortgage loans (the "Lock Box Loans"), representing approximately 22.83% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or Tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of 36 Lock Box Loans, representing approximately 16.59% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans. The terms of 9 Lock Box Loans, representing approximately 6.24% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the occurrence of an event of default under the related mortgage loan documents or the occurrence of an Anticipated Prepayment Date. Except as set forth above, the agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and interest due on or before the cut-off date and in the case of Semi-Annual Loans, interest accrued before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates") will consist of the following seventeen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D, Class E and Class F Certificates are referred to collectively in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A, Class X, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby (collectively, the "Offered Certificates"). The Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that distribution date. The initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the other Certificates as of the prior distribution date (after giving effect to the distribution of principal on that distribution date) or, prior to the first distribution date, the cut-off date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the mortgage loans. The Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will have an aggregate initial Certificate Balance of approximately $143,258,123. The Class R and Class LR Certificates will not have Certificate Balances.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, or in the case of the Class X Certificates,

$1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Cedelbank ("Cedelbank") and the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Pursuant to the Pooling and Servicing Agreement, the Trustee may appoint one or more parties to serve as paying agent (in that capacity, the "Paying Agent") for purposes of making distributions on the Certificates, as certificate registrar (in that capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). Initially, the Trustee will be appointed as the Paying Agent, the Certificate Registrar and the Authenticating Agent pursuant to the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, in the event that the Trustee resigns or is removed as Trustee, it will have the right to resign, and in certain circumstances will be removed as paying agent, certificate registrar and/or authenticating agent.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Cedelbank, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Cedelbank have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Cedelbank, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Cedelbank, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Cedelbank and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day (but in no event earlier than the fourth business day following the related Determination Date), commencing in September 1999 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of the related Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (other than the mortgage loans (each, an "Annualized Actual/360 Loan") identified on Annex A hereto as Loan No. 12, Loan No. 78 and Loan No. 157), which accrue interest on an Actual/360 basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the Withheld Loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account. The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account and Interest Reserve Account in U.S. government securities and other obligations that are acceptable to each of S&P and Fitch ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders. Prior to the applicable

Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

               (3) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) all Prepayment Premiums and Yield Maintenance Charges;

               (5) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account or the Lower-Tier Distribution Account;

               (6) Excess Interest; and

               (7) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

          (b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Due Period; and

          (d) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs (or, with respect to 32 mortgage loans, representing approximately 28.49% of the Initial Pool Balance, the period commencing on the eleventh day of the month preceding the month in which that Distribution Date occurs and ending on the tenth day of the month in which that Distribution Date occurs). Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period. For purposes of the discussion in the prospectus, the Due Period is also the Prepayment Period (as defined in the prospectus).

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those Classes;

     second, (1) to the Class A-1 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that Class is reduced to zero;

     third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full; and

     fortieth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 7.134%.

     The Pass-Through Rate on the Cass A-2 Certificates is a per annum rate equal to 7.439%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 7.619%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 7.625%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 7.625%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate less 0.05% per annum.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate less 0.05% per annum.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class I Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 6.400%.

     The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date immediately after the preceding Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the cut-off date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. Notwithstanding the foregoing, if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Class X Certificates, the Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related

Mortgage Rate; provided, however, that with respect to each Withheld Loan (other than any Annualized Actual/360 Loan during the related interest-only period), the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (2) prior to the due date in March, will be the per annum rate stated in the related Mortgage Note.

     "Excess Interest" with respect to any APD Loan is the interest accrued at an increased interest rate in respect of that APD Loan in excess of the interest accrued at the related initial interest rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Accrued Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest for that Class of Certificates and that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). Accrued Certificate Interest and Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-Off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related

REO Property, net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to mortgage loans during the related Due Period, among all the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of those Classes of Certificates. We cannot assure you that any Excess Interest will be collected on the APD Loans.


ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     On any Distribution Date, Prepayment Premiums collected during the related Due Period will be required to be distributed by the Paying Agent to the holders of the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each of these Classes an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on that Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after those distributions will be distributed to the holders of the Class X Certificates.

     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be required to be distributed by the Paying Agent to the holder of the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each of these Classes an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on that principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after those distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of Offered Certificates (other than the Class X Certificates) is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (1) the Pass-Through Rate on that Class of Offered Certificates and (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to that principal prepayment and (B) whose denominator is the difference between (1) the Mortgage Rate on the related mortgage loan and (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to that principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Yield Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class I, Class J, Class K, Class L, Class M or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                            ASSUMED FINAL
CLASS DESIGNATION         DISTRIBUTION DATE
-----------------         -----------------
   Class A-1 .........       July 15, 2007
   Class A-2 .........       July 15, 2009
   Class X ...........       July 15, 2029
   Class B ...........     August 15, 2009
   Class C ...........     August 15, 2009
   Class D ...........     August 15, 2009
   Class E ...........        May 15, 2011
   Class F ...........        May 15, 2011

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be August 15, 2031, the first Distribution Date after the 24th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans (other than Excess Interest) will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class M Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L and Class M Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class I Certificates,

     o the rights of the holders of the Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of the Class F Certificates of the full amount of interest payable in respect of those Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of Class F Certificates, of principal equal to, in each case, the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class E Certificates by the subordination of the Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D, Class E and Class F Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-2 Certificates until the Certificate Balance has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those Classes of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to that Class in accordance with the payment priorities set forth in "Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its due date occurs) in an amount equal to one-sixth of the interest portion of the Periodic Payment due on the mortgage loan (net of the related Servicing Fee) and will be entitled to reimbursement for the advances from the related Periodic Payment when collected or, if non-recoverable from the Periodic Payment, then from general collections. The Master Servicer will advance principal for each Semi-Annual Loan only in the month the related Periodic Payment is due. No interest will accrue on P&I Advances made in respect of any Semi-Annual Loan until after the due date (including any applicable grace period) on which no related Periodic Payment is collected in respect of that Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance pursuant to the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Excess Interest.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. The "Prime Rate" will be the rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Distribution Date Statement furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of the related mortgage loan by the Special Servicer, which extension does not change the amount of Periodic Payments on the mortgage loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (4) the date on which a receiver has been appointed;

          (5) 60 days after a borrower declares bankruptcy;

          (6) the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (8) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (1) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, over
(2) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the

Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer and/or for which funds have not been escrowed).

     Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to receive an appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (2), the Special Servicer will be required to receive an appraisal within the 120-day period set forth in clause (2). On the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will be required to report to the Paying Agent, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Amount described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the 11th day of the month in which the Distribution Date occurs or, if the 11th day is not a business day, then the immediately succeeding business day.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate Class of Certificates then outstanding (i.e., first to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Periodic Payments (or two consecutive Periodic Payments with respect to the Semi-Annual Loans), and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance. Based upon the appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of such appraisal.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Periodic Payments (or two consecutive Periodic Payments with respect to the Semi-Annual Loans), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of the twelfth Periodic Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance. Based upon the appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to the mortgage loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to furnish or make available to each holder of a Certificate, the Underwriters, the Special Servicer and a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Distribution Date Statement") based upon information provided by the Master Servicer setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class of Certificates allocable to (A) Prepayment Premiums,
     (B) Yield Maintenance Charges and (C) Excess Interest;

          (11) the Pass-Through Rate for the Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for the Class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the pool of mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred during the related due period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with such liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Due Period;

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Due Period;

          (27) the original and then current credit support levels for each Class of Certificates;

          (28) the original and then current ratings for each Class of Certificates; and

          (29) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Due Period.

     The Trustee will make available the Distribution Date Statement through its corporate trust home page on the internet, which is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. In addition, the Trustee may make certain other information and reports related to the mortgage loans available through its corporate trust home page.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per definitive certificate.

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to the Trustee and each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1),
(2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Master Servicer will be required to provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the borrowers pursuant to the related loan documents.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Depositor, the Special Servicer, the Master Servicer, S&P, Fitch or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Paying Agent; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be responsible for enforcing all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Master Servicer or the Paying Agent, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class will be deemed to be reduced by the amount allocated to the Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO

Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer, the Depositor or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE

     State Street Bank and Trust Company will act as Trustee of the trust fund. The corporate trust office of the Trustee responsible for administration of the Trust is located at 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02111, Attention: Global Investor Services Group, Corporate Trust Department, Ref. Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust, Series 1999-1. In its Consolidated Report of condition as of December 31, 1998, State Street Bank and Trust Company, a Massachusetts chartered institution, and foreign and domestic subsidiaries reported total assets of $43,184,638,000. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) equal to 0.001% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer will appoint First Union National Bank as sub-servicer with respect to the mortgage loans sold by First Union National Bank to the Depositor. In addition to the sub-servicing by First Union National Bank of the mortgage loans, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates so long as delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates as confirmed in writing by each of S&P and Fitch. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible on behalf of the Trustee in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective mortgage loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's obligation to make Advances, whether in respect of delinquent payments of principal and/or interest or to cover certain servicing expenses; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; and (E) any obligation of the Master Servicer (in its capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase a mortgage loan (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the involuntary appointment, decree or order is stayed or discharged, within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer will have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans". The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 90 days (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), S&P and Fitch, provided however, the Special Servicer will not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to the greater of (a) 1% of the Initial Pool Balance or
(b) 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions relating to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class M Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.


THE MASTER SERVICER

     The Chase Manhattan Bank will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 270 Park Avenue, New York, New York 10017. As of June 30, 1999, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $6,000,000,000. The Master Servicer will appoint First Union as sub-servicer with respect to the mortgage loans sold by First Union to the Depositor.


THE SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC will act as special servicer (in that capacity, the "Special Servicer") and in that capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal offices of the Special Servicer are located at 1717 Main Street, Suite 1200, Dallas, Texas 75201. As of May 31, 1999, the Special Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $42,800,000,000. As of May 31, 1999, the Special Servicer has been named Special Servicer on 65 securitized transactions encompassing 15,133 loans.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each of S&P and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly (or with respect to the Semi-Annual Loans, semi-annually) from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.020% to 0.205%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.058% per annum. As of any date of determination, the "Administrative Cost Rate" will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) all assumption fees paid by the borrowers on mortgage loans that are not Specially Serviced Mortgage Loans and modification fees with respect to certain modifications permitted to be performed by the Master Servicer under the Pooling and Servicing Agreement with respect to non-Specially Serviced Mortgage Loans and (2) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and Interest Reserve Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund. The Special Servicing Fee will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If a borrower voluntarily prepays a mortgage loan on a date that is prior to its due date in any Due Period, the amount of interest (net of related Servicing Fees) that accrues on the mortgage loan during such Due Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been accrued on the mortgage loan through its due date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Due Period after the related due date (or, with respect to any Semi-Annual Loan, the first day of the month) for such mortgage loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues and is collected on the mortgage loans during such Due Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the mortgage loan during such Due Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each mortgage loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary principal prepayment during the most recently ended Due Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (A) the Servicing Fee (up to a Servicing Fee Rate of 0.03% per annum) received by the Master Servicer during such Due Period on such mortgage loan and (B) investment income earned by the Master Servicer on the related principal prepayment through the most recent Determination Date, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in mortgage loan interest accruals that result from any liquidation of a defaulted mortgage loan, or of any REO Property acquired in respect thereof, that occurs during a Due Period prior to the related due date therein or involuntary prepayments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or partial payment or unscheduled payment with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption fees, extension fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and all modification fees with respect to all non-Specially Serviced Mortgage Loans, except for the modification fees that the Master Servicer is entitled to receive, as described above. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates--Distributions-- Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable best efforts to (1) cause each borrower to maintain, and if the borrower does not maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the servicing standards), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. During all times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable best efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the servicing standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) an amount necessary to avoid the application of any co-insurance clause and (2) the full replacement cost of the improvements on the REO Property. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer from reimbursements received from the borrower or, if the borrower does not pay those amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the maturity date of a mortgage loan that is not a Specially Serviced Mortgage Loan; except that any extension entered into by the Special Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate, the date twenty years prior to the expiration of the leasehold estate (or the date 10 years prior to the expiration of the leasehold estate if the Special Servicer determines, in accordance with the Servicing Standard, that such extension is reasonably likely to produce a greater recovery on a net present value basis); provided that, if the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Master Servicer) may not waive, modify or amend any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that the waiver, modification or amendment will not constitute a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate, the date twenty years prior to the expiration of the leasehold (or the date 10 years prior to the expiration of the leasehold estate if the Special Servicer determines, in accordance with the Servicing Standard, that such extension is reasonably likely to produce a greater recovery on a net present value basis);

          (2) reduce the related Net Mortgage Rate to less than the lesser of
     (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

          (3) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, S&P, Fitch and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a mortgage loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Master Servicer as a Servicing Advance) and either:

          (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     The Pooling and Servicing Agreement grants to the majority holder of the Controlling Class and the Special Servicer, in that order, a right of first refusal to purchase from the trust fund, at the Purchase Price, any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted mortgage loan if and when the Special Servicer determines, consistent with the Servicing Standards, that the sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of the sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The

Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" include fixed rents and rents based on the receipts or sales of a Tenant but do not include the portion of any rental based on the net income or profit of any Tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." "Rents from real property" also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in August 2000; provided, however, that if the Master Servicer has a reasonable basis to believe that (1) the DSCR with respect to any Mortgaged Property has decreased by 25% or more from the DSCR as of the cut-off date, (2) the DSCR with respect to any Mortgaged Property has decreased to 0.90x or less, or (3) the rating of the Tenant or Guarantor with respect to any Credit Lease loan as of the cut-off date is (x) downgraded by more than one rating category or (y) downgraded from a rating of "BBB-" or higher to below "BBB-" or (z) withdrawn (or, with respect to Tenants or Guarantors rated below "BBB-", the rating has been downgraded, withdrawn or qualified) the Master Servicer will inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection will be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after such mortgage loan becomes a Specially Serviced Mortgage Loan (the cost of which inspection will be a Servicing Advance). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) in the case of the Master Servicer only, the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by S&P or Fitch to any class of certificates; provided that with respect to the resignation of the Master Servicer, First Union will have been offered the opportunity to accept the appointment and First Union and the Master Servicer have been unable to agree upon terms or First Union has declined or otherwise been unable to accept that appointment, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) any failure by the Master Servicer to make any remittance on the day and time the remittance is required to be made under the terms of the Pooling and Servicing Agreement;

          (b) any failure by the Special Servicer to deposit into the REO Account or to remit to the Master Servicer for deposit in the Certificate Account any remittance required to be made by the Special Servicer on the day a remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee will have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; and

          (g) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and the removal coincides with the downgrade, qualification (including, without limitation, "negative credit watch") or withdrawal of the ratings of any of the Certificates by S&P.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee then will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P or Fitch, as evidenced by a letter from each of S&P and Fitch;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and
     (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P or Fitch; or

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each of S&P and Fitch as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either of S&P or Fitch.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) adversely affect the Voting Rights of any Class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the Class then outstanding.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates and (5) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under an APD Loan may have certain incentives to prepay APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the related Borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Date. The failure of a Borrower to prepay the APD Loans on their Anticipated Prepayment Dates will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a Borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the APD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loans documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. In general, the Class X Certificates will be extremely sensitive to the rate of principal prepayments, principal losses and interest rate reductions due to modifications on the mortgage loans. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment lockout periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of the Class X, Class E and Class F Certificates and, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those Classes, the Class A-2, Class B, Class C and Class D Certificates, for one or more future periods and therefore will also affect the yield on those Classes.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest). Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of Certificates (other than the Residual Certificates and the Class X Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Prepayment Premium Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least fifteen days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans (or, with respect to 1 mortgage loan, representing approximately 3.58% of the Initial Pool Balance, periodic payments of interest-only over the term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity, and with respect to 6 mortgage loans, representing approximately 13.33% of the Initial Pool Balance, scheduled periodic payments of interest over the specified interest-only period and then payments of principal and interest in accordance with the applicable amortization schedule) will be received on a timely basis and will be distributed on each Distribution Date, beginning in September, 1999;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of the 16 mortgage loans representing approximately 2.85% of the Initial Pool Balance, which mortgage loans are assumed to amortize in accordance with the amortization schedule set forth on Annex B;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

          (e) the Mortgage Loan Seller will not be required to repurchase any mortgage loan, and none of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (f) no Prepayment Premiums or Yield Maintenance Charges are included in any allocations or calculations;

          (g) any principal prepayments received on the mortgage loans are prepayments in full and there are no Prepayment Interest Shortfalls;

          (h) the Closing Date is August 26, 1999;

          (i) the APD Loans prepay on their Anticipated Prepayment Date;

          (j) the purchase option on the Capital Square loan is not exercised and the renovations reserve fund on the Townhouse Apartments loan is not applied as a principal prepayment on that mortgage loan; and

          (k) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this Prospectus Supplement.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates (other than the Class X Certificates) may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                             ------     ------     ------     ------     -------
Initial Percent .............................      100        100        100        100        100
August 15, 2000 .............................       95         94         94         94         94
August 15, 2001 .............................       88         87         87         86         85
August 15, 2002 .............................       82         80         79         77         76
August 15, 2003 .............................       74         72         70         68         66
August 15, 2004 .............................       67         64         61         59         57
August 15, 2005 .............................       58         54         52         49         47
August 15, 2006 .............................       20         16         13         10          8
August 15, 2007 .............................        0          0          0          0          0
Weighted Average Life (Years)(1) ............      5.49       5.33       5.19       5.07       4.96
Estimated Month of First Principal ..........     9/99       9/99       9/99       9/99       9/99
Estimated Month of Maturity .................     7/07       5/07       5/07       5/07       5/07

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                             ------     ------     ------     ------     -------
Initial Percent .............................      100        100        100        100        100
August 15, 2000 .............................      100        100        100        100        100
August 15, 2001 .............................      100        100        100        100        100
August 15, 2002 .............................      100        100        100        100        100
August 15, 2003 .............................      100        100        100        100        100
August 15, 2004 .............................      100        100        100        100        100
August 15, 2005 .............................      100        100        100        100        100
August 15, 2006 .............................      100        100        100        100        100
August 15, 2007 .............................       98         97         96         95         95
August 15, 2008 .............................       94         93         92         91         90
August 15, 2009 .............................        0          0          0          0          0
Weighted Average Life (Years)(1) ............      9.69       9.66       9.64       9.62       9.61
Estimated Month of First Principal ..........     7/07       5/07       5/07       5/07       5/07
Estimated Month of Maturity .................     7/09       7/09       7/09       7/09       7/09

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                             ------     ------     ------     ------     -------
Initial Percent .............................      100        100        100        100        100
August 15, 2000 .............................      100        100        100        100        100
August 15, 2001 .............................      100        100        100        100        100
August 15, 2002 .............................      100        100        100        100        100
August 15, 2003 .............................      100        100        100        100        100
August 15, 2004 .............................      100        100        100        100        100
August 15, 2005 .............................      100        100        100        100        100
August 15, 2006 .............................      100        100        100        100        100
August 15, 2007 .............................      100        100        100        100        100
August 15, 2008 .............................      100        100        100        100        100
August 15, 2009 .............................        0          0          0          0          0
Weighted Average Life (Years)(1) ............      9.92       9.90       9.89       9.89       9.89
Estimated Month of First Principal ..........     7/09       7/09       7/09       7/09       7/09
Estimated Month of Maturity .................     8/09       8/09       8/09       8/09       7/09

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                             ------     ------     ------     ------     -------
Initial Percent .............................      100        100        100        100        100
August 15, 2000 .............................      100        100        100        100        100
August 15, 2001 .............................      100        100        100        100        100
August 15, 2002 .............................      100        100        100        100        100
August 15, 2003 .............................      100        100        100        100        100
August 15, 2004 .............................      100        100        100        100        100
August 15, 2005 .............................      100        100        100        100        100
August 15, 2006 .............................      100        100        100        100        100
August 15, 2007 .............................      100        100        100        100        100
August 15, 2008 .............................      100        100        100        100        100
August 15, 2009 .............................        0          0          0          0          0
Weighted Average Life (Years)(1) ............      9.97       9.97       9.97       9.97       9.96
Estimated Month of First Principal ..........     8/09       8/09       8/09       8/09       7/09
Estimated Month of Maturity .................     8/09       8/09       8/09       8/09       8/09

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----                                             ------     ------     ------     ------     -------
Initial Percent .............................      100        100        100        100        100
August 15, 2000 .............................      100        100        100        100        100
August 15, 2001 .............................      100        100        100        100        100
August 15, 2002 .............................      100        100        100        100        100
August 15, 2003 .............................      100        100        100        100        100
August 15, 2004 .............................      100        100        100        100        100
August 15, 2005 .............................      100        100        100        100        100
August 15, 2006 .............................      100        100        100        100        100
August 15, 2007 .............................      100        100        100        100        100
August 15, 2008 .............................      100        100        100        100        100
August 15, 2009 .............................        0          0          0          0          0
Weighted Average Life (Years)(1) ............      9.97       9.97       9.97       9.97       9.97
Estimated Month of First Principal ..........     8/09       8/09       8/09       8/09       8/09
Estimated Month of Maturity .................     8/09       8/09       8/09       8/09       8/09

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR       3% CPR      6% CPR     9% CPR     12% CPR
----                                              ------       ------      ------     ------     -------
Initial Percent .............................        100          100        100        100        100
August 15, 2000 .............................        100          100        100        100        100
August 15, 2001 .............................        100          100        100        100        100
August 15, 2002 .............................        100          100        100        100        100
August 15, 2003 .............................        100          100        100        100        100
August 15, 2004 .............................        100          100        100        100        100
August 15, 2005 .............................        100          100        100        100        100
August 15, 2006 .............................        100          100        100        100        100
August 15, 2007 .............................        100          100        100        100        100
August 15, 2008 .............................        100          100        100        100        100
August 15, 2009 .............................         40           19          3          0          0
August 15, 2010 .............................         26            3          0          0          0
August 15, 2011 .............................          0            0          0          0          0
Weighted Average Life (Years)(1) ............       10.47        10.10       9.97       9.97       9.97
Estimated Month of First Principal ..........       8/09         8/09       8/09       8/09       8/09
Estimated Month of Maturity .................       5/11        11/10      11/09       8/09       8/09

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
----                                              ------       ------       ------       ------       -------
Initial Percent .............................        100          100          100          100          100
August 15, 2000 .............................        100          100          100          100          100
August 15, 2001 .............................        100          100          100          100          100
August 15, 2002 .............................        100          100          100          100          100
August 15, 2003 .............................        100          100          100          100          100
August 15, 2004 .............................        100          100          100          100          100
August 15, 2005 .............................        100          100          100          100          100
August 15, 2006 .............................        100          100          100          100          100
August 15, 2007 .............................        100          100          100          100          100
August 15, 2008 .............................        100          100          100          100          100
August 15, 2009 .............................        100          100          100           71           44
August 15, 2010 .............................        100          100           61           25            0
August 15, 2011 .............................          0            0            0            0            0
Weighted Average Life (Years)(1) ............       11.72        11.66        11.17        10.55        10.19
Estimated Month of First Principal ..........       5/11        11/10        11/09         8/09         8/09
Estimated Month of Maturity .................       5/11         5/11         5/11         3/11         8/10

----------
(1)   The weighted average life of the Class F Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class F Certificates.


YIELD SENSITIVITY OF THE OFFERED CERTIFICATES

     The tables beginning on page E-1 hereto (the "Yield Tables") indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The Yield Tables have been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement, the assumptions described in clauses (a) through (k) on pages S-119 and S-120 and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100/04 means 100 4/32%) as a percentage of the initial Certificate Balance of each Class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including August 1, 1999 to, but excluding August 26, 1999, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class X Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     The characteristics of the mortgage loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the mortgage loans permit voluntary partial prepayments. Thus neither the pool of mortgage loans nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.


YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the mortgage loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the pool of mortgage loans could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

     ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE MASTER SERVICER, THE HOLDERS OF THE CONTROLLING CLASS, THE DEPOSITOR OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES-- TERMINATION; RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of the respective Class of Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the Class of Certificates when the reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement and on the assumptions described in clauses (a) through (k) on pages S-119 and S-120 and with the assumed respective purchase prices (as a percentage of the initial Notional Amount of the Class X Certificates) of the Class X Certificates set forth in the table, plus accrued interest thereon from August 1, 1999 to the Closing Date.

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                          OF THE CLASS X CERTIFICATES

     ASSUMED
 PURCHASE PRICE       0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
 --------------       ------        ------        ------        ------       -------
  2.25%                12.45%        12.45%        12.45%        12.45%        12.45%
  2.50%                 9.90%         9.89%         9.88%         9.88%         9.87%
  2.75%                 7.74%         7.72%         7.70%         7.69%         7.68%

     We cannot assure you that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will evidence the "regular interests" in the Upper-Tier REMIC and
(2) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the regular interests represented by the Class E and Class F Certificates will be issued with original issue discount ("OID") for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances of those Certificates (plus 11 days of interest at the Pass-Through Rates thereon) over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1, Class A-2, and Class B Certificates will be issued at a premium and that the Class C and Class D Certificates will be issued with de minimis original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the regular interests represented by the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on it (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that the holder will not recover a portion of its basis in its Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans... secured by an interest in real property which is... residential real property" to the extent the loans are secured by multifamily properties, healthcare properties and mobile home communities. As of the cut-off date, 80, 10 and 6 mortgage loans representing approximately 38.11%, 4.07% and 0.73%, respectively, of the Initial Pool Balance are secured by multifamily properties, healthcare properties and mobile home communities, respectively. Investors should consult their own tax advisors as to the treatment of their interest in Excess Interest under the foregoing Code Sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Stripped Certificates--Status of Stripped Certificates" in the prospectus.

     In addition, the Offered Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the trust fund will be treated as a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, we anticipate that the rights to Excess Interest will have negligible value as of the closing date. It is anticipated that the Trustee will report Excess Interest, if any, as it accrues, irrespective of whether the investor uses the accrual or cash method. It is anticipated that Excess Interest will not be reportable as income prior to the period in which it actually accrues.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among First Union Capital Markets Corp. and Chase Securities Inc. (the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each Class of the Offered Certificates set forth below subject in each case to a variance of 5%.

CLASS           FIRST UNION CAPITAL MARKETS CORP.     CHASE SECURITIES INC.
-----           ---------------------------------     ---------------------
Class A-1 .....            $142,934,924                   $ 67,465,076
Class A-2 .....            $436,050,419                   $380,815,160
Class X .......            $949,484,802                   $448,155,439
Class B .......            $ 52,221,664                   $ 24,648,549
Class C .......            $ 42,726,816                   $ 20,166,995
Class D .......            $ 14,242,272                   $  6,722,332
Class E .......            $ 33,231,968                   $ 15,685,440
Class F .......            $ 11,868,560                   $  5,601,943

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters, and the Mortgage Loan Sellers and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $3,500,000, will be 102.381% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 1999. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Chase Securities Inc. is an affiliate of the Depositor and one of the Mortgage Loan Sellers which is also acting as the Master Servicer.

     First Union Capital Markets Corp. is an affiliate of First Union, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Rating Services ("S&P") and Fitch IBCA, Inc. ("Fitch"):

CLASS                                                          S&P      FITCH
-----                                                          ---      -----
A-1 .......................................................    AAA       AAA
A-2 .......................................................    AAA       AAA
X .........................................................    AAAr      AAA
B .........................................................     AA        AA
C .........................................................     A         A
D .........................................................     A-        A-
E .........................................................    BBB       BBB
F .........................................................    BBB-      BBB-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest or net default interest or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to those holders will nevertheless have been paid, and the result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. A downgrade, withdrawal or qualification of a rating with respect to a Lease Enhancement Insurer, a Residual Value Insurance Policy provider, a Tenant or a Guarantor of a Credit Lease may adversely affect the ratings of the Offered Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Fitch or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     Any Class of Certificates rated in the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to Chase Securities Inc. an individual prohibited transaction exemption, PTE 90-33, 55 Fed. Reg. 23, 151 (June 6, 1990) (the "Chase Exemption") as subsequently amended, and to First Union Capital Markets Corp. an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14827 (April 3, 1996) (the "First Union Exemption" and together with the Chase Exemption, the "Exemptions") as subsequently amended. Each of the Exemptions generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in either of the Exemptions are satisfied.

     Each of the Exemptions sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior Certificates to be eligible for exemptive relief.

First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Senior Certificates, and any affiliate of any of the foregoing entities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A and Class X Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to those Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by S&P and Fitch, and it is a condition of the issuance of the Class X Certificates that they be rated no lower than "AAAr" by S&P and "AAA" by Fitch. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of purchase, that the Class A or Class X Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the related Senior Certificate.

     The Exemptions also require that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, either of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

     Further, if certain specific conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (1) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (2) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "Certain ERISA Considerations" in the prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemptions, the purchase or holding of those Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest in it be made to a Plan or to any person who is directly or indirectly purchasing the Certificate or interest in it on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of the Certificate or interest in it is exempt from the prohibited transaction provisions of Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. The Plan or person to whom a transfer of the Certificate or interest in it is made will be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee, each of the Underwriters, any sub-servicer and any borrower with respect to the mortgage loans that the purchase and holding of the Certificate or interest in it is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "Certain ERISA Considerations" in the prospectus. Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or either of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

Accrued Certificate Interest ...................................           S-89
Additional Rights ..............................................           S-53
Administrative Cost Rate .......................................          S-106
Advances .......................................................           S-95
AERC Loans .....................................................           S-49
Annualized Actual/360 Loan .....................................           S-83
Anticipated Prepayment Date ....................................           S-50
APD Loans ......................................................           S-50
Appraisal Reduction ............................................           S-96
Appraisal Reduction Amount .....................................           S-97
Appraisal Reduction Event ......................................           S-96
Asset Status Report ............................................          S-104
Assumed Final Distribution Date ................................           S-92
Assumed Scheduled Payment ......................................           S-90
Authenticating Agent ...........................................           S-80
Available Distribution Amount ..................................           S-84
Base Interest Fraction .........................................           S-91
Bond-Type Leases ...............................................           S-53
Casualty or Condemnation Rights ................................           S-53
Cedelbank ......................................................           S-80
Certificate Account ............................................           S-83
Certificate Balance ............................................           S-79
Certificate Owner ..............................................           S-80
Certificate Registrar ..........................................           S-80
Certificateholders .............................................           S-48
Certificates ...................................................           S-79
Chase ..........................................................           S-71
Chase Exemption ................................................          S-131
Class ..........................................................           S-79
Class A Certificates ...........................................           S-79
Closing Date ...................................................           S-48
Code ...........................................................    S-54, S-127
Collateral Support Deficit .....................................           S-94
Compensating Interest Payment ..................................          S-106
Constant Prepayment Rate .......................................          S-119
Controlling Class ..............................................          S-105
Controlling Class Certificateholder ............................          S-105
Corrected Mortgage Loan ........................................          S-104
CPR ............................................................          S-119
Credit Lease ...................................................           S-50
Credit Lease Assignment ........................................           S-53
Cross-Over Date ................................................           S-87
Cut-Off Date Balance ...........................................           S-48
DCR ............................................................          S-132
Debt Service Coverage Ratio ....................................           S-66
Defeasance Loans ...............................................           S-59
Defeasance Lock-out Period .....................................           S-59
Defeasance Option ..............................................           S-59
Depositor ......................................................           S-48
Depositories ...................................................           S-80
Determination Date .............................................           S-97
Direct Participants ............................................           S-80
Directing Certificateholder ....................................          S-105
Distributable Certificate Interest .............................           S-89
Distribution Accounts ..........................................           S-83
Distribution Date ..............................................           S-82
Distribution Date Statement ....................................           S-98
Double Net Leases ..............................................           S-53
DSCR ...........................................................           S-66
DTC ............................................................           S-80
Due Period .....................................................           S-84
Enhancement Insurer ............................................           S-54
ERISA ..........................................................          S-131
ERISA Plan .....................................................          S-131
Euroclear ......................................................           S-80
Events of Default ..............................................          S-113
Excess Interest ................................................           S-89
Excess Interest Distribution Account ...........................           S-83
Excluded Plan ..................................................          S-132
Exemptions .....................................................          S-131
FIRREA .........................................................           S-70
First Union ....................................................           S-71
First Union Exemption ..........................................          S-131
Fitch ..........................................................   S-130, S-132
Form 8-K .......................................................           S-60
Guarantor ......................................................           S-51
HUD ............................................................           S-54
Indirect Participants ..........................................           S-80
Initial Pool Balance ...........................................           S-48
Initial Rate ...................................................           S-50
Insurance and Condemnation Proceeds ............................           S-83
Insured Balloon Payment ........................................           S-48
Interest Distribution Amount ...................................           S-89
Interest Reserve Account .......................................           S-83
IRS ............................................................          S-110
Lease Enhancement Policies .....................................           S-51
Liquidation Fee ................................................          S-107
Liquidation Fee Rate ...........................................          S-107
Liquidation Proceeds ...........................................           S-83
Lock Box Accounts ..............................................           S-78
Lock Box Loans .................................................           S-78
Lockout Period .................................................           S-55
Lower-Tier Distribution Account ................................           S-83
Lower-Tier REMIC ...............................................          S-127
LTV Ratio ......................................................           S-67
MAI ............................................................           S-96
Maintenance Rights .............................................           S-53
Master Servicer ................................................          S-105
Monthly Rental Payments ........................................           S-50
Moody's ........................................................          S-132

Mortgage .......................................................           S-48
Mortgage Loan Sellers ..........................................           S-48
Mortgage Note ..................................................           S-48
Mortgage Rate ..................................................           S-88
Mortgaged Property .............................................           S-48
Negative Adjustment ............................................          S-128
Net Aggregate Prepayment Interest Shortfall ....................           S-89
Net Mortgage Rate ..............................................           S-88
Non-Offered Certificates .......................................           S-79
Non-Offered Subordinate Certificates ...........................           S-93
Nonrecoverable Advance .........................................           S-95
Notional Amount ................................................           S-79
Offered Certificates ...........................................           S-79
OID ............................................................          S-127
Participants ...................................................           S-80
Pass-Through Rate ..............................................           S-87
Paying Agent ...................................................           S-80
Percentage Interest ............................................           S-80
Periodic Payments ..............................................           S-66
Permitted Investments ..........................................           S-83
P&I Advance ....................................................           S-95
Plan ...........................................................          S-131
Pooling and Servicing Agreement ................................           S-79
Prepayment Assumption ..........................................          S-127
Prepayment Interest Excess .....................................          S-106
Prepayment Interest Shortfall ..................................          S-106
Prepayment Premium Period ......................................           S-56
Prepayment Premiums ............................................           S-56
Prime Rate .....................................................           S-96
Principal Distribution Amount ..................................           S-89
Principal Shortfall ............................................           S-90
PSA Standard Formulas ..........................................          S-124
Purchase Agreements ............................................           S-48
Purchase Price .................................................           S-76
Qualified Substitute Mortgage Loan .............................           S-77
Rated Final Distribution Date ..................................           S-92
Record Date ....................................................           S-82
Rego Park Plaza Loan ...........................................           S-50
Regular Certificates ...........................................          S-127
Reimbursement Rate .............................................           S-96
Related Proceeds ...............................................           S-95
Release Date ...................................................           S-59
REMIC ..........................................................          S-127
REMIC Provisions ...............................................          S-127
REO Account ....................................................          S-108
REO Loan .......................................................           S-90
REO Property ...................................................          S-104
Residual Certificates ..........................................           S-79
Residual Value Insurance Policy ................................           S-48
Residual Value Insurers ........................................           S-49
Restricted Group ...............................................          S-132
Revised Rate ...................................................           S-50
Rules ..........................................................           S-81
Scheduled Principal Distribution Amount ........................           S-89
Semi-Annual Loans ..............................................           S-55
Senior Certificates ............................................           S-79
Servicer Remittance Date .......................................           S-94
Servicing Advances .............................................           S-95
Servicing Fee ..................................................          S-106
Servicing Fee Rate .............................................          S-106
Servicing Standards ............................................          S-103
Similar Law ....................................................          S-131
S&P ............................................................   S-130, S-132
Special Servicer ...............................................          S-105
Special Servicing Fee ..........................................          S-106
Special Servicing Fee Rate .....................................          S-106
Specially Serviced Mortgage Loans ..............................          S-104
Stated Principal Balance .......................................           S-90
Subordinate Certificates .......................................           S-79
Subordinate Debt ...............................................           S-31
Subordinate Offered Certificates ...............................           S-79
Tax Credits ....................................................           S-54
Tenant .........................................................           S-50
Tenant Balloon Payment .........................................           S-48
Terms and Conditions ...........................................           S-82
Testing Date ...................................................           S-75
Title Exception ................................................           S-74
Triple Net Leases ..............................................           S-53
Trustee ........................................................           S-48
Trustee Fee ....................................................          S-102
Trustee Fee Rate ...............................................          S-102
Underwriters ...................................................          S-129
Underwriting Agreement .........................................          S-129
Underwritten Net Cash Flow .....................................           S-69
Unscheduled Principal Distribution Amount ......................           S-90
Upper-Tier Distribution Account ................................           S-83
Upper-Tier REMIC ...............................................          S-127
Voting Rights ..................................................          S-101
WAC Rate .......................................................           S-88
Withheld Amounts ...............................................           S-83
Withheld Loans .................................................           S-83
Workout Fee ....................................................          S-106
Workout Fee Rate ...............................................          S-106

Yield Maintenance Charge .......................................           S-56
Yield Maintenance Period .......................................           S-56
Yield Rate .....................................................           S-56
Yield Tables ...................................................          S-124

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
CHASE MANHATTAN BANK - FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-1

ANNEX A           CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                           % OF
                                                          INITIAL                         MORTGAGE
                                                           POOL             # OF            LOAN
  ID                    PROPERTY NAME                     BALANCE        PROPERTIES      SELLER (1)
-------------------------------------------------------------------------------------------------------
1       1845 Walnut Street                                 1.97%             1              FUNB
2       19 Sentry Parkway                                  0.43%             1               CMB
3       200 N Maryland                                     0.10%             1              FUNB
4       302 West Fifth Street                              0.13%             1              FUNB
5       39-41 North Fullerton Avenue                       0.21%             1              FUNB
-------------------------------------------------------------------------------------------------------
6       4220 East Craig Road                               0.07%             1               CMB
7       4480 W. Spring Mountain Road                       0.05%             1              FUNB
8       5350 & 5400 Shawnee Road                           0.46%             1               CMB
9       560 East McKinley Avenue                           0.07%             1              FUNB
10      745 64th Street                                    0.54%             1               CMB
-------------------------------------------------------------------------------------------------------
11      8899 Beverly Boulevard Building                    0.36%             1               CMB
12      90 & 100 John Street                               3.58%             1              FUNB
13      Affordable Self Storage                            0.26%             1              FUNB
14      Albany Mall                                        2.26%             1              FUNB
15      Anacuitas Manor Apartments                         0.08%             1              FUNB
-------------------------------------------------------------------------------------------------------
16      Anza Center                                        0.13%             1              FUNB
17      Aquatic Park Center - Phase III                    1.50%             1               CMB
18      Arleta Shopping Center                             0.10%             1              FUNB
19      Arrow Citrus Shopping Center                       0.51%             1              FUNB
20      Ashford Manor Apartments                           0.51%             1               CMB
-------------------------------------------------------------------------------------------------------
21      Ashton Ridge Apartments                            0.11%             1              FUNB
22      Ashwood Court                                      0.30%             1              FUNB
23      Avondale Manors                                    0.11%             1              FUNB
24      Baker Hill Shopping Center                         1.17%             1              FUNB
25      Beacon Pointe                                      0.40%             1              FUNB
-------------------------------------------------------------------------------------------------------
26      Bel Aire Apartments                                0.18%             1              FUNB
27      Bentwood Apartments                                0.20%             1              FUNB
28      Blue Angel Crossing                                0.35%             1              FUNB
29      Breckenridge Apartments                            0.39%             1               CMB
30      Bridgewood Apartments                              0.31%             1              FUNB
-------------------------------------------------------------------------------------------------------
31      Butterfield Plaza                                  0.34%             1              FUNB
32      Canal Place Apartments                             0.09%             1              FUNB
33      Capitol Square                                     3.58%             1               CMB
34      Cedarwood Apartments                               0.12%             1              FUNB
35      Central Park Place                                 0.51%             1               CMB
-------------------------------------------------------------------------------------------------------
36      Chambrel @ Island Lake                             1.44%             1              FUNB
37      Chapel Trail Commerce Center II                    0.19%             1              FUNB
38      Chestnut Ridge                                     1.14%             1               CMB
39      Clover Apartments                                  0.09%             1              FUNB
40      Collegiate Suites Apartments, Phases 3 & 4         0.36%             1              FUNB
-------------------------------------------------------------------------------------------------------
41      Columbard Apartments                               0.12%             1              FUNB
42      Continental Plaza                                  0.12%             1              FUNB
43      Continental Terrace Apartments                     0.19%             1              FUNB
44      Cooper Street Shopping Center                      0.07%             1              FUNB
45      Country Club                                       0.87%             1               CMB
-------------------------------------------------------------------------------------------------------
46      CVS Lynchburg_Wards & Fort                         0.16%             1              FUNB
47      CVS Madison Heights                                0.16%             1              FUNB
48      CVS Webster Ridge                                  0.13%             1              FUNB
49      CVS Worcester Grafton                              0.11%             1              FUNB
50      Do It Yourself Storage                             0.09%             1              FUNB
-------------------------------------------------------------------------------------------------------
51      Eagle - Joliet                                     0.23%             1              FUNB
52      Eastridge Court Office Building                    0.10%             1              FUNB
53      Eckerd South Plainfield                            0.24%             1              FUNB
54      Elwood Shopping Center                             0.73%             1              FUNB
55      Finchley Gardens                                   0.24%             1              FUNB
-------------------------------------------------------------------------------------------------------
56      Fire Lake Plaza                                    0.11%             1              FUNB
57      Fleetwood                                          0.35%             1               CMB
58      Forest Glen Apartments                             0.24%             1               CMB
59      Forest View MHC                                    0.14%             1              FUNB
60      Fountain Head MHC                                  0.14%             1              FUNB
-------------------------------------------------------------------------------------------------------
61      Gardena Gateway Center                             0.49%             1              FUNB
62      Gaston Place Assisted Living Facility              0.30%             1              FUNB
63      Gateway Business Park C1                           0.26%             1              FUNB
64      Georgetown Apartments                              0.12%             1              FUNB
65      Georgetown Park Apartments                         1.50%             1               CMB
-------------------------------------------------------------------------------------------------------
66      Golden Oaks Apartments                             0.21%             1              FUNB
67      Governor's Ridge Assisted Living Facility          0.12%             1              FUNB
68      Graduate Court Apartments                          0.21%             1              FUNB
69      Green Acres Mobile Home Park                       0.08%             1              FUNB
70      Greentree Apartments                               0.48%             1              FUNB
-------------------------------------------------------------------------------------------------------
71      Gresham Town Fair                                  1.20%             1              FUNB
72      Hamden Center II                                   0.33%             1              FUNB
73      Hampton House                                      0.45%             1              FUNB
74      Hampton Inn                                        0.71%             1              FUNB
75      Hampton Inn - Montgomery                           0.34%             1              FUNB
-------------------------------------------------------------------------------------------------------
76      Hampton Inn - Staunton                             0.26%             1              FUNB
77      Harbour Financial Centre                           0.92%             1              FUNB
78      Hidden Cove Apartments                             0.74%             1              FUNB
79      Highland Park                                      0.57%             1              FUNB
80      Hilldale Plaza Shopping Center                     0.21%             1              FUNB
81      Hillview Apartments                                0.09%             1              FUNB
82      Holiday Inn Express - Thornburg                    0.10%             1              FUNB
83      Holiday Inn Express Monroe                         0.14%             1              FUNB
84      Holiday Inn Southern Pines                         0.26%             1              FUNB
-------------------------------------------------------------------------------------------------------
85      Homewood Suites - Austin                           0.39%             1              FUNB
86      Hunter's Ridge Apartments                          0.41%             1              FUNB
87      IHOP Chatsworth Devonshire                         0.09%             1              FUNB
88      IHOP San Antonio Loop 1604                         0.09%             1              FUNB
89      Jackson Square Center                              0.10%             1              FUNB
-------------------------------------------------------------------------------------------------------
90      Johnston Square                                    0.13%             1              FUNB
91      Jumping Brook                                      0.92%             1              FUNB
92      Kendall Lake Towers                                0.60%             1              FUNB
93      Kings Courtyard Apartments                         0.08%             1              FUNB
94      KMart Plaza Shopping Center                        0.34%             1               CMB
-------------------------------------------------------------------------------------------------------
95      Lodi Shopping Center                               0.84%             1              FUNB
96      Loma Square Center                                 1.33%             1              FUNB
97      Madison Estates                                    0.71%             1              FUNB
98      Magic City Shopping Center                         0.38%             1              FUNB
99      Magnolia Plaza                                     0.11%             1              FUNB
-------------------------------------------------------------------------------------------------------
100     Manhattan Bridge Overpass - Industrial             1.36%             3               CMB
100 a   Garr 3 & 4                                                           1
100 b   Garr 5                                                               1
100 c   Garr 6                                                               1
101     Manor Shopping Center                              1.09%             1              FUNB
-------------------------------------------------------------------------------------------------------
102     Mariners Village Apartments                        0.14%             1              FUNB
103     Marsh Cove Apartments                              0.58%             1              FUNB
104     McCandless Towers I                                2.65%             1               CMB
105     Meadow Oaks Apartments                             0.32%             1              FUNB
106     Ming Tree Apartments                               0.13%             1              FUNB
-------------------------------------------------------------------------------------------------------
107     Motel 6 1124 Baton Rouge                           0.37%             1              FUNB
108     Motel 6 1179 Moline                                0.18%             1              FUNB
109     Motel 6 1252 Knoxville                             0.15%             1              FUNB
110     Motel 6 161 Omaha                                  0.17%             1              FUNB
111     Motel 6 212 McAllen                                0.25%             1              FUNB
-------------------------------------------------------------------------------------------------------
112     Motel 6 234 Murfreesboro                           0.15%             1              FUNB
113     Motel 6 261 Grand Junction                         0.27%             1              FUNB
114     Motel 6 446 Dallas Grand Prarie                    0.22%             1              FUNB
115     Motel 6 551 Houston Clark Lake Webster             0.28%             1              FUNB
116     Muirwood Village - Zanesville                      0.47%             1               CMB
-------------------------------------------------------------------------------------------------------
117     New Plaza Apartments                               0.05%             1              FUNB
118     Newberry Commons Shopping Center                   0.50%             1              FUNB
119     North Street Shopping Center                       1.32%             1              FUNB
120     Norwest Bank Office Building                       0.29%             1              FUNB
121     Nottingham Lakes Apartments                        0.19%             1              FUNB
-------------------------------------------------------------------------------------------------------
122     Oaks at Hampton                                    2.09%             1               CMB
123     Oasis Apartments                                   0.17%             1              FUNB
124     Orange County Office Portfolio                     2.80%             7              FUNB
124 a   Corporate Park Plaza                                                 1
124 b   Airway Business Center - East                                        1
-------------------------------------------------------------------------------------------------------
124 c   Irvine Corporate Park                                                1
124 d   Jamboree Business Center                                             1
124 e   Lake Forest Corporate Park                                           1
124 f   Mesa West Business Park                                              1
124 g   San Clemente Commerce Center                                         1
-------------------------------------------------------------------------------------------------------
125     Patrick Lane Industrial Center, Phase I            0.25%             1               CMB
126     Pendleton Lakes East                               0.54%             1               CMB
127     Perimeter Lakes                                    0.46%             1               CMB
128     Phillips Place Hampton Inn                         0.77%             1              FUNB
129     Pilgrim Hill Martketplace                          0.28%             1               CMB
-------------------------------------------------------------------------------------------------------
130     Piney Ridge Apartments                             0.38%             1              FUNB
131     Plaza at the Commons                               0.09%             1              FUNB
132     Q - The Sports Club                                0.44%             1              FUNB
133     Quarterdeck Apartments                             0.71%             1              FUNB
134     Red Roof Inn - Anaheim                             0.12%             1              FUNB
-------------------------------------------------------------------------------------------------------
135     Red Roof Inn - Ontario                             0.11%             1              FUNB
136     Red Roof Inn - San Dimas                           0.25%             1              FUNB
137     Red Roof Inn - Victorville                         0.14%             1              FUNB
138     Redstone Park Assisted Living Facility             0.15%             1              FUNB
139     Rego Park Plaza                                    5.87%             1               CMB
-------------------------------------------------------------------------------------------------------
140     Residence at Turnberry                             0.65%             1               CMB
141     Rite Aid Banning                                   0.35%             1              FUNB
142     Rite Aid Blythe                                    0.35%             1              FUNB
143     Rite Aid California City                           0.16%             1              FUNB
144     Rite Aid Chardon                                   0.18%             1              FUNB
-------------------------------------------------------------------------------------------------------
145     Rite Aid Danville Riverside                        0.16%             1              FUNB
146     Rite Aid Fremont                                   0.15%             1              FUNB
147     Rite Aid Oakley                                    0.36%             1              FUNB
148     Rite Aid Pittsfield                                0.16%             1              FUNB
149     Rite Aid, Baltimore Street, Baltimore              0.20%             1              FUNB
-------------------------------------------------------------------------------------------------------
150     Rite Aid, Gibbstown                                0.18%             1              FUNB
151     Rite Aid, New Oxford                               0.14%             1              FUNB
152     Royal Garden Apartments                            0.14%             1              FUNB
153     Saint Paul Court                                   0.13%             1              FUNB
154     Saint Paul Regency                                 0.21%             1              FUNB
-------------------------------------------------------------------------------------------------------
155     Salisbury Gardens Assisted Living Facility         0.28%             1              FUNB
156     San Francisco Executive Park                       1.43%             1              FUNB
157     Sandpiper Apartments                               1.68%             1              FUNB
158     Sandy Park                                         0.14%             1              FUNB
159     Shaker Heights                                     0.08%             1              FUNB
-------------------------------------------------------------------------------------------------------
160     Shasta Executive Plaza Center                      0.30%             1               CMB
161     Shop City                                          1.01%             1               CMB
162     Shops at Kenilworth, The                           0.75%             1               CMB
163     Sierra Hills Mobile Estates                        0.06%             1              FUNB
164     Sierra Pacific Spectrum                            0.42%             1               CMB
-------------------------------------------------------------------------------------------------------
165     Smoke Tree Apts                                    0.22%             1              FUNB
166     Southland Gumpert Ft. Myers                        0.10%             1              FUNB
167     Southoaks Pointe Apartments                        0.20%             1              FUNB
168     Southpointe Plaza                                  0.70%             1              FUNB
169     Southpointe Shopping Center                        0.08%             1              FUNB
-------------------------------------------------------------------------------------------------------
170     Sports Authority - Braintree                       0.49%             1               CMB
171     Spring Mountain Durango Plaza                      0.22%             1              FUNB
172     Stop & Shop Grafton Worcester                      0.14%             1              FUNB
173     Story Road Retail                                  0.17%             1              FUNB
174     Summercrest Apartments                             0.69%             1              FUNB
-------------------------------------------------------------------------------------------------------
175     SummersGate                                        0.54%             1              FUNB
176     Tamarac Marketplace                                0.36%             1              FUNB
177     Texas Central Bank                                 0.24%             1              FUNB
178     The Bloomington Apartment Portfolio                0.50%             5              FUNB
178 a   1 - 7 Keisha Drive Apartments                                        1
-------------------------------------------------------------------------------------------------------
178 b   326-336 E. Vernon Street Apartments                                  1
178 c   503 S Main Street Apartments                                         1
178 d   604 Dale Steet Apartments                                            1
178 e   712 Adelaide Street Apartments                                       1
179     The Gardens at Palisades                           0.29%             1              FUNB
-------------------------------------------------------------------------------------------------------
180     The Gardens Shopping Center                        0.15%             1              FUNB
181     The North Charles Building                         0.21%             1              FUNB
182     The Oaks Apartments                                0.06%             1              FUNB
183     The Townhouse Apartments                           2.00%             1              FUNB
184     Triple T Mobile Home Park                          0.17%             1              FUNB
-------------------------------------------------------------------------------------------------------
185     Twin Lakes MHC                                     0.14%             1              FUNB
186     Union Park Assisted Living Facility                0.26%             1              FUNB
187     Vaquero Place                                      0.19%             1              FUNB
188     Venice/National Center                             0.22%             1              FUNB
189     Villa Park III                                     0.49%             1              FUNB
-------------------------------------------------------------------------------------------------------
190     Village Square Apartments                          0.76%             1              FUNB
191     Vinci Plaza                                        0.14%             1              FUNB
192     Vista Medical Office Building                      0.49%             1               CMB
193     VPC Center                                         0.20%             1              FUNB
194     Water Club                                         0.43%             1              FUNB
-------------------------------------------------------------------------------------------------------
195     Waterford Landing @ Hermitage                      0.64%             1              FUNB
196     Waters Edge Apartments                             0.51%             1              FUNB
197     Waterside Gardens                                  0.73%             1              FUNB
198     Waterstone                                         1.22%             1               CMB
199     West Park Royale Apartments                        0.12%             1              FUNB
-------------------------------------------------------------------------------------------------------
200     West Wind Landing Apartments                       0.66%             1              FUNB
201     Whispering Hills                                   1.78%             1              FUNB
202     Willows of West Hills Apartments                   0.71%             1              FUNB
203     Wilshire Robertson                                 0.15%             1              FUNB
204     Windsor Gardens                                    0.36%             1              FUNB
205     Windstar Apartments                                0.08%             1              FUNB
-------------------------------------------------------------------------------------------------------

                                                                                             STATED
                                                                            ORIGINAL        REMAINING
                                                            INTEREST         TERM TO         TERM TO
           ORIGINAL       CUT-OFF DATE      MORTGAGE         ACCRUAL       MATURITY OR     MATURITY OR
  ID        BALANCE         BALANCE           RATE            BASIS         APD (MO.)       APD (MO.)
---------------------------------------------------------------------------------------------------------
1            27,600,000       27,584,379     7.320%          ACT/360                 120             119
2             6,000,000        6,000,000     8.100%          ACT/360                 120             120
3             1,355,000        1,355,000     8.125%          ACT/360                 120             120
4             1,800,000        1,799,335     8.500%          ACT/360                 120             119
5             2,960,000        2,954,609     7.500%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
6             1,030,000        1,029,584     8.280%          ACT/360                 120             119
7               650,000          649,554     8.750%          ACT/360                 120             119
8             6,400,000        6,400,000     8.000%          ACT/360                 120             120
9               953,000          952,671     8.660%          ACT/360                 120             119
10            7,500,000        7,500,000     8.300%          ACT/360                 180             180
---------------------------------------------------------------------------------------------------------
11            5,000,000        5,000,000     7.750%          ACT/360                 120             120
12           50,000,000       50,000,000     7.270%          ACT/360                 120             117
13            3,570,000        3,567,384     8.500%          ACT/360                 120             119
14           31,600,000       31,587,489     8.330%          ACT/360                 120             119
15            1,120,000        1,118,740     8.875%          30/360                  180             178
---------------------------------------------------------------------------------------------------------
16            1,750,000        1,748,607     8.170%          ACT/360                 121             120
17           21,000,000       21,000,000     7.875%          ACT/360                 120             120
18            1,350,000        1,348,897     8.060%          ACT/360                 120             119
19            7,071,000        7,067,663     7.860%          ACT/360                 120             119
20            7,155,000        7,149,243     8.125%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
21            1,496,000        1,495,117     8.625%          30/360                  360             359
22            4,160,000        4,155,165     7.875%          ACT/360                 120             118
23            1,560,000        1,557,467     8.750%          ACT/360                 120             118
24           16,335,000       16,335,000     7.940%          ACT/360                 120             119
25            5,550,000        5,547,371     7.850%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
26            2,550,000        2,549,073     8.540%          ACT/360                 120             119
27            2,800,000        2,795,075     7.625%          ACT/360                 120             117
28            4,900,000        4,856,750     7.240%          ACT/360                 239             234
29            5,500,000        5,500,000     7.650%          ACT/360                  84              84
30            4,408,000        4,399,692     7.375%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
31            4,690,000        4,688,099     8.270%          ACT/360                 120             119
32            1,275,000        1,273,565     8.875%          30/360                  180             178
33           50,000,000       50,000,000     7.470%          ACT/360                  84              84
34            1,656,000        1,655,116     7.500%          ACT/360                 120             119
35            7,200,000        7,187,210     7.590%          ACT/360                 144             141
---------------------------------------------------------------------------------------------------------
36           20,090,000       20,090,000     7.920%          ACT/360                 120             120
37            2,688,000        2,686,876     8.190%          ACT/360                 120             119
38           15,920,000       15,890,763     7.470%          ACT/360                  96              93
39            1,304,000        1,300,442     8.000%          ACT/360                 120             117
40            5,100,000        5,094,072     7.875%          ACT/360                 120             118
---------------------------------------------------------------------------------------------------------
41            1,704,000        1,700,788     7.375%          ACT/360                 120             117
42            1,625,000        1,624,310     8.150%          ACT/360                 120             119
43            2,590,000        2,590,000     7.750%          ACT/360                 120             120
44            1,040,000        1,038,131     8.250%          ACT/360                 120             118
45           12,150,000       12,128,417     7.590%          ACT/360                 144             141
---------------------------------------------------------------------------------------------------------
46            2,289,655        2,276,913     7.875%          30/360                  232             229
47            2,188,215        2,180,541     7.810%          30/360                  236             233
48            1,771,782        1,750,099     7.000%          30/360                  243             233
49            1,600,000        1,579,406     6.830%          30/360                  241             233
50            1,200,000        1,196,894     8.250%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
51            3,205,999        3,172,803     8.110%          30/360                  264             252
52            1,338,000        1,338,000     8.650%          ACT/360                 120             120
53            3,365,888        3,301,409     6.510%          30/360                  237             228
54           10,275,000       10,268,092     7.990%          30/360                  120             119
55            3,300,000        3,293,128     7.000%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
56            1,478,000        1,475,853     8.250%          ACT/360                 120             118
57            4,917,000        4,907,970     7.470%          ACT/360                  96              93
58            3,320,000        3,320,000     7.700%          ACT/360                 120             120
59            1,949,000        1,947,662     8.750%          ACT/360                 120             119
60            1,988,000        1,986,543     8.500%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
61            6,900,000        6,891,713     7.750%          ACT/360                 120             118
62            4,200,000        4,195,278     8.000%          ACT/360                 120             118
63            3,600,000        3,595,676     7.750%          ACT/360                 120             118
64            1,614,000        1,614,000     8.000%          ACT/360                 120             120
65           20,920,000       20,910,405     7.940%          ACT/360                  96              95
---------------------------------------------------------------------------------------------------------
66            2,952,000        2,946,436     7.375%          ACT/360                 120             117
67            1,750,000        1,746,911     8.340%          ACT/360                 120             118
68            2,900,000        2,900,000     7.875%          ACT/360                 120             120
69            1,070,000        1,068,077     8.250%          ACT/360                 120             118
70            6,719,000        6,715,681     7.730%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
71           16,800,000       16,779,823     7.750%          ACT/360                 120             118
72            4,635,000        4,629,634     7.890%          ACT/360                 120             118
73            6,300,000        6,300,000     8.170%          ACT/360                 120             120
74           10,000,000        9,992,765     8.550%          ACT/360                 120             119
75            4,800,000        4,747,814     7.500%          ACT/360                 120             110
---------------------------------------------------------------------------------------------------------
76            3,675,000        3,641,706     7.990%          ACT/360                 120             111
77           12,900,000       12,810,210     7.000%          ACT/360                 180             171
78           10,400,000       10,400,000     7.880%          ACT/360                 120             119
79            8,000,000        8,000,000     7.700%          ACT/360                 120             120
80            2,888,000        2,885,533     7.875%          ACT/360                 119             118
81            1,300,000        1,297,593     8.100%          ACT/360                 120             118
82            1,390,000        1,375,012     7.000%          ACT/360                 180             171
83            1,985,000        1,951,061     7.000%          ACT/360                 240             231
84            3,700,000        3,645,802     7.750%          ACT/360                 120             106
---------------------------------------------------------------------------------------------------------
85            5,500,000        5,492,273     8.300%          ACT/360                 120             119
86            5,700,000        5,693,375     7.875%          ACT/360                 120             118
87            1,302,615        1,301,296     7.760%          30/360                  299             286
88            1,289,524        1,287,004     8.000%          30/360                  294             280
89            1,400,000        1,400,000     8.875%          ACT/360                 120             120
---------------------------------------------------------------------------------------------------------
90            1,825,000        1,820,201     8.125%          ACT/360                 120             115
91           12,880,000       12,813,429     7.240%          ACT/360                 120             113
92            8,400,000        8,384,167     7.375%          ACT/360                 120             117
93            1,075,000        1,075,000     7.750%          ACT/360                 120             120
94            4,750,000        4,750,000     8.270%          ACT/360                 120             120
---------------------------------------------------------------------------------------------------------
95           11,750,000       11,727,309     7.000%          30/360                  180             178
96           18,550,000       18,527,721     7.750%          ACT/360                 120             118
97            9,900,000        9,895,178     7.770%          ACT/360                 120             119
98            5,300,000        5,291,318     7.875%          ACT/360                 120             117
99            1,600,000        1,600,000     8.125%          ACT/360                 120             120
---------------------------------------------------------------------------------------------------------
100          18,965,000       18,965,000     8.130%          ACT/360                 120             120
100 a
100 b
100 c
101          15,200,000       15,181,207     6.990%          30/360                  120             119
---------------------------------------------------------------------------------------------------------
102           2,020,000        2,020,000     7.750%          ACT/360                 120             120
103           8,160,000        8,155,970     7.730%          ACT/360                 120             119
104          37,000,000       36,984,827     8.240%          ACT/360                 120             119
105           4,500,000        4,494,324     7.560%          ACT/360                 120             118
106           1,840,000        1,836,532     7.375%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
107           5,572,939        5,179,882     7.235%          30/360                  216             202
108           2,633,583        2,447,838     7.235%          30/360                  216             202
109           2,189,721        2,035,281     7.235%          30/360                  216             202
110           2,574,402        2,392,831     7.235%          30/360                  216             202
111           3,787,625        3,520,486     7.235%          30/360                  216             202
---------------------------------------------------------------------------------------------------------
112           2,239,039        2,081,121     7.235%          30/360                  216             202
113           4,053,943        3,768,021     7.235%          30/360                  216             202
114           3,284,581        3,052,922     7.235%          30/360                  216             202
115           4,162,443        3,868,868     7.235%          30/360                  216             202
116           6,580,000        6,580,000     7.800%          ACT/360                 144             144
---------------------------------------------------------------------------------------------------------
117             752,000          751,708     8.380%          ACT/360                 120             119
118           6,960,000        6,957,223     8.310%          ACT/360                 120             119
119          18,500,000       18,478,497     7.875%          ACT/360                 120             118
120           4,090,000        4,090,000     7.940%          ACT/360                 120             119
121           2,635,000        2,635,000     7.750%          ACT/360                 120             120
---------------------------------------------------------------------------------------------------------
122          29,200,000       29,146,816     7.500%          ACT/360                 120             117
123           2,400,000        2,400,000     8.500%          ACT/360                 120             120
124          39,250,000       39,151,613     7.610%          ACT/360                 120             116
124 a
124 b
---------------------------------------------------------------------------------------------------------
124 c
124 d
124 e
124 f
124 g
---------------------------------------------------------------------------------------------------------
125           3,450,000        3,448,480     8.050%          ACT/360                 120             119
126           7,575,000        7,561,203     7.500%          ACT/360                 120             117
127           6,400,000        6,388,631     7.590%          ACT/360                 144             141
128          10,875,000       10,756,728     6.950%          ACT/360                 120             111
129           3,900,000        3,865,583     7.450%          ACT/360                 180             167
---------------------------------------------------------------------------------------------------------
130           5,250,000        5,243,276     7.500%          ACT/360                  84              82
131           1,300,000        1,300,000     8.250%          ACT/360                 120             120
132           6,259,631        6,119,172     9.120%          30/360                  252             236
133           9,964,000        9,959,079     7.730%          ACT/360                 120             119
134           1,756,000        1,728,024     7.640%          ACT/360                 180             165
---------------------------------------------------------------------------------------------------------
135           1,578,000        1,552,859     7.640%          ACT/360                 180             165
136           3,490,000        3,434,398     7.640%          ACT/360                 180             165
137           2,009,000        1,976,993     7.640%          ACT/360                 180             165
138           2,100,000        2,096,294     8.340%          ACT/360                 120             118
139          82,000,000       82,000,000     7.250%          ACT/360                 120             118
---------------------------------------------------------------------------------------------------------
140           9,050,000        9,033,923     7.590%          ACT/360                 144             141
141           4,912,699        4,832,639     6.942%          30/360                  264             250
142           4,912,699        4,832,639     6.942%          30/360                  264             250
143           2,313,881        2,276,173     6.942%          30/360                  264             250
144           2,607,435        2,567,186     6.828%          30/360                  264             250
---------------------------------------------------------------------------------------------------------
145           2,300,407        2,236,612     7.125%          30/360                  239             225
146           2,086,232        2,054,533     6.942%          30/360                  264             250
147           5,158,334        5,074,271     6.942%          30/360                  264             250
148           2,279,491        2,242,343     6.942%          30/360                  264             250
149           2,841,250        2,798,079     6.942%          30/360                  264             250
---------------------------------------------------------------------------------------------------------
150           2,505,475        2,464,645     6.942%          30/360                  264             250
151           2,004,380        1,971,716     6.942%          30/360                  264             250
152           1,900,000        1,897,792     7.875%          ACT/360                 120             118
153           1,750,000        1,750,000     8.250%          ACT/360                 120             120
154           3,000,000        2,998,592     7.875%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
155           3,900,000        3,895,615     8.000%          ACT/360                 120             118
156          20,000,000       19,976,105     7.770%          ACT/360                 120             118
157          23,500,000       23,500,000     7.600%          ACT/360                 120             119
158           1,980,000        1,969,789     7.250%          ACT/360                 120             113
159           1,093,000        1,091,000     8.160%          ACT/360                 120             118
---------------------------------------------------------------------------------------------------------
160           4,200,000        4,200,000     8.040%          ACT/360                 120             120
161          14,150,000       14,150,000     8.150%          ACT/360                 120             120
162          10,460,000       10,449,190     8.310%          ACT/360                 120             118
163             875,000          874,709     8.750%          ACT/360                 120             119
164           5,915,000        5,908,385     8.020%          ACT/360                 120             118
---------------------------------------------------------------------------------------------------------
165           3,072,000        3,070,591     7.940%          ACT/360                 120             119
166           1,389,948        1,359,348     9.125%          30/360                  171             160
167           2,800,000        2,796,746     7.875%          ACT/360                 120             118
168           9,750,000        9,738,290     7.750%          ACT/360                 120             118
169           1,165,000        1,162,830     8.070%          ACT/360                 120             118
---------------------------------------------------------------------------------------------------------
170           6,824,000        6,824,000     8.160%          ACT/360                 120             120
171           3,100,000        3,094,600     7.660%          ACT/360                 120             117
172           2,000,000        1,978,266     6.780%          30/360                  240             232
173           2,425,000        2,424,013     8.260%          ACT/360                 120             119
174           9,700,000        9,681,841     7.400%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
175           7,600,000        7,480,873     7.375%          ACT/360                 120             106
176           5,000,000        4,996,050     8.200%          ACT/360                 120             119
177           3,300,000        3,294,397     7.750%          ACT/360                 120             117
178           6,992,000        6,978,112     7.180%          ACT/360                 120             117
178 a
---------------------------------------------------------------------------------------------------------
178 b
178 c
178 d
178 e
179           4,000,000        3,998,385     8.280%          ACT/360                 120             119
---------------------------------------------------------------------------------------------------------
180           2,120,000        2,118,496     8.625%          ACT/360                 120             119
181           3,000,000        3,000,000     8.125%          ACT/360                 120             120
182             890,000          889,128     8.500%          ACT/360                 120             118
183          28,000,000       27,986,550     7.810%          ACT/360                 120             119
184           2,425,000        2,420,583     7.500%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
185           1,892,000        1,890,613     8.500%          ACT/360                 120             119
186           3,600,000        3,595,952     8.000%          ACT/360                 120             118
187           2,700,000        2,694,911     7.375%          ACT/360                 120             117
188           3,065,000        3,062,531     8.120%          ACT/360                 121             120
189           6,900,000        6,895,361     7.990%          30/360                  120             119
---------------------------------------------------------------------------------------------------------
190          10,600,000       10,586,901     7.640%          ACT/360                 144             142
191           1,992,000        1,992,000     8.320%          ACT/360                 120             120
192           6,882,000        6,882,000     8.170%          ACT/360                 144             144
193           2,800,000        2,796,746     7.875%          ACT/360                 120             118
194           6,080,000        6,048,645     7.250%          ACT/360                 120             113
---------------------------------------------------------------------------------------------------------
195           9,000,000        8,986,816     8.250%          ACT/360                 120             117
196           7,198,000        7,194,445     7.730%          ACT/360                 120             119
197          10,200,000       10,178,758     7.000%          ACT/360                 120             117
198          17,125,000       17,093,809     7.500%          ACT/360                 120             117
199           1,628,000        1,624,931     7.375%          ACT/360                 120             117
---------------------------------------------------------------------------------------------------------
200           9,200,000        9,195,456     7.730%          ACT/360                 120             119
201          25,250,000       24,850,885     6.900%          30/360                  180             162
202           9,860,000        9,854,978     7.640%          ACT/360                 120             119
203           2,100,000        2,096,484     8.600%          ACT/360                 120             118
204           5,040,000        5,014,008     7.250%          ACT/360                 120             113
205           1,114,452        1,111,925     8.875%          30/360                  180             176
---------------------------------------------------------------------------------------------------------

                                             REMAINING                                         ANNUAL
                ORIGINAL        REMAINING    INTEREST         FIRST        MATURITY           PRINCIPAL
              AMORTIZATION     AMORTIZATION    ONLY          PAYMENT        DATE OR          & INTEREST
 ID             TERM (MO.)       TERM (MO.)   MONTHS          DATE            APD             PAYMENTS
---------------------------------------------------------------------------------------------------------
1                   360              359                    08/01/99        07/01/09           2,275,114
2                   360              360                    09/10/99        08/10/09             533,338
3                   270              270                    09/01/99        08/01/09             131,331
4                   360              359                    08/01/99        07/01/09             166,085
5                   360              357                    06/01/99        05/01/09             248,361
---------------------------------------------------------------------------------------------------------
6                   360              359                    08/10/99        07/10/09              93,117
7                   300              299                    08/01/99        07/01/09              64,127
8                   360              360                    09/10/99        08/10/09             563,531
9                   360              359                    08/01/99        07/01/09              89,233
10                  178              178                    09/10/99        08/10/14             881,802
---------------------------------------------------------------------------------------------------------
11                  360              360                    09/10/99        08/10/09             429,847
12                  360              360        3           06/01/99        05/01/09           4,101,200
13                  300              299                    08/01/99        07/01/09             344,959
14                  360              359                    08/01/99        07/01/09           2,870,157
15                  360              358                    07/01/99        06/01/14             106,935
---------------------------------------------------------------------------------------------------------
16                  300              299                    08/01/99        08/01/09             164,453
17                  360              360                    09/10/99        08/10/09           1,827,175
18                  300              299                    08/01/99        07/01/09             125,679
19                  360              359                    08/01/99        07/01/09             614,353
20                  300              299                    08/10/99        07/10/09             669,807
---------------------------------------------------------------------------------------------------------
21                  360              359                    08/01/99        07/01/29             139,629
22                  360              358                    07/01/99        06/01/09             361,955
23                  300              298                    07/01/99        06/01/09             153,905
24                  360              360       11           08/01/99        07/01/09           1,430,135
25                  360              359                    08/01/99        07/01/09             481,741
---------------------------------------------------------------------------------------------------------
26                  360              359                    08/01/99        07/01/09             236,156
27                  360              357                    06/01/99        05/01/09             237,819
28                  240              235                    04/01/99        02/01/19             464,385
29                  360              360                    09/10/99        08/10/06             468,279
30                  360              357                    06/01/99        05/01/09             365,340
---------------------------------------------------------------------------------------------------------
31                  360              359                    08/01/99        07/01/09             423,604
32                  360              358                    07/01/99        06/01/14             121,734
33                    -                -       84           09/01/99        08/01/06           3,786,875
34                  360              359                    08/01/99        07/01/09             138,948
35                  360              357                    06/10/99        05/10/11             609,455
---------------------------------------------------------------------------------------------------------
36                  360              360                    09/01/99        08/01/09           1,755,533
37                  360              359                    08/01/99        07/01/09             240,969
38                  360              357                    06/10/99        05/10/07           1,331,857
39                  300              297                    06/01/99        05/01/09             120,774
40                  360              358                    07/01/99        06/01/09             443,742
---------------------------------------------------------------------------------------------------------
41                  360              357                    06/01/99        05/01/09             141,229
42                  360              359                    08/01/99        07/01/09             145,128
43                  360              360                    09/01/99        08/01/09             222,661
44                  300              298                    07/01/99        06/01/09              98,399
45                  360              357                    06/10/99        05/10/11           1,028,455
---------------------------------------------------------------------------------------------------------
46                  232              229                    06/01/99        09/01/18             230,946
47                  236              233                    06/01/99        01/01/19             201,399
48                  243              233                    11/01/98        01/01/19             149,368
49                  241              233                    01/01/99        01/01/19             139,615
50                  300              297                    06/01/99        05/01/09             113,537
---------------------------------------------------------------------------------------------------------
51                  329              317                    09/01/98        08/01/20             291,987
52                  360              360                    09/01/99        08/01/09             125,168
53                  237              228                    12/01/98        08/01/18             303,243
54                  360              359                    08/01/99        07/01/09             903,872
55                  360              357                    06/01/99        05/01/09             263,460
---------------------------------------------------------------------------------------------------------
56                  324              322                    07/01/99        06/01/09             136,794
57                  360              357                    06/10/99        05/10/07             411,353
58                  360              360                    09/10/99        08/10/09             284,043
59                  300              299                    08/01/99        07/01/09             192,283
60                  300              299                    08/01/99        07/01/09             192,095
---------------------------------------------------------------------------------------------------------
61                  360              358                    07/01/99        06/01/09             593,189
62                  360              358                    07/01/99        06/01/09             369,817
63                  360              358                    07/01/99        06/01/09             309,490
64                  360              360                    09/01/99        08/01/09             142,116
65                  360              359                    08/10/99        07/10/07           1,831,553
---------------------------------------------------------------------------------------------------------
66                  360              357                    06/01/99        05/01/09             244,665
67                  300              298                    07/01/99        06/01/09             166,839
68                  360              360                    09/01/99        08/01/09             252,324
69                  300              298                    07/01/99        06/01/09             101,237
70                  360              359                    08/01/99        07/01/09             576,515
---------------------------------------------------------------------------------------------------------
71                  360              358                    07/01/99        06/01/09           1,444,287
72                  360              358                    07/01/99        06/01/09             403,863
73                  360              360                    09/01/99        08/01/09             563,711
74                  300              299                    08/01/99        07/01/09             970,319
75                  300              290                    11/01/98        10/01/08             425,659
---------------------------------------------------------------------------------------------------------
76                  300              291                    12/01/98        11/01/08             340,079
77                  360              351                    12/01/98        11/01/13           1,029,888
78                  360              360       11           08/01/99        07/01/09             905,320
79                  360              360                    09/01/99        08/01/09             684,442
80                  300              299                    08/01/99        06/01/09             264,617
81                  300              298                    07/01/99        06/01/09             121,439
82                  300              291                    12/01/98        11/01/13             117,891
83                  240              231                    12/01/98        11/01/18             184,676
84                  300              286                    07/01/98        06/01/08             335,366
---------------------------------------------------------------------------------------------------------
85                  240              239                    08/01/99        07/01/09             564,436
86                  360              358                    07/01/99        06/01/09             495,948
87                  299              286                    08/01/98        06/01/23             101,671
88                  294              280                    07/01/98        12/01/22             105,230
89                  360              360                    09/01/99        08/01/09             133,668
---------------------------------------------------------------------------------------------------------
90                  360              355                    04/01/99        03/01/09             162,607
91                  360              353                    02/01/99        01/01/09           1,053,324
92                  360              357                    06/01/99        05/01/09             696,201
93                  360              360                    09/01/99        08/01/09              92,417
94                  360              360                    09/10/99        08/10/09             429,024
---------------------------------------------------------------------------------------------------------
95                  336              334                    07/01/99        06/01/14             958,248
96                  360              358                    07/01/99        06/01/09           1,594,734
97                  360              359                    08/01/99        07/01/09             852,740
98                  360              357                    06/01/99        05/01/09             461,144
99                  300              300                    09/01/99        08/01/09             149,782
---------------------------------------------------------------------------------------------------------
100                 324              324                    09/10/99        08/10/09           1,736,664
100 a
100 b
100 c
101                 300              299                    08/01/99        07/01/09           1,288,002
---------------------------------------------------------------------------------------------------------
102                 360              360                    09/01/99        08/01/09             173,658
103                 360              359                    08/01/99        07/01/09             700,158
104                 360              359                    08/10/99        07/10/09           3,332,503
105                 360              358                    07/01/99        06/01/09             379,797
106                 360              357                    06/01/99        05/01/09             152,501
---------------------------------------------------------------------------------------------------------
107                 270              256                    12/01/98        06/01/16             439,188
108                 270              256                    12/01/98        06/01/16             207,545
109                 270              256                    12/01/98        06/01/16             171,686
110                 270              256                    12/01/98        06/01/16             202,881
111                 270              256                    12/01/98        06/01/16             298,492
---------------------------------------------------------------------------------------------------------
112                 270              256                    12/01/98        06/01/16             176,452
113                 270              256                    12/01/98        06/01/16             319,480
114                 270              256                    12/01/98        06/01/16             258,849
115                 270              256                    12/01/98        06/01/16             328,030
116                 360              360                    09/10/99        08/10/11             568,410
---------------------------------------------------------------------------------------------------------
117                 360              359                    08/01/99        07/01/09              68,621
118                 360              359                    08/01/99        07/01/09             630,984
119                 360              358                    07/01/99        06/01/09           1,609,654
120                 360              360       23           08/01/99        07/01/09             358,081
121                 360              360                    09/01/99        08/01/09             226,530
---------------------------------------------------------------------------------------------------------
122                 360              357                    06/10/99        05/10/09           2,450,048
123                 360              360                    09/01/99        08/01/09             221,447
124                 360              356                    05/01/99        04/01/09           3,328,850
124 a
124 b
---------------------------------------------------------------------------------------------------------
124 c
124 d
124 e
124 f
124 g
---------------------------------------------------------------------------------------------------------
125                 360              359                    08/10/99        07/10/09             305,223
126                 360              357                    06/10/99        05/10/09             635,586
127                 360              357                    06/10/99        05/10/11             541,738
128                 300              291                    12/01/98        11/01/08             918,189
129                 360              347                    08/10/98        07/10/13             325,632
---------------------------------------------------------------------------------------------------------
130                 360              358                    07/01/99        06/01/06             440,505
131                 180              180                    09/01/99        08/01/09             151,342
132                 252              236                    05/01/98        04/01/19             670,346
133                 360              359                    08/01/99        07/01/09             854,948
134                 300              285                    06/01/98        05/01/13             157,644
---------------------------------------------------------------------------------------------------------
135                 300              285                    06/01/98        05/01/13             141,664
136                 300              285                    06/01/98        05/01/13             313,313
137                 300              285                    06/01/98        05/01/13             180,357
138                 300              298                    07/01/99        06/01/09             200,207
139                 360              360       58           07/10/99        06/10/09           6,712,615
---------------------------------------------------------------------------------------------------------
140                 360              357                    06/10/99        05/10/11             766,051
141                 315              301                    07/01/98        06/01/20             407,119
142                 315              301                    07/01/98        06/01/20             407,119
143                 315              301                    07/01/98        06/01/20             191,753
144                 326              312                    07/01/98        06/01/20             211,277
---------------------------------------------------------------------------------------------------------
145                 239              225                    07/01/98        05/01/18             216,506
146                 325              311                    07/01/98        06/01/20             170,990
147                 315              301                    07/01/98        06/01/20             427,475
148                 315              301                    07/01/98        06/01/20             188,903
149                 325              311                    07/01/98        06/01/20             232,872
---------------------------------------------------------------------------------------------------------
150                 315              301                    07/01/98        06/01/20             207,631
151                 315              301                    07/01/98        06/01/20             166,104
152                 360              358                    07/01/99        06/01/09             165,316
153                 360              360                    09/01/99        08/01/09             157,766
154                 360              359                    08/01/99        07/01/09             261,025
---------------------------------------------------------------------------------------------------------
155                 360              358                    07/01/99        06/01/09             343,402
156                 360              358                    07/01/99        06/01/09           1,722,708
157                 360              360       23           08/01/99        07/01/09           1,991,131
158                 360              353                    02/01/99        01/01/09             162,085
159                 300              298                    07/01/99        06/01/09             102,626
---------------------------------------------------------------------------------------------------------
160                 360              360                    09/10/99        08/10/09             371,224
161                 360              360                    09/10/99        08/10/09           1,263,733
162                 360              358                    07/10/99        06/10/09             948,290
163                 360              359                    08/01/99        07/01/09              82,604
164                 360              358                    07/10/99        06/10/09             521,816
---------------------------------------------------------------------------------------------------------
165                 360              359                    08/01/99        07/01/09             268,955
166                 171              160                    10/01/98        12/01/12             158,965
167                 360              358                    07/01/99        06/01/09             243,623
168                 360              358                    07/01/99        06/01/09             838,202
169                 300              298                    07/01/99        06/01/09             108,549
---------------------------------------------------------------------------------------------------------
170                 360              360                    09/10/99        08/10/09             610,024
171                 360              357                    06/01/99        05/01/09             264,195
172                 240              232                    01/01/99        12/01/18             167,520
173                 360              359                    08/01/99        07/01/09             218,823
174                 360              357                    06/01/99        05/01/09             805,930
---------------------------------------------------------------------------------------------------------
175                 300              286                    07/01/98        06/01/08             666,562
176                 300              299                    08/01/99        07/01/09             471,067
177                 360              357                    06/01/99        05/01/09             283,699
178                 360              357                    06/01/99        05/01/09             568,395
178 a
---------------------------------------------------------------------------------------------------------
178 b
178 c
178 d
178 e
179                 360              359                    08/01/99        07/01/09             361,621
---------------------------------------------------------------------------------------------------------
180                 300              299                    08/01/99        07/01/09             206,997
181                 360              360                    09/01/99        08/01/09             267,299
182                 360              358                    07/01/99        06/01/09              82,120
183                 360              359                    08/01/99        07/01/09           2,421,091
184                 360              357                    06/01/99        05/01/09             203,471
---------------------------------------------------------------------------------------------------------
185                 300              299                    08/01/99        07/01/09             182,819
186                 360              358                    07/01/99        06/01/09             316,986
187                 360              357                    06/01/99        05/01/09             223,779
188                 300              299                    08/01/99        08/01/09             286,804
189                 360              359                    08/01/99        07/01/09             606,980
---------------------------------------------------------------------------------------------------------
190                 360              358                    07/01/99        06/01/11             901,627
191                 360              360                    09/01/99        08/01/09             180,760
192                 360              360                    09/10/99        08/10/11             615,788
193                 360              358                    07/01/99        06/01/09             243,623
194                 360              353                    02/01/99        01/01/09             497,716
---------------------------------------------------------------------------------------------------------
195                 360              357                    06/01/99        05/01/09             811,368
196                 360              359                    08/01/99        07/01/09             617,615
197                 360              357                    06/01/99        05/01/09             814,330
198                 360              357                    06/10/99        05/10/09           1,436,886
199                 360              357                    06/01/99        05/01/09             134,930
---------------------------------------------------------------------------------------------------------
200                 360              359                    08/01/99        07/01/09             789,394
201                 360              342                    03/01/98        02/01/13           1,995,558
202                 360              359                    08/01/99        07/01/09             838,683
203                 300              298                    07/01/99        06/01/09             204,618
204                 360              353                    02/01/99        01/01/09             412,580
205                 360              356                    05/01/99        04/01/14             106,405
---------------------------------------------------------------------------------------------------------

           1999 TTM,
          ANNUALIZED,     UNDERWRITTEN       LOCKBOX
          OR ACTUAL.        NET CASH       (HARD, SOFT                      APPRAISED       APPRAISAL
  ID       1998 NOI           FLOW        OR SPRINGING)       DSCR            VALUE           DATE
---------------------------------------------------------------------------------------------------------
1             3,390,462        2,956,880                            1.30      40,500,000     2/16/99
2               799,981          667,914                            1.25       8,650,000     5/17/99
3               160,401          164,123                            1.25       1,975,000     6/3/99
4               216,687          215,606                            1.30       2,600,000     5/18/99
5               328,913          306,971                            1.24       3,700,000     3/18/99
---------------------------------------------------------------------------------------------------------
6               146,325          124,523                            1.34       1,500,000     5/18/99
7               124,778          103,918                            1.62       1,550,000     5/14/99
8               754,362          700,064                            1.24       8,800,000     6/7/99
9               120,486          107,480                            1.20       1,200,000     4/26/99
10            1,293,171        1,100,392                            1.25      12,700,000     11/1/98
---------------------------------------------------------------------------------------------------------
11              832,942          844,678                            1.97      10,300,000     5/26/99
12            4,036,067        5,270,160                            1.29      71,000,000     3/19/99
13              545,374          502,357                            1.46       5,100,000     4/30/99
14            3,885,631        3,593,213                            1.25      45,000,000     4/7/99
15              142,098          132,971                            1.24       1,520,000     10/7/98
---------------------------------------------------------------------------------------------------------
16              281,996          214,425    Springing               1.30       3,120,000     4/23/99
17            2,669,425        2,302,076                            1.26      27,740,000     6/18/99
18              279,958          167,662                            1.33       2,225,000     6/6/98
19              916,859          767,928    Springing               1.25       9,700,000     2/11/99
20            1,155,546          904,483                            1.35      10,550,000     3/31/99
---------------------------------------------------------------------------------------------------------
21              197,801          166,773                            1.19       1,760,000     2/2/99
22              709,313          531,196                            1.47       5,200,000     3/17/99
23              221,028          209,623                            1.36       2,045,000     3/8/99
24                             1,719,294                            1.20      20,500,000     6/3/99
25              562,435          578,555                            1.20       7,000,000     6/9/99
---------------------------------------------------------------------------------------------------------
26              301,057          284,724                            1.21       3,415,000     3/3/99
27              337,671          301,256                            1.27       3,550,000     3/3/99
28              647,950          586,111                            1.26       6,800,000     1/14/99
29              376,907          582,502                            1.24       7,400,000     7/1/99
30              508,622          444,783                            1.22       5,510,000     3/11/99
---------------------------------------------------------------------------------------------------------
31              587,417          508,674                            1.20       6,070,000     5/6/99
32              169,470          140,933                            1.16       1,700,000     10/7/98
33                             8,093,954      Hard                  2.14      96,500,000     6/15/99
34              206,502          179,516                            1.29       2,070,000     3/9/99
35              864,057          733,302                            1.20       9,200,000     4/21/99
---------------------------------------------------------------------------------------------------------
36            2,654,047        2,463,579                            1.40      24,500,000     3/3/99
37              355,222          302,298                            1.26       3,600,000     5/10/99
38            2,095,779        1,616,445                            1.21      19,900,000     4/15/99
39              181,593          155,652                            1.29       1,630,000     3/5/99
40              644,565          568,484                            1.28       6,400,000     3/30/99
---------------------------------------------------------------------------------------------------------
41              194,314          170,858                            1.21       2,130,000     3/9/99
42              292,559          210,470                            1.45       2,750,000     4/24/99
43              348,612          320,274                            1.44       3,700,000     5/12/99
44              145,017          128,800                            1.31       1,550,000     4/22/99
45            1,387,727        1,244,905                            1.21      15,630,000     4/9/99
---------------------------------------------------------------------------------------------------------
46                               231,639      Hard                  1.00       2,740,000    10/19/98
47                               211,469      Hard                  1.05       2,480,000    10/20/98
48                               153,849      Hard                  1.03       1,810,000     8/5/98
49                               146,316      Hard                  1.05       1,600,000     7/14/98
50              176,211          171,159                            1.51       1,875,000     1/7/99
---------------------------------------------------------------------------------------------------------
51                               315,414      Hard                  1.08       3,380,000     6/18/98
52              203,385          163,758                            1.31       1,900,000     5/28/99
53                               304,152      Hard                  1.00       3,700,000     11/1/98
54                             1,185,641                            1.31      13,600,000     5/14/99
55              429,583          407,348                            1.55       5,300,000     2/22/99
---------------------------------------------------------------------------------------------------------
56              219,437          181,416                            1.33       2,100,000     1/29/99
57              576,437          498,265                            1.21       6,900,000     4/15/99
58              272,199          347,482                            1.22       4,229,000     8/2/99
59              243,550          240,347                            1.25       3,000,000     4/27/99
60              249,254          234,657                            1.22       2,650,000     4/26/99
---------------------------------------------------------------------------------------------------------
61              980,722          800,773                            1.35       9,200,000     3/12/99
62              550,272          519,999                            1.41       5,625,000     4/22/99
63                               418,686                            1.35       5,150,000     4/5/99
64              194,581          170,581                            1.20       2,840,000     4/21/99
65            2,578,167        2,198,229                            1.20      26,900,000     4/14/99
---------------------------------------------------------------------------------------------------------
66              325,016          304,747                            1.25       3,690,000     3/12/99
67              279,556          238,497                            1.43       2,600,000     3/29/99
68              368,320          331,126                            1.31       3,625,000     5/27/99
69              130,161          132,220                            1.31       1,300,000     2/8/99
70              878,346          747,217                            1.30       8,900,000     4/16/99
---------------------------------------------------------------------------------------------------------
71            2,114,247        1,793,318                            1.24      23,300,000     3/12/99
72              631,572          504,793                            1.25       6,800,000     4/26/99
73              753,020          680,303                            1.21       7,500,000     6/8/99
74            1,702,036        1,438,823                            1.48      14,500,000     4/19/99
75              768,057          594,088                            1.40       6,500,000     6/25/98
---------------------------------------------------------------------------------------------------------
76              725,532          533,005                            1.57       4,900,000     5/8/98
77            1,917,919        1,461,385                            1.42      20,500,000     7/8/98
78            1,172,435        1,103,343    Springing               1.22      13,000,000     6/2/99
79              964,834          935,831                            1.37      10,100,000     7/2/99
80              366,320          331,184      Hard                  1.25       3,850,000     5/11/99
81              182,914          155,380                            1.28       1,820,000     4/2/99
82              228,626          176,773                            1.50       2,025,000     5/9/98
83              324,418          262,072                            1.42       2,650,000     6/29/98
84              557,846          474,361                            1.41       5,780,000     4/16/98
---------------------------------------------------------------------------------------------------------
85            1,372,142        1,020,255                            1.81      10,000,000     6/10/98
86              680,242          608,827                            1.23       7,800,000     3/17/99
87                               128,105      Hard                  1.26       1,410,000     4/23/98
88                               138,904      Hard                  1.32       1,500,000    11/14/97
89              251,664          168,110                            1.26       1,920,000     3/22/99
---------------------------------------------------------------------------------------------------------
90              252,227          204,769                            1.26       2,380,000    10/21/98
91            1,065,101        1,295,998    Springing               1.23      15,500,000     7/2/99
92            1,038,507          891,475                            1.28      10,500,000     2/10/99
93              123,927          114,182                            1.24       1,350,000     6/15/99
94              688,543          531,114                            1.24       6,400,000     6/7/99
---------------------------------------------------------------------------------------------------------
95                             1,339,371                            1.40      15,800,000     5/20/98
96            2,439,519        2,035,672                            1.28      27,450,000     3/1/99
97            1,219,634        1,180,787                            1.39      12,500,000     5/26/99
98              724,992          582,486                            1.26       7,600,000     2/11/99
99              347,542          227,460                            1.52       3,680,000     6/15/99
---------------------------------------------------------------------------------------------------------
100           2,380,293        2,084,810                            1.20      41,800,000     7/7/99
100 a                                                                         10,100,000     7/7/99
100 b                                                                         14,200,000     7/7/99
100 c                                                                         17,500,000     7/7/99
101                            1,770,122                            1.37      19,600,000     4/26/99
---------------------------------------------------------------------------------------------------------
102             245,107          222,924                            1.28       2,525,000     6/16/99
103             986,353          881,733                            1.26      10,200,000     4/16/99
104           4,598,001        4,340,120                            1.30      56,500,000     4/14/99
105             672,635          512,053                            1.35       5,800,000     3/4/99
106             226,413          197,135                            1.29       2,300,000     3/9/99
---------------------------------------------------------------------------------------------------------
107                              439,188      Hard                  1.00       5,650,000     3/23/98
108                              207,545      Hard                  1.00       2,670,000     3/20/98
109                              171,686      Hard                  1.00       2,220,000     3/23/98
110                              202,881      Hard                  1.00       2,610,000     3/21/98
111                              298,492      Hard                  1.00       3,840,000     3/16/98
---------------------------------------------------------------------------------------------------------
112                              176,452      Hard                  1.00       2,270,000     3/23/98
113                              319,480      Hard                  1.00       4,110,000     3/24/98
114                              258,849      Hard                  1.00       3,330,000     3/30/98
115                              328,030      Hard                  1.00       4,220,000     3/18/98
116             739,702          681,673                            1.20       8,400,000     4/9/99
---------------------------------------------------------------------------------------------------------
117             105,551           85,828                            1.25       1,450,000     7/9/98
118             982,022          821,041                            1.30       8,700,000     4/6/99
119           1,570,485        2,009,079                            1.25      24,400,000     3/30/99
120             502,304          452,646                            1.26       5,750,000     4/6/99
121             302,832          271,948                            1.20       3,350,000     6/23/99
---------------------------------------------------------------------------------------------------------
122           3,157,286        2,987,850                            1.22      36,500,000     4/14/99
123             335,095          283,452                            1.28       3,200,000     2/18/99
124           5,848,740        4,342,010    Springing               1.30      57,450,000
124 a                                                                         16,750,000     3/15/99
124 b                                                                          5,870,000     3/12/99
---------------------------------------------------------------------------------------------------------
124 c                                                                          9,600,000     3/12/99
124 d                                                                          6,230,000     3/12/99
124 e                                                                          6,500,000     3/10/99
124 f                                                                          6,350,000     3/10/99
124 g                                                                          6,150,000     3/11/99
---------------------------------------------------------------------------------------------------------
125             235,776          392,761                            1.29       4,600,000     5/14/99
126             903,474          773,192                            1.22       9,600,000     4/15/99
127             804,945          678,571                            1.25       8,000,000     4/14/99
128           2,050,067        1,611,506                            1.76      14,500,000     10/7/98
129             466,062          448,273                            1.38       4,900,000     4/24/98
---------------------------------------------------------------------------------------------------------
130             687,828          640,460                            1.45       7,100,000     5/4/99
131             191,677          199,292                            1.32       2,220,000     4/17/99
132                              670,346      Hard                  1.00       6,400,000     1/1/98
133           1,162,462        1,026,187                            1.20      13,400,000     4/5/99
134             332,504          229,742                            1.46       3,600,000     3/16/98
---------------------------------------------------------------------------------------------------------
135             559,994          213,289                            1.51       3,200,000     3/16/98
136             420,158          418,707                            1.34       4,500,000     3/17/98
137             402,193          292,361                            1.62       2,700,000     3/17/98
138             338,701          287,008                            1.43       3,100,000     3/29/99
139          10,940,749       10,592,933      Hard                  1.58     125,000,000     1/29/99
---------------------------------------------------------------------------------------------------------
140           1,013,021          919,511                            1.20      11,840,000     4/9/99
141                              407,119      Hard                  1.00       5,300,000     4/11/98
142                              407,119      Hard                  1.00       5,300,000     4/11/98
143                              191,753      Hard                  1.00       2,500,000     6/1/98
144                              211,277      Hard                  1.00       2,620,000     4/23/98
---------------------------------------------------------------------------------------------------------
145                              240,971      Hard                  1.11       2,620,000     4/28/98
146                              170,990      Hard                  1.00       2,100,000     1/12/98
147                              427,475      Hard                  1.00       5,250,000     4/7/98
148                              188,903      Hard                  1.00       2,350,000     4/10/98
149                              232,872      Hard                  1.00       2,860,000     6/1/98
---------------------------------------------------------------------------------------------------------
150                              207,631      Hard                  1.00       2,550,000     6/1/98
151                              166,104      Hard                  1.00       2,040,000     6/1/98
152             181,729          204,404                            1.24       2,400,000     4/14/99
153                              190,506                            1.21       2,200,000     4/14/99
154             403,871          314,205                            1.20       3,800,000     4/15/99
---------------------------------------------------------------------------------------------------------
155             481,429          540,425                            1.57       5,275,000     4/29/99
156           2,443,842        2,381,122                            1.38      34,000,000     2/26/99
157           2,691,597        2,403,960                            1.21      30,200,000     5/14/99
158             325,025          199,651    Springing               1.23       2,700,000    12/16/98
159             163,134          128,322                            1.25       1,460,000     3/22/99
---------------------------------------------------------------------------------------------------------
160             545,795          477,389                            1.29       6,000,000     9/29/98
161           1,538,152        1,516,163                            1.20      18,000,000     5/11/99
162           1,207,493        1,186,264                            1.25      14,300,000     4/1/99
163             101,009          100,154                            1.21       1,230,000     3/11/99
164             785,959          654,789                            1.26       8,850,000     3/12/99
---------------------------------------------------------------------------------------------------------
165             364,787          323,152                            1.20       3,840,000     3/16/99
166                              166,913      Hard                  1.05       1,800,000     8/8/97
167             317,558          314,640                            1.29       4,050,000     4/14/99
168             824,549        1,143,083                            1.36      13,000,000     3/25/99
169             176,631          141,748                            1.31       1,580,000     4/13/99
---------------------------------------------------------------------------------------------------------
170             850,463          764,388      Hard                  1.25       9,600,000     7/1/99
171                              340,369                            1.29       4,000,000     1/20/99
172                              182,429      Hard                  1.09       2,000,000     7/14/98
173             301,935          273,613                            1.25       3,300,000     4/30/99
174           1,044,348        1,034,361                            1.28      15,000,000     4/13/99
---------------------------------------------------------------------------------------------------------
175             991,464          964,810                            1.45       9,500,000     3/19/98
176             836,171          663,657                            1.41       7,400,000     5/3/99
177             285,777          368,222                            1.30       4,400,000     3/10/99
178             917,960          735,685                            1.29       8,740,000     3/1/99
178 a                                                                          2,617,619     3/1/99
---------------------------------------------------------------------------------------------------------
178 b                                                                          1,969,645     3/1/99
178 c                                                                          1,631,992     3/1/99
178 d                                                                          1,837,398     3/1/99
178 e                                                                            683,346     3/1/99
179             475,492          469,256                            1.30       5,500,000     4/27/99
---------------------------------------------------------------------------------------------------------
180             375,888          309,765      Hard                  1.50       3,300,000     3/1/99
181             478,377          362,351                            1.36       4,000,000     6/8/99
182             125,367          111,278                            1.36       1,260,000     4/15/99
183           2,458,582        2,934,317                            1.21      37,000,000     2/26/99
184             260,082          249,425                            1.23       3,100,000     3/19/99
---------------------------------------------------------------------------------------------------------
185             238,268          228,565                            1.25       2,750,000     5/4/99
186             501,388          459,021                            1.45       4,727,000     5/5/99
187             302,205          293,976                            1.31       3,500,000     3/3/99
188             465,731          373,849    Springing               1.30       4,540,000     4/22/99
189                              807,603                            1.33       9,200,000     4/19/99
---------------------------------------------------------------------------------------------------------
190           1,253,637        1,163,655                            1.29      15,200,000     4/6/99
191             272,976          234,969                            1.30       3,175,000     12/1/98
192             898,087          739,017                            1.20      10,100,000     6/22/99
193                              317,358                            1.30       3,850,000     4/15/99
194             985,698          562,065    Springing               1.13       7,600,000    12/16/98
---------------------------------------------------------------------------------------------------------
195           1,068,521        1,014,574                            1.25      11,700,000     3/19/99
196             830,815          739,562                            1.20      10,200,000     4/5/99
197           1,509,247        1,358,687                            1.67      15,925,000     2/11/99
198           1,952,440        1,741,868                            1.21      25,000,000     4/16/99
199             188,537          161,251                            1.20       2,050,000     3/9/99
---------------------------------------------------------------------------------------------------------
200           1,087,014          960,519                            1.22      11,500,000     4/16/99
201           2,242,468        2,398,171                            1.20      33,000,000    12/16/97
202           1,112,337        1,033,633                            1.23      12,150,000     4/30/99
203             295,831          262,864                            1.29       2,800,000     3/1/99
204             667,103          583,540    Springing               1.41       6,300,000    12/16/98
205             158,603          127,585                            1.20       1,450,000    10/30/98
---------------------------------------------------------------------------------------------------------

            CUT-OFF
             DATE          LTV RATIO                                  SERVICING
              LTV              AT                                        FEE
  ID         RATIO          MATURITY       PREPAYMENT PROVISIONS         RATE                        ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
1            68.1%           60.1%       L(2.08),D(7.42),1%(.25),
                                           O(.25)                       0.060%     1845 Walnut Street
2            69.4%           62.3%       L(2),D(7.50),O(0.5)            0.055%     19 Sentry Parkway
3            68.6%           53.4%       L(3),D(6.75),O(.25)            0.060%     200 N. Maryland Avenue
4            69.2%           62.8%       L(4),D(5.75),O(.25)            0.060%     302 West Fifth Street
5            79.9%           70.8%       L(4),D(5.75),O(.25)            0.060%     39-41 North Fullerton Avenue
-------------------------------------------------------------------------------------------------------------------------------
6            68.6%           61.9%       L(2.08),D(7.67),O(0.25)        0.055%     4220 East Craig Road
7            41.9%           35.4%       L(4),D(5.75),O(.25)            0.060%     4480 W. Spring Mountain Road
8            72.7%           65.2%       L(2),D(7.75),O(0.25)           0.055%     5340 & 5400 Shawnee Road
9            79.4%           72.3%       L(4),D(5.75),O(.25)            0.060%     520-560 McKinley
10           59.1%            0.7%       L(2),D(12.75),O(0.25)          0.055%     745 64th Street
-------------------------------------------------------------------------------------------------------------------------------
11           48.5%           43.2%       L(2),D(7.75),O(0.25)           0.055%     8899 Beverly Boulevard
12           70.4%           62.5%       L(4),D(5.58),O(.42)            0.060%     90-100 John Street
13           69.9%           58.7%       L(4),D(5.75),O(.25)            0.060%     95 First Avenue
14           70.2%           63.4%       L(2),D(7.5),O(.5)              0.060%     2601 Dawson Road
15           73.6%           58.4%       L(10),O(5)                     0.060%     1100 Anacuitas Street
-------------------------------------------------------------------------------------------------------------------------------
16           56.0%           46.5%       L(3),D(7.08)                   0.060%     4142 Pacific Coast Hwy.
17           75.7%           67.6%       L(2),D(7.75),O(0.25)           0.055%     Seventh St & Heinz Ave.
18           60.6%           50.3%       L(3),D(6.75),O(.25)            0.060%     14421-14439 Van Nuys Blvd.
19           72.9%           65.1%       L(3),D(6.75),O(.25)            0.060%     1375-1467 N. Citrus Ave.
20           67.8%           56.3%       L(2.08),D(7.67),O(0.25)        0.055%     153-6212 DE ROSA DRIVE
-------------------------------------------------------------------------------------------------------------------------------
21           84.9%            0.0%       L(10),YM1%(5),1%(15)           0.060%     2522 Callier Springs Road
22           79.9%           71.5%       L(4),D(5.75),O(.25)            0.060%     1110-1138 Barclay St. & 1521-1535 Magnolia Ave.
23           76.2%           64.4%       L(4),D(5.75),O(.25)            0.060%     509-521 SW 2nd Place
24           79.7%           72.5%       L(4),D(5.75),O(.25)            0.060%     830 - 944 Roosevelt Road
25           79.2%           70.8%       L(3),D(6.75),O(.25)            0.060%     2810 Nathaniel Way
-------------------------------------------------------------------------------------------------------------------------------
26           74.6%           67.8%       L(4),D(5.75),O(.25)            0.060%     4124 Pennwood Ave.
27           78.7%           70.0%       L(4),D(5.75),O(.25)            0.060%     1111 Austin Highway
28           71.4%            3.7%       L(10),YM1%(9.67),O(.25)        0.060%     Blue Angel Pkwy. & Hwy. 98
29           74.3%           69.2%       L(2),D(4.75),O(0.25)           0.055%     239 Orville Street
30           79.8%           70.6%       L(4),D(5.75),O(.25)            0.060%     5655 N. Marty
-------------------------------------------------------------------------------------------------------------------------------
31           77.2%           69.7%       L(4),D(5.75),O(.25)            0.060%     Fourth Street and Ocotillo Avenue
32           74.9%           59.4%       L(10),O(5)                     0.060%     2280 West Business 77
33           51.8%           51.8%       L(2),D(4.75),O(0.25)           0.020%     450 N Street
34           80.0%           70.8%       L(4),D(5.75),O(.25)            0.060%     5101 Belle Terrace
35           78.1%           66.7%       L(2.25),D(9.50),O(0.25)        0.055%     2875 Central Park Way
-------------------------------------------------------------------------------------------------------------------------------
36           82.0%           73.3%       L(2),D(7.75),O(.25)            0.060%     160 Islander Court
37           74.6%           67.2%       L(4),D(5.75),O(.25)            0.060%     20911 Johnson Street
38           79.9%           73.2%       L(2.25),D(5.50),O(0.25)        0.055%     3200 Chestnut Ridge Road
39           79.8%           66.2%       L(4),D(5.75),O(.25)            0.060%     6001 N. Church Street
40           79.6%           71.2%       L(4),D(5.75),O(.25)            0.060%     1103, 1201, 1300 - 1302 Patrick Henry Drive
-------------------------------------------------------------------------------------------------------------------------------
41           79.8%           70.6%       L(4),D(5.75),O(.25)            0.060%     5801 Ming Ave.
42           59.1%           53.1%       L(4),D(5.75),O(.25)            0.060%     855 West University
43           70.0%           62.3%       L(4),D(5.75),O(.25)            0.060%     6915 - 6921 Lewiston Way
44           67.0%           55.9%       L(4),D(5.75),O(.25)            0.060%     1701 - 1725 S. Cooper Street
45           77.6%           66.2%       L(2.25),D(9.50),O(0.25)        0.055%     1130 Pine Valley Lane
-------------------------------------------------------------------------------------------------------------------------------
46           83.1%            0.0%       L(4),D(15.33)                  0.060%     2009 Wards Road
47           87.9%            0.0%       L(4),D(15.67)                  0.060%     1539 Amherst Highway
48           96.7%            0.0%       L(8),D(12.25)                  0.060%     937 Ridge Road
49           98.7%            0.0%       L(6),D(14.08)                  0.060%     100 Worcester Street
50           63.8%           53.3%       L(4),D(5.75),O(.25)            0.060%     575 California Avenue & 655 Redwood Ave.
-------------------------------------------------------------------------------------------------------------------------------
51           93.9%           37.9%       L(4),D(18)                     0.060%     2614 West Jefferson Street
52           70.4%           64.0%       L(4),D(5.75),O(.25)            0.060%     124 South 400 East
53           89.2%            0.0%       L(8),D(11.75)                  0.060%     2301 Park Ave
54           75.5%           66.4%       L(2.08),D(7.67),O(.25)         0.060%     1912-1968 Jericho Turnpike
55           62.1%           54.4%       L(4),D(5.75),O(.25)            0.060%     203 - 225 Main Street
-------------------------------------------------------------------------------------------------------------------------------
56           70.3%           60.8%       L(4),D(5.75),O(.25)            0.060%     12812 Old Glenn Highway
57           71.1%           65.2%       L(2.25),D(5.50),O(0.25)        0.055%     15885 Memorial Drive
58           78.5%           69.8%       L(2),D(7.75),O(0.25)           0.055%     1800 Murton Avenue
59           64.9%           54.9%       L(4),D(5.75),O(.25)            0.060%     600 McCabe Road
60           75.0%           62.9%       L(4),D(5.75),O(.25)            0.060%     509 Brand Lane
-------------------------------------------------------------------------------------------------------------------------------
61           74.9%           66.8%       L(3),D(6.75),O(.25)            0.060%     1304-1398 Artesia Boulevard
62           74.6%           66.9%       L(4),D(5.75),O(.25)            0.060%     1750 Robinwood Road
63           69.8%           62.3%       L(4),D(5.75),O(.25)            0.060%     6330 South Pecos Road
64           56.8%           50.9%       L(4),D(5.75),O(.25)            0.060%     2520-2570 Winstel Blvd.
65           77.7%           71.8%       L(2.08),D(5.67),O(0.25)        0.055%     2100 Georgetown Parkway
-------------------------------------------------------------------------------------------------------------------------------
66           79.8%           70.6%       L(4),D(5.75),O(.25)            0.060%     800 N. Lovers Lane
67           67.2%           56.2%       L(4),D(5.75),O(.25)            0.060%     300 Devereaux
68           80.0%           71.5%       L(4),D(5.75),O(.25)            0.060%     302 - 304 14th Street
69           82.2%           68.5%       L(4),D(5.75),O(.25)            0.060%     53752 Appleton Rd.
70           75.5%           67.2%       L(4),D(5.75),O(.25)            0.060%     10725 Abercorn Extension
-------------------------------------------------------------------------------------------------------------------------------
71           72.0%           64.2%       L(3),D(6.75),O(.25)            0.060%     300-900 NW Eastman Parkway
72           68.1%           60.9%       L(4),D(5.75),O(.25)            0.060%     2321 - 2361 Whitney Ave
73           84.0%           75.5%       L(4),D(6)                      0.060%     1801 Dorchester Road
74           68.9%           57.9%       L(4),D(5.75),O(.25)            0.060%     5434 Kearney Mesa Road
75           73.0%           60.2%       L(4),D(5.75),O(.25)            0.060%     1455 East Blvd.
-------------------------------------------------------------------------------------------------------------------------------
76           74.3%           62.0%       L(3),D(6.75),O(.25)            0.060%     1490 Greenville Ave.
77           62.5%           48.3%       L(3),D(11.5),O(.5)             0.060%     2401 PGA Blvd.
78           80.0%           72.7%       L(4),D(5.75),O(.25)            0.060%     3335 and 3350 Hauck Street
79           79.2%           70.4%       L(4),D(5.5),O(.5)              0.060%     7440 Riverside Parkway
80           74.9%           62.0%       L(4),D(5.92)                   0.060%     1520-1566 Sumner Street
81           71.3%           59.2%       L(4),D(5.75),O(.25)            0.060%     2097 Hillview Street
82           67.9%           43.6%       L(4),D(10.75),O(.25)           0.060%     6509 Dan Bell Lane
83           73.6%            3.0%       L(3),D(16.75),O(.25)           0.060%     608 West Roosevelt Rd
84           63.1%           52.5%       L(4),D(5.75),O(.25)            0.060%     US Highway 1 @ Morganton Road
-------------------------------------------------------------------------------------------------------------------------------
85           54.9%           39.4%       L(2),D(7.75),O(.25)            0.060%     10925 Stonelake Blvd.
86           73.0%           65.3%       L(4),D(5.75),O(.25)            0.060%     100 - 1300 Hunters Road
87           92.3%            0.0%       L(4),D(20.92)                  0.060%     21105 Devonshire Street
88           85.8%            0.0%       L(8),YM1%(16.5)                0.060%     Loop 1604 & US 281
89           72.9%           66.6%       L(4),D(5.75),O(.25)            0.060%     315 South James St.
-------------------------------------------------------------------------------------------------------------------------------
90           76.5%           69.0%       L(3),D(6.75),O(.25)            0.060%     7001-7139 Sewells Point Road
91           82.7%           73.0%       L(4),D(5.75),O(.25)            0.060%     3633 (East) & 3805 (West) Route 33
92           79.8%           70.6%       L(4),D(5.75),O(.25)            0.060%     15221 SW 80th Street
93           79.6%           70.9%       L(2),D(7.75),O(.25)            0.060%     4888 21st Ave. North
94           74.2%           66.9%       L(2),D(7.75),O(0.25)           0.055%     2531 S. College Ave.
-------------------------------------------------------------------------------------------------------------------------------
95           74.2%           51.9%       L(2.16),D(12.59),O(.25)        0.060%     1 Memorial Drive
96           67.5%           60.2%       L(3),D(6.75),O(.25)            0.060%     3333 Rosecrans Street
97           79.2%           70.6%       L(4),D(5.75),O(.25)            0.060%     8645 Fredricksburg Road
98           69.6%           62.3%       L(5),D(4.75),O(.25)            0.060%     235 Wooster Road North
99           43.5%           36.1%       L(4),D(5.75),O(.25)            0.060%     10171-10191 Magnolia Ave.
-------------------------------------------------------------------------------------------------------------------------------
100          45.4%           39.1%       L(2),D(7.75),O(0.25)           0.055%     Various
100 a                                                                              41-59 Washington Street
100 b                                                                              60-72 Washington Street
100 c                                                                              50 Washington Street
101          77.5%           61.2%       L(2.08),D(7.67),O(.25)         0.060%     Millersville Pike and Charles Road
-------------------------------------------------------------------------------------------------------------------------------
102          80.0%           71.2%       L(2),D(7.75),O(.25)            0.060%     3202 S. Orlando Drive
103          80.0%           71.2%       L(4),D(5.75),O(.25)            0.060%     11400 White Bluff Road
104          65.5%           59.0%       L(2.08),D(7.67),O(0.25)        0.055%     3945 & 3955 Freedom Circle
105          77.5%           68.8%       L(3),D(7)                      0.060%     3634 Colonial Oaks Lane
106          79.8%           70.6%       L(4),D(5.75),O(.25)            0.060%     5601 Ming Avenue
-------------------------------------------------------------------------------------------------------------------------------
107          91.7%           30.1%       L(2),YM(16)                    0.205%     10445 Rieger Road
108          91.7%           30.1%       L(2),YM(16)                    0.205%     2359 69TH Avenue
109          91.7%           30.1%       L(2),YM(16)                    0.205%     402 Lovell Road
110          91.7%           30.1%       L(2),YM(16)                    0.205%     10708 M Street
111          91.7%           30.1%       L(2),YM(16)                    0.205%     700 US 83 Expressway
-------------------------------------------------------------------------------------------------------------------------------
112          91.7%           30.1%       L(2),YM(16)                    0.205%     114 Chaffin Place
113          91.7%           30.1%       L(2),YM(16)                    0.205%     776 Horizon Drive
114          91.7%           30.1%       L(2),YM(16)                    0.205%     406 E. Safari Road
115          91.7%           30.1%       L(2),YM(16)                    0.205%     1001 W. Nasa Road 1
116          78.3%           67.2%       L(2),D(9.75),O(0.25)           0.055%     1259 Muirwood Drive
-------------------------------------------------------------------------------------------------------------------------------
117          51.8%           46.9%       L(4),D(5.75),O(.25)            0.060%     1115 12th Street, NW
118          80.0%           72.2%       L(3),D(6.75),O(.25)            0.060%     Interstate 83 and Robinhood Drive
119          75.7%           67.7%       L(4),D(5.75),O(.25)            0.060%     1 Padanaram Road
120          71.1%           65.7%       L(4),D(5.75),O(.25)            0.060%     5353 West Dartmouth Avenue
121          78.7%           70.0%       L(2),D(7.75),O(.25)            0.060%     100 Nottingham Circle
-------------------------------------------------------------------------------------------------------------------------------
122          79.9%           70.8%       L(2.25),D(7.50),O(0.25)        0.055%     643 Dorchester
123          75.0%           68.0%       L(2),D(7.75),O(.25)            0.060%     2550 North Dodge Blvd
124          68.1%           60.6%       L(4),D(5.75),O(.25)            0.060%     Various
124 a                                                                              30 Corporate Park
124 b                                                                              3100 Airway
-------------------------------------------------------------------------------------------------------------------------------
124 c                                                                              2132 -2144 Michelson
124 d                                                                              2691 Richter Avenue
124 e                                                                              22900 - 22980 Millcreek
124 f                                                                              1000 - 1012 Brioso Drive
124 g                                                                              927, 929 & 931 Calle Negocio
-------------------------------------------------------------------------------------------------------------------------------
125          75.0%           67.3%       L(2.08),D(7.67),O(0.25)        0.060%     2700-2710 East Patrick Lane
126          78.8%           69.9%       L(2.25),D(7.50),O(0.25)        0.060%     2727 Grand Haven Dr
127          79.9%           68.2%       L(2.25),D(9.50),O(0.25)        0.060%     6146 Perimeter Lakes Drive
128          74.2%           60.1%       L(4),D(5.75),O(.25)            0.060%     6700 Phillips Place Court
129          78.9%           62.3%       L(3.08),D(11.67),O(0.25)       0.055%     2-8 Pilgrim Hill Road
-------------------------------------------------------------------------------------------------------------------------------
130          73.8%           68.7%       L(3),D(3.75),O(.25)            0.060%     946-A Marimich Court
131          58.6%           29.1%       L(4),D(5.75),O(.25)            0.060%     120 South Peters Rd.
132          95.6%            0.0%       L(8),YM1%(13)                  0.060%     14111 Southwest Freeway
133          74.3%           66.2%       L(4),D(5.75),O(.25)            0.060%     550 Harbor Cove Lane
134          48.0%           32.1%       L(6),D(8.75),O(.25)            0.060%     1251 N. Harbor Blvd
-------------------------------------------------------------------------------------------------------------------------------
135          48.5%           32.4%       L(6),D(8.75),O(.25)            0.060%     1818 E. Holt Blvd.
136          76.3%           51.0%       L(6),D(8.75),O(.25)            0.060%     204 N. village court
137          73.2%           49.0%       L(6),D(8.75),O(.25)            0.060%     13409 Mariposa Rd.
138          67.6%           56.5%       L(4),D(5.75),O(.25)            0.060%     2410 Songbird Circle
139          65.6%           62.4%       L(2.17),D(7.58),O(0.25)        0.020%     96-05 Queens Boulevard
-------------------------------------------------------------------------------------------------------------------------------
140          76.3%           65.1%       L(2.25),D(9.50),O(0.25)        0.055%     1631 Hill Rd
141          91.2%           28.8%       L(4),D(18)                     0.060%     300 S. Highland Springs Road
142          91.2%           28.8%       L(4),D(18)                     0.060%     890 East Hobson Way
143          91.0%           28.7%       L(4),D(18)                     0.060%     9482 California City Boulevard
144          98.0%           35.5%       L(4),D(18)                     0.060%     501 Water Street
-------------------------------------------------------------------------------------------------------------------------------
145          85.4%            0.0%       L(2.33),D(17.59)               0.060%     3200 Riverside Drive
146          97.8%           35.5%       L(4),D(18)                     0.060%     924 W. Main St.
147          96.7%           30.5%       L(4),D(18)                     0.060%     2555 Main Street
148          95.4%           30.1%       L(4),D(18)                     0.060%     41 Carroll Street
149          97.8%           35.5%       L(4),D(18)                     0.060%     125 E. Baltimore Street
-------------------------------------------------------------------------------------------------------------------------------
150          96.7%           30.5%       L(4),D(18)                     0.060%     380 Harmony Road
151          96.7%           30.5%       L(4),D(18)                     0.060%     5675 York Road
152          79.1%           70.7%       L(4),D(5.50),O(.50)            0.060%     15240 Kittridge Street
153          79.5%           71.7%       L(3),D(6.75),O(.25)            0.060%     3120 Saint Paul Street
154          78.9%           70.5%       L(3),D(6.75),O(.25)            0.060%     1008-1010 Saint Paul Street
-------------------------------------------------------------------------------------------------------------------------------
155          73.9%           66.2%       L(4),D(5.75),O(.25)            0.060%     2201 Statesville Boulevard
156          58.8%           52.4%       L(3),D(6.75),O(.25)            0.060%     150 - 250 Executive Park Boulevard
157          77.8%           71.4%       L(4),D(5.75),O(.25)            0.060%     4650 West Oakey Boulevard
158          73.0%           64.5%       L(4),D(5.75),O(.25)            0.060%     1049 Brentwood Drive
159          74.7%           62.2%       L(4),D(5.75),O(.25)            0.060%     1218 Wahnish Way
-------------------------------------------------------------------------------------------------------------------------------
160          70.0%           62.8%       L(2),D(7.67),O(0.33)           0.055%     1900 Churn Creek Rd
161          78.6%           70.7%       L(2),D(7.75),O(0.25)           0.055%     1802 Teall Avenue/Grant Blvd
162          73.1%           66.0%       L(2.17),D(7.58),O(0.25)        0.055%     800 Kenilworth Drive
163          71.1%           64.9%       L(4),D(5.75),O(.25)            0.060%     12101 Indiana Avenue
164          66.8%           59.9%       L(2.17),D(7.58),O(0.25)        0.055%     10201 & 10235 South 51st Street
-------------------------------------------------------------------------------------------------------------------------------
165          80.0%           71.6%       L(4),D(5.75),O(.25)            0.060%     3940 Dawes Street
166          75.5%            0.0%       L(6),YM5%(1),YM3%(1),
                                           YM1%(6.25)                   0.060%     2980 Colonial Blvd.
167          69.1%           61.8%       L(4),D(5.50),O(.50)            0.060%     6628 Sepulveda Boulevard
168          74.9%           66.8%       L(3),D(6.75),O(.25)            0.060%     6021-6451 Mack Road
169          73.6%           61.1%       L(4),D(5.75),O(.25)            0.060%     3705-3745 Drennan Road
-------------------------------------------------------------------------------------------------------------------------------
170          71.1%           63.9%       L(2),D(7.75),O(0.25)           0.055%     200 Grossman Drive
171          77.4%           68.9%       L(4),D(5.75),O(.25)            0.060%     3455 South Durango Drive
172          98.9%            0.0%       L(6),D(14)                     0.060%     100 Worcester Street
173          73.5%           66.3%       L(4),D(5.75),O(.25)            0.060%     779 Story Road
174          64.5%           57.1%       L(4),D(5.75),O(.25)            0.060%     2832-2860 West Ball Road
-------------------------------------------------------------------------------------------------------------------------------
175          78.7%           64.9%       L(2),D(7.75),O(.25)            0.060%     440 Old York Road
176          67.5%           56.2%       L(4),D(5.75),O(.25)            0.060%     10010 West McNab Road
177          74.9%           66.8%       L(4),D(5.75),O(.25)            0.060%     3409 N. Central Expressway
178          79.8%           70.3%       L(4),D(5.75),O(.25)            0.060%     Various
178 a                                                                              1-7 Keisha Drive
-------------------------------------------------------------------------------------------------------------------------------
178 b                                                                              326-336 E. Vernon St.
178 c                                                                              503 S. Main Street
178 d                                                                              604 Dale Street
178 e                                                                              712 N. Adelaide
179          72.7%           65.6%       L(4),D(5.75),O(.25)            0.060%     970 Momument St.
-------------------------------------------------------------------------------------------------------------------------------
180          64.2%           54.1%       L(4),D(5.75),O(.25)            0.060%     Route 29 North
181          75.0%           67.4%       L(4),D(5.75),O(.25)            0.060%     2701 North Charles Street
182          70.6%           64.0%       L(4),D(5.75),O(.25)            0.060%     600 South Broadway
183          75.6%           67.5%       L(4),D(5.75),O(.25)            0.060%     65 and 75-77 Prospect Street
184          78.1%           69.3%       L(4),D(5.75),O(.25)            0.060%     6439 West Myrtle Avenue
-------------------------------------------------------------------------------------------------------------------------------
185          68.7%           57.7%       L(4),D(5.75),O(.25)            0.060%     4946 Lake Village
186          76.1%           68.2%       L(4),D(5.75),O(.25)            0.060%     1316 Patterson Avenue
187          77.0%           68.1%       L(4),D(5.75),O(.25)            0.060%     7678 Highway 90 West
188          67.5%           55.9%       L(3),D(7.08)                   0.060%     8905 Venice Blvd.
189          74.9%           65.9%       L(3),D(6.75),O(.25)            0.060%     7870 Villa Park Drive
-------------------------------------------------------------------------------------------------------------------------------
190          69.7%           59.5%       L(3),D(8.75),O(.25)            0.060%     8670 Devonshire Court
191          62.7%           56.6%       L(4),D(5.75),O(.25)            0.060%     11901 Santa Monica Blvd.
192          68.1%           59.1%       L(2),D(9.75),O(0.25)           0.055%     2067 West Vista Way
193          72.6%           65.0%       L(4),D(5.75),O(.25)            0.060%     861 Yamato Road
194          79.6%           70.3%       L(4),D(5.75),O(.25)            0.060%     1225 South Beach Street
-------------------------------------------------------------------------------------------------------------------------------
195          76.8%           69.3%       L(4),D(5.75),O(.25)            0.060%     5901 Old Hickory Boulevard
196          70.5%           62.8%       L(4),D(5.75),O(.25)            0.060%     9989 Dorchester Road
197          63.9%           56.0%       L(4),D(5.75),O(.25)            0.060%     632 Schindler Drive
198          68.4%           60.6%       L(2.25),D(7.50),O(0.25)        0.055%     6710 Hollow Run Circle
199          79.3%           70.1%       L(4),D(5.75),O(.25)            0.060%     4201 California
-------------------------------------------------------------------------------------------------------------------------------
200          80.0%           71.2%       L(4),D(5.75),O(.25)            0.060%     450 Johnny Mercer Boulevard
201          75.3%           56.6%       L(2),YM1%(10),1%(1),O(2)       0.060%     12545 Markaire Drive
202          81.1%           72.1%       L(4),D(5.75),O(.25)            0.060%     7118 West Arbor Trace Drive
203          74.9%           63.0%       L(4),D(5.67),O(.33)            0.060%     105 North Robertson Blvd.
204          79.6%           70.3%       L(4),D(5.75),O(.25)            0.060%     2050 South Ridgewood Avenue
205          76.7%           60.9%       L(10),O(5)                     0.060%     2802 North 7th Street
-------------------------------------------------------------------------------------------------------------------------------

                                                                         GENERAL         DETAILED
                                                                        PROPERTY         PROPERTY
  ID                CITY                  STATE         ZIP CODE          TYPE             TYPE
------------------------------------------------------------------------------------------------------
1       Philadelphia                       PA             19103      Office          Office
2       Blue Bell                          PA             19422      Office          Office
3       Glendale                           CA             91206      Office          Office
4       San Pedro                          CA             90731      Office          Office
5       Montclair                          NJ             7042       Multifamily     Conventional
------------------------------------------------------------------------------------------------------
6       Las Vegas                          NV             89030      Industrial      Industrial
7       Las Vegas                          NV             89102      Office          Office
8       Alexandria                         VA             22312      Office          Office
9       Mundelein                          IL             60060      Multifamily     Conventional
10      Brooklyn                           NY             11220      Office          Office
------------------------------------------------------------------------------------------------------
11      West Hollywood                     CA             90048      Office          Office
12      New York                           NY             10038      Multifamily     Conventional
13      Pacheco                            CA             94553      Self Storage
14      Albany                             GA             31707      Retail          Anchored
15      Mercedes                           TX             78570      Multifamily     Sec. 42
------------------------------------------------------------------------------------------------------
16      Torrance                           CA             90722      Retail          Unanchored
17      Berkeley                           CA             94710      Industrial      Industrial
18      Arleta                             CA             91331      Retail          Unanchored
19      Covina                             CA             91722      Retail          Anchored
20      Las Vegas                          NV             89108      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
21      Rome                               GA             30161      Multifamily     Sec. 42
22      St. Paul                           MN             55106      Multifamily     Conventional
23      Pompano Beach                      FL             33060      Healthcare      Assisted Living
24      Glen Ellyn                         IL             60137      Retail          Anchored
25      Edgemere                           MD             21219      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
26      Las Vegas                          NV             89102      Multifamily     Conventional
27      San Antonio                        TX             78209      Multifamily     Conventional
28      Pensacola                          FL             32506      Retail          Anchored
29      Fairborn                           OH             45324      Multifamily     Conventional
30      Fresno                             CA             93711      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
31      Benson                             AZ             85602      Retail          Anchored
32      San Benito                         TX             78586      Multifamily     Sec. 42
33      Sacramento                         CA             95814      Office          Office
34      Bakersfield                        CA             93309      Multifamily     Conventional
35      Grand Rapids                       MI             49505      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
36      Longwood                           FL             32750      Healthcare      Assisted Living
37      Pembroke Pines                     FL             33028      Industrial      Flex
38      Pittsburgh                         PA             15205      Multifamily     Conventional
39      Tampa                              FL             33614      Multifamily     Conventional
40      Blacksburg                         VA             24060      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
41      Bakersfield                        CA             93309      Multifamily     Conventional
42      Mesa                               AZ             85201      Retail          Unanchored
43      Sacramento                         CA             95828      Multifamily     Conventional
44      Arlington                          TX             76010      Retail          Unanchored
45      Toledo                             OH             43615      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
46      Lynchburg                          VA             23405      Retail          Drug Store
47      Madison Heights                    VA             22727      Retail          Drug Store
48      Webster                            NY             14580      Retail          Drug Store
49      Grafton                            MA             1519       Retail          Drug Store
50      Sand City                          CA             93955      Self Storage
------------------------------------------------------------------------------------------------------
51      Joliet                             IL             60435      Retail          Grocery Store
52      Salt Lake City                     UT             84111      Office          Office
53      South Plainfield                   NJ             7080       Retail          Drug Store
54      East Northport                     NY             11731      Retail          Unanchored
55      South Bound Brook                  NJ             8880       Multifamily     Conventional
------------------------------------------------------------------------------------------------------
56      Eagle River                        AK             99577      Retail          Unanchored
57      Houston                            TX             77079      Multifamily     Conventional
58      Vancouver                          WA             98661      Multifamily     Conventional
59      La Porte                           TX             77571      MHC
60      Stafford                           TX             77477      MHC
------------------------------------------------------------------------------------------------------
61      Gardena                            CA             90248      Retail          Anchored
62      Gastonia                           NC             28054      Healthcare      Assisted Living
63      Las Vegas                          NV             89120      Retail          Unanchored
64      Tucson                             AZ             85716      Multifamily     Conventional
65      Fenton                             MI             48430      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
66      Visalia                            CA             93292      Multifamily     Conventional
67      Decatur                            TX             76234      Healthcare      Assisted Living
68      Charlottesville                    VA             22903      Multifamily     Conventional
69      Milton-Freewater                   OR             97236      MHC
70      Savannah                           GA             31419      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
71      Gresham                            OR             97030      Retail          Anchored
72      Hamden                             CT             6518       Mixed Use       Office/Retail
73      Brooklyn                           NY             11226      Multifamily     Conventional
74      San Diego                          CA             92111      Hospitality     Limited Service
75      Montgomery                         AL             36117      Hospitality     Limited Service
------------------------------------------------------------------------------------------------------
76      Staunton                           VA             24401      Hospitality     Limited Service
77      Palm Beach Gardens                 FL             33410      Office          Office
78      Las Vegas                          NV             89102      Multifamily     Conventional
79      Austell                            GA             30001      Multifamily     Conventional
80      Hartford                           WI             53027      Retail          Anchored
81      Sarasota                           FL             34239      Multifamily     Conventional
82      Thornburg                          VA             22565      Hospitality     Limited Service
83      Monroe                             NC             28110      Hospitality     Limited Service
84      Southern Pines                     NC             28388      Hospitality     Full Service
------------------------------------------------------------------------------------------------------
85      Austin                             TX             78759      Hospitality     Limited Service
86      Radford                            VA             24141      Multifamily     Conventional
87      Chatsworth                         CA             91311      Special Purpose Restaurant
88      San Antonio                        TX             78232      Special Purpose Restaurant
89      Jacksonville                       AR             72076      Retail          Anchored
------------------------------------------------------------------------------------------------------
90      Norfolk                            VA             23513      Multifamily     Conventional
91      Neptune                            NJ             7753       Multifamily     Conventional
92      Miami                              FL             33193      Multifamily     Conventional
93      St. Petersburg                     FL             33713      Multifamily     Conventional
94      Ft. Collins                        CO             80525      Retail          Anchored
------------------------------------------------------------------------------------------------------
95      Lodi                               NJ             7644       Retail          Anchored
96      San Diego                          CA             92110      Retail          Anchored
97      San Antonio                        TX             78240      Healthcare      Congregate Care
98      Barberton                          OH             44203      Retail          Anchored
99      Riverside                          CA             92503      Retail          Unanchored
------------------------------------------------------------------------------------------------------
100     Brooklyn                           NY             11201      Industrial      Industrial
100 a   Brooklyn                           NY             11201      Industrial      Industrial
100 b   Brooklyn                           NY             11201      Industrial      Industrial
100 c   Brooklyn                           NY             11201      Industrial      Industrial
101     Lancaster                          PA             17603      Retail          Anchored
------------------------------------------------------------------------------------------------------
102     Sanford                            FL             32773      Multifamily     Conventional
103     Savannah                           GA             31419      Multifamily     Conventional
104     Santa Clara                        CA             95054      Office          Office
105     Memphis                            TN             38116      Multifamily     Conventional
106     Bakersfield                        CA             93309      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
107     Baton Rouge                        LA             70809      Hospitality     Limited Service
108     Moline                             IL             61265      Hospitality     Limited Service
109     Knoxville                          TN             37922      Hospitality     Limited Service
110     Omaha                              NE             68127      Hospitality     Limited Service
111     McAllen                            TX             78501      Hospitality     Limited Service
------------------------------------------------------------------------------------------------------
112     Murfreesboro                       TN             37130      Hospitality     Limited Service
113     Grand Junction                     CO             81506      Hospitality     Limited Service
114     Grand Prairie                      TX             75050      Hospitality     Limited Service
115     Webster                            TX             77598      Hospitality     Limited Service
116     Columbus                           OH             43701      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
117     Washington                         DC             20005      Multifamily     Conventional
118     Newberry Township                  PA             17319      Retail          Anchored
119     Danbury                            CT             6811       Retail          Anchored
120     Denver                             CO             80227      Office          Office
121     Greenacres City                    FL             33463      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
122     Rochester Hills                    MI             48307      Multifamily     Conventional
123     Tucson                             AZ             85716      Healthcare      Congregate Care
124     Various                            CA                        Office          Office
124 a   Irvine                             CA             92606      Office          Office
124 b   Costa Mesa                         CA             92626      Office          Office
------------------------------------------------------------------------------------------------------
124 c   Irvine                             CA             92612      Office          Office
124 d   Irvine                             CA             92606      Office          Office
124 e   Laguna Hills                       CA             92653      Office          Office
124 f   Costa Mesa                         CA             92627      Office          Office
124 g   San Clemente                       CA             92673      Office          Office
------------------------------------------------------------------------------------------------------
125     Las Vegas                          NV             89120      Industrial      Industrial
126     Reynoldsburg                       OH             43068      Multifamily     Conventional
127     Dublin                             OH             43017      Multifamily     Conventional
128     Charlotte                          NC             28210      Hospitality     Limited Service
129     Plymouth                           MA             02360      Retail          Unanchored
------------------------------------------------------------------------------------------------------
130     Eldersburg                         MD             21784      Multifamily     Conventional
131     Knoxville                          TN             37919      Retail          Unanchored
132     Houston                            TX             77478      Special Purpose Health & Fitness
133     Charleston                         SC             29412      Multifamily     Conventional
134     Anaheim                            CA             92801      Hospitality     Limited Service
------------------------------------------------------------------------------------------------------
135     Ontario                            CA             91761      Hospitality     Limited Service
136     San Dimas                          CA             91773      Hospitality     Limited Service
137     Victorville                        CA             92392      Hospitality     Limited Service
138     Brownwood                          TX             76801      Healthcare      Assisted Living
139     Rego Park                          NY             11475      Retail          Anchored
------------------------------------------------------------------------------------------------------
140     Pickerington                       OH             43147      Multifamily     Conventional
141     Banning                            CA             92220      Retail          Drug Store
142     Blythe                             CA             92225      Retail          Drug Store
143     California City                    CA             92626      Retail          Drug Store
144     Chardon                            OH             44024      Retail          Drug Store
------------------------------------------------------------------------------------------------------
145     Danville                           VA             24540      Retail          Drug Store
146     Fremont                            MI             49412      Retail          Drug Store
147     Oakley                             CA             94561      Retail          Drug Store
148     Pittsfield                         NH             3263       Retail          Drug Store
149     Baltimore                          MD             21202      Retail          Drug Store
------------------------------------------------------------------------------------------------------
150     Gibbstown, Greenwich Township      NJ             8027       Retail          Drug Store
151     New Oxford Township                PA             17350      Retail          Drug Store
152     Van Nuys                           CA             91405      Multifamily     Conventional
153     Baltimore                          MD             21218      Multifamily     Conventional
154     Baltimore                          MD             21202      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
155     Salisbury                          NC             28147      Healthcare      Assisted Living
156     San Francisco                      CA             94134      Office          Office
157     Las Vegas                          NV             89102      Multifamily     Conventional
158     Daytona Beach                      FL             32117      Multifamily     Conventional
159     Tallahassee                        FL             32304      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
160     Redding                            CA             96002      Office          Office
161     Syracuse                           NY             13206      Retail          Anchored
162     Towson                             MD             21204      Retail          Unanchored
163     Riverside                          CA             92503      MHC
164     Phoenix                            AZ             85044      Office          Office
------------------------------------------------------------------------------------------------------
165     Riverside                          CA             92503      Multifamily     Conventional
166     Ft Myers                           FL             33907      Retail          Convenience Store
167     Van Nuys                           CA             91411      Multifamily     Conventional
168     Sacramento                         CA             95823      Retail          Anchored
169     Colorado Springs                   CO             80910      Retail          Unanchored
------------------------------------------------------------------------------------------------------
170     Braintree                          MA             02184      Retail          Anchored
171     Las Vegas                          NV             89117      Retail          Unanchored
172     Grafton                            MA             1519       Retail          Grocery Store
173     San Jose                           CA             95122      Retail          Unanchored
174     Anaheim                            CA             92804      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
175     Jenkintown                         PA             19046      Healthcare      Assisted Living
176     Tamarac                            FL             33321      Retail          Anchored
177     Plano                              TX             75086      Office          Office
178     Various                            IL                        Multifamily     Conventional
178 a   Bloomington                        IL             61704      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
178 b   Normal                             IL             61761      Multifamily     Conventional
178 c   Normal                             IL             61761      Multifamily     Conventional
178 d   Normal                             IL             61761      Multifamily     Conventional
178 e   Normal                             IL             61761      Multifamily     Conventional
179     Los Angeles                        CA             90272      Retail          Unanchored
------------------------------------------------------------------------------------------------------
180     Charlottesville                    VA             22901      Retail          Anchored
181     Baltimore                          MD             21218      Office          Office
182     Sylacauga                          AL             35150      Multifamily     Conventional
183     Stamford                           CT             6921       Multifamily     Conventional
184     Glendale                           AZ             85301      MHC
------------------------------------------------------------------------------------------------------
185     San Antonio                        TX             78223      MHC
186     Monroe                             NC             28112      Healthcare      Assisted Living
187     San Antonio                        TX             78227      Multifamily     Conventional
188     Los Angeles                        CA             90019      Retail          Unanchored
189     Richmond                           VA             23228      Industrial      Flex
------------------------------------------------------------------------------------------------------
190     Manassas                           VA             20110      Multifamily     Conventional
191     Los Angeles                        CA             90025      Mixed Use       Retail/Office
192     Vista                              CA             92083      Office          Office
193     Boca Raton                         FL             33487      Retail          Unanchored
194     Daytona Beach                      FL             32114      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
195     Hermitage                          TN             37076      Multifamily     Conventional
196     Summerville                        SC             29485      Multifamily     Conventional
197     Brick Township                     NJ             8723       Multifamily     Conventional
198     Indianapolis                       IN             46214      Multifamily     Conventional
199     Bakersfield                        CA             93309      Multifamily     Conventional
------------------------------------------------------------------------------------------------------
200     Wilmington Island                  GA             31410      Multifamily     Conventional
201     Creve Cour                         MO             63146      Multifamily     Conventional
202     Knoxville                          TN             37909      Multifamily     Conventional
203     Beverly Hills                      CA             90211      Mixed Use       Retail/Office
204     South Daytona Beach                FL             32119      Multifamily     Conventional
205     Harlingen                          TX             78550      Multifamily     Sec. 42
------------------------------------------------------------------------------------------------------

                                                                                            LOAN PER
                                                               NET                             NET             LOAN
              CTL             YEAR            YEAR          RENTABLE         NUMBER         RENTABLE           PER
  ID         FLAG            BUILT          RENOVATED         AREA          OF UNITS        AREA (SF)          UNIT
--------------------------------------------------------------------------------------------------------------------------
1                             1968             1995              352,384                      78.28
2                             1989                                56,776                     105.68
3                             1983                                17,226                      78.66
4                             1978             1996               32,954                      54.60
5                             1935                                              69                              42,820.42
--------------------------------------------------------------------------------------------------------------------------
6                             1998                                23,850                      43.17
7                             1988                                14,702                      44.18
8                             1985                                85,055                      75.25
9                             1955                                              26                              36,641.18
10                            1953             1998               83,638                      89.67
--------------------------------------------------------------------------------------------------------------------------
11                            1963             1996               75,584                      66.15
12                            1931             1999                            221                             226,244.34
13                            1978                                             779                               4,579.44
14                            1976             1988              457,774                      69.00
15                            1998                                              72                              15,538.05
--------------------------------------------------------------------------------------------------------------------------
16                            1955             1998               22,913                      76.32
17                            1988                               134,093                     156.61
18                            1957             1996               27,285                      49.44
19                            1960             1998               40,709                     173.61
20                            1978             1998                            262                              27,287.19
--------------------------------------------------------------------------------------------------------------------------
21                            1998                                              88                              16,989.96
22                            1964           Various                           216                              19,236.87
23                            1971             1996                             47                              33,137.60
24                            1998                               135,273                     120.76
25                            1972             1998                            201                              27,598.86
--------------------------------------------------------------------------------------------------------------------------
26                            1963             1998                            128                              19,914.63
27                            1974             1998                            121                              23,099.79
28                            1998                                68,082                      71.34
29                            1968             1998                            208                              26,442.31
30                            1987                                             150                              29,331.28
--------------------------------------------------------------------------------------------------------------------------
31                            1986                                91,403                      51.29
32                            1998                                              72                              17,688.40
33                            1992                               501,060                      99.79
34                            1984                                              80                              20,688.95
35                            1988                                             216                              33,274.12
--------------------------------------------------------------------------------------------------------------------------
36                            1985             1998                            269                              74,684.01
37                            1998                                55,136                      48.73
38                            1983                                             468                              33,954.62
39                            1973                                              78                              16,672.33
40                            1997                                              78                              65,308.62
--------------------------------------------------------------------------------------------------------------------------
41                            1984                                              76                              22,378.79
42                            1986                                37,171                      43.70
43                            1970                                             142                              18,239.44
44                            1971             1995               28,800                      36.05
45                            1987                                             316                              38,381.07
--------------------------------------------------------------------------------------------------------------------------
46      CTL                   1998                                12,608                     180.59
47      CTL                   1999                                10,125                     215.36
48      CTL                   1998                                10,125                     172.85
49      CTL                   1998                                10,125                     155.99
50                            1979                                             194                               6,169.56
--------------------------------------------------------------------------------------------------------------------------
51      CTL                   1974             1977               41,365                      76.70
52                            1985             1995               25,290                      52.91
53      CTL                   1998                                10,908                     302.66
54                            1960             1997               85,929                     119.50
55                            1980                                             122                              26,992.85
--------------------------------------------------------------------------------------------------------------------------
56                            1985                                31,935                      46.21
57                            1993                                             104                              47,192.02
58                            1970             1997                            123                              26,991.87
59                            1974                                             233                               8,359.06
60                            1973                                             135                              14,715.13
--------------------------------------------------------------------------------------------------------------------------
61                            1990                                65,987                     104.44
62                            1996                                              81                              51,793.55
63                            1999                                45,157                      79.63
64                            1971                                              96                              16,812.50
65                            1987                                             480                              43,563.34
--------------------------------------------------------------------------------------------------------------------------
66                            1991                                              64                              46,038.06
67                            1997                                              37                              47,213.82
68                            1986                                              26                             111,538.46
69                            1962                                              70                              15,258.25
70                            1984                                             194                              34,616.91
--------------------------------------------------------------------------------------------------------------------------
71                            1987             1995              264,649                      63.40
72                            1940             1986               99,479                      46.54
73                            1950                                             101                              62,376.24
74                            1989                                             151                              66,177.25
75                            1986                                             105                              45,217.27
--------------------------------------------------------------------------------------------------------------------------
76                            1994                                              76                              47,917.19
77                            1985                               119,810                     106.92
78                            1988             1997                            212                              49,056.60
79                            1972             1998                            232                              34,482.76
80                            1983             1997               61,897                      46.62
81                            1969                                              46                              28,208.55
82                            1996                                              54                              25,463.18
83                            1987             1995                             79                              24,696.98
84                            1969             1987                            162                              22,504.95
--------------------------------------------------------------------------------------------------------------------------
85                            1997                                              97                              56,621.37
86                            1988                                             156                              36,495.99
87      CTL                   1998                                 3,964                     328.28
88      CTL                   1997                                 4,706                     273.48
89                            1971             1996               99,765                      14.03
--------------------------------------------------------------------------------------------------------------------------
90                            1971                                             155                              11,743.23
91                            1967             1998                            308                              41,602.04
92                            1989             1997                            254                              33,008.53
93                            1970             1998                             39                              27,564.10
94                            1971                               118,862                      39.96
--------------------------------------------------------------------------------------------------------------------------
95                            1979             1998               83,941                     139.71
96                            1969             1990              210,704                      87.93
97                            1984                                             157                              63,026.61
98                            1952             1995              237,878                      22.24
99                            1980                                26,094                      61.32
--------------------------------------------------------------------------------------------------------------------------
100                          Various                           1,228,357                      15.44
100 a                         1908             1998              365,452                      12.54
100 b                         1916             1998              382,097                      16.86
100 c                         1906             1998              480,808                      16.51
101                           1966             1999              242,931                      62.49
--------------------------------------------------------------------------------------------------------------------------
102                           1974             1998                             88                              22,954.55
103                           1983                                             188                              43,382.82
104                           1985                               201,420                     183.62
105                           1974                                             270                              16,645.64
106                           1984                                              76                              24,164.89
--------------------------------------------------------------------------------------------------------------------------
107     CTL                   1984                                             110                              47,089.84
108     CTL                   1974                                              98                              24,977.94
109     CTL                   1988                                             109                              18,672.30
110     CTL                   1974                                             103                              23,231.37
111     CTL                   1974                                              93                              37,854.69
--------------------------------------------------------------------------------------------------------------------------
112     CTL                   1974             1994                             85                              24,483.77
113     CTL                   1978                                             100                              37,680.21
114     CTL                   1983             1997                            129                              23,666.06
115     CTL                   1972             1995                            122                              31,712.03
116                           1991                                             196                              33,571.43
--------------------------------------------------------------------------------------------------------------------------
117                           1905             1985                             37                              20,316.44
118                           1987             1992              238,958                      29.11
119                           1959             1998              210,578                      87.75
120                           1979                                68,536                      59.68
121                           1986             1998                             70                              37,642.86
--------------------------------------------------------------------------------------------------------------------------
122                           1986                                             544                              53,578.71
123                           1979             1996                             72                              33,333.33
124                                                              550,702                      71.09
124 a                         1986                                90,824                     125.68
124 b                         1979                                68,271                      58.60
--------------------------------------------------------------------------------------------------------------------------
124 c                         1979                               115,205                      56.79
124 d                         1979                                65,798                      64.53
124 e                         1981                                58,010                      76.36
124 f                         1979                                81,197                      53.30
124 g                         1990                                71,397                      58.70
--------------------------------------------------------------------------------------------------------------------------
125                           1998                                61,984                      55.64
126                           1992                                             256                              29,535.95
127                           1992                                             189                              33,802.28
128                           1997                                             124                              86,747.80
129                           1998                                19,619                     197.03
--------------------------------------------------------------------------------------------------------------------------
130                           1988                                             136                              38,553.50
131                           1996                                21,784                      59.68
132     CTL                   1994                                46,658                     131.15
133                           1987                                             230                              43,300.34
134                           1985             1995                            117                              14,769.43
--------------------------------------------------------------------------------------------------------------------------
135                           1989             1995                            107                              14,512.71
136                           1985             1994                            134                              25,629.83
137                           1985             1995                             94                              21,031.84
138                           1997                                              45                              46,584.30
139                           1952             1997              343,049                     239.03
--------------------------------------------------------------------------------------------------------------------------
140                           1991                                             216                              41,823.72
141     CTL                   1990                                27,463                     175.97
142     CTL                   1991                                31,316                     154.32
143     CTL                   1998                                16,078                     141.57
144     CTL                   1998                                10,752                     238.76
--------------------------------------------------------------------------------------------------------------------------
145     CTL                   1998                                11,057                     202.28
146     CTL                   1997                                10,752                     191.08
147     CTL                   1991                                31,450                     161.34
148     CTL                   1998                                11,180                     200.57
149     CTL                   1998                                25,860                     108.20
--------------------------------------------------------------------------------------------------------------------------
150     CTL                   1998                                10,752                     229.23
151     CTL                   1998                                10,752                     183.38
152                           1972                                              61                              31,111.34
153                           1924                                              78                              22,435.90
154                           1953                                             151                              19,858.22
--------------------------------------------------------------------------------------------------------------------------
155                           1997                                              71                              54,867.82
156                           1982                               204,063                      97.89
157                           1986             1999                            488                              48,155.74
158                           1964             1997                            120                              16,414.91
159                           1997                                              19                              57,421.07
--------------------------------------------------------------------------------------------------------------------------
160                           1986                                56,899                      73.82
161                           1952             1996              245,951                      57.53
162                           1978             1987              142,491                      73.33
163                           1960                                              46                              19,015.42
164                           1987                                70,511                      83.79
--------------------------------------------------------------------------------------------------------------------------
165                           1973                                             108                              28,431.40
166     CTL                   1997                                 2,940                     462.36
167                           1970                                             114                              24,532.86
168                           1982                               189,063                      51.51
169                           1985                                29,911                      38.88
--------------------------------------------------------------------------------------------------------------------------
170                           1998                                42,958                     158.85
171                           1998                                21,518                     143.81
172     CTL                   1998                                59,625                      33.18
173                           1998                                13,430                     180.49
174                           1968             1998                            183                              52,906.24
--------------------------------------------------------------------------------------------------------------------------
175                           1989                                              64                             116,888.63
176                           1987             1996              105,541                      47.34
177                           1997                                30,304                     108.71
178                                                                            181                              38,553.11
178 a                         1997                                              66                              31,665.69
--------------------------------------------------------------------------------------------------------------------------
178 b                         1997                                              60                              26,209.77
178 c                         1991                                              14                              93,071.45
178 d                         1991                                              16                              91,687.42
178 e                         1991                                              25                              21,823.64
179                           1992                                27,124                     147.41
--------------------------------------------------------------------------------------------------------------------------
180                           1989                                41,922                      50.53
181                           1969                                62,120                      48.29
182                           1948             1989                             54                              16,465.33
183                           1956             1998                            268                             104,427.43
184                           1962                                             177                              13,675.61
--------------------------------------------------------------------------------------------------------------------------
185                           1974                                             221                               8,554.81
186                           1997                                              78                              46,101.95
187                           1975             1998                            178                              15,139.95
188                           1951             1998               20,083                     152.49
189                           1998                                88,960                      77.51
--------------------------------------------------------------------------------------------------------------------------
190                           1980                                             285                              37,147.02
191                           1990                                17,372                     114.67
192                           1981                                45,717                     150.53
193                           1999                                10,000                     279.67
194                           1974             1997                            256                              23,627.52
--------------------------------------------------------------------------------------------------------------------------
195                           1998                                             184                              48,841.39
196                           1985                                             200                              35,972.22
197                           1977                                             520                              19,574.53
198                           1997                                             344                              49,691.31
199                           1984                                              50                              32,498.63
--------------------------------------------------------------------------------------------------------------------------
200                           1984                                             192                              47,893.00
201                           1968                                             330                              75,305.71
202                           1988                                             250                              39,419.91
203                           1926             1998               17,320                     121.04
204                           1974             1997                            235                              21,336.21
205                           1998                                              80                              13,899.06
--------------------------------------------------------------------------------------------------------------------------

                           OCCUPANCY         ANNUAL          ANNUAL
           OCCUPANCY       RATE AS OF       RESERVES        RESERVES
  ID         RATE             DATE           PER SF         PER UNIT                  LARGEST TENANT
-------------------------------------------------------------------------------------------------------------------
1             97%           05/31/99          0.10                       Marshall Dennehey
2            100%           05/01/99          0.20                       Madison Bank
3            100%           05/12/99          0.18                       Software Works
4             93%           05/10/99          0.19                       City of Los Angeles (G.A.P.)
5            100%           04/01/99                         318.00
-------------------------------------------------------------------------------------------------------------------
6            100%           05/17/99          0.10                       Pacific Inter Tel
7            100%           05/01/99          0.33                       Telephone Billing Service
8            100%           06/24/99          0.20                       David Volkert & Associates
9            100%           04/08/99                         250.00
10           100%           10/25/98          0.20                       Metropolitan Geriatrics
-------------------------------------------------------------------------------------------------------------------
11            93%           05/29/99          0.20                       Cossette Prod
12            99%           04/10/99                         358.77
13            91%           06/04/99                          15.00
14            94%           06/22/99          0.15                       Gayfers of Georgia, Inc.
15            93%           04/30/99                         250.00
-------------------------------------------------------------------------------------------------------------------
16           100%           05/20/99          0.10                       Suitmax (Value Priced Clothing II, Inc.)
17            99%           01/08/99          0.20                       State of California
18           100%           05/21/99          0.10                       Kragen Auto Parts Store
19            91%           05/21/99          0.10                       1459 - Peter Piper Pizza
20            95%           02/23/99                         250.00
-------------------------------------------------------------------------------------------------------------------
21            94%           05/31/99                         250.00
22           100%           04/02/99                         307.00
23            85%           04/30/99                         250.00
24            96%           05/01/99          0.10                       Dominick's
25            95%           06/09/99                         250.00
-------------------------------------------------------------------------------------------------------------------
26            92%           05/11/99                         480.00
27            94%           04/12/99                         250.00
28           100%           06/12/99          0.18                       Winn Dixie
29            86%           06/29/99                         258.00
30            95%           04/26/99                         262.00
-------------------------------------------------------------------------------------------------------------------
31            97%           05/03/99          0.15                       Safeway Store
32            93%           02/28/99                         200.00
33           100%           06/18/99          0.20                       State of CA-Board of Equalization
34           100%           03/01/99                         262.00
35            98%           04/24/99                         250.00
-------------------------------------------------------------------------------------------------------------------
36            96%           06/14/99                         309.98
37           100%           04/27/99          0.10                       Korner Kick
38            91%           05/04/99                         250.00
39            96%           02/10/99                         324.00
40           100%           03/01/99                         300.00
-------------------------------------------------------------------------------------------------------------------
41            99%           03/03/99                         302.00
42            96%           03/25/99          0.44                       Checker Auto
43            97%           06/06/99                         250.00
44            89%           03/01/99          0.10                       Craft Mall
45            95%           04/23/99                         250.00
-------------------------------------------------------------------------------------------------------------------
46           100%                             0.24                       Revco Discount Drug Centers, Inc.
47           100%                             0.20                       Revco Discount Durg Centers, Inc.
48           100%                             0.15                       Webster CVS, Inc
49           100%                             0.30                       Grafton CVS, Inc.
50            99%           03/23/99                          21.02
-------------------------------------------------------------------------------------------------------------------
51           100%                                                        Eagle Food Centers, Inc.
52           100%           06/30/99          0.10                       The Childrens Service Society of Utah
53           100%                             0.30                       Eckerd Corporation
54           100%           06/01/99          0.10                       Annie Sez
55            95%           03/01/99                         250.00
-------------------------------------------------------------------------------------------------------------------
56           100%           02/01/99          0.37                       Salvation Army
57            94%           04/21/99                         250.00
58            98%           06/10/99                         268.29
59            85%           03/29/99                          50.00
60           100%           03/29/99                          50.00
-------------------------------------------------------------------------------------------------------------------
61            98%           06/17/99          0.14                       Tawa Market
62            99%           05/01/99                         250.00
63           100%           03/23/99          0.10                       Design Image II
64            91%           03/30/99                         250.00
65            81%           02/28/99                         250.00
-------------------------------------------------------------------------------------------------------------------
66           100%           04/26/99                         280.00
67            97%           03/31/99                         250.00
68           100%           05/02/99                         312.00
69           100%           03/01/99                          53.00
70            95%           04/23/99                         250.00
-------------------------------------------------------------------------------------------------------------------
71            93%           06/17/99          0.24                       G. I. Joe's, Inc.
72            94%           06/01/99          0.10                       Hilb, Rogal & Hamilton
73           100%           06/21/99                         292.00
74            75%                                            962.80
75            84%                                            681.73
-------------------------------------------------------------------------------------------------------------------
76            81%                                            694.95
77            94%           04/27/99          0.20                       Carmines
78            96%           06/24/99                         290.00
79            95%           05/01/99                         250.00
80           100%           04/01/99          0.25                       Supervalu Holdings, Inc. (County Market)
81            95%           05/04/99                         300.00
82            51%                                            380.16
83            63%                                            515.14
84            61%                                            817.89
-------------------------------------------------------------------------------------------------------------------
85            77%                                          1,144.48
86            76%           05/01/99                         300.00
87           100%                             0.15                       IHOP Properties, Inc.
88           100%                                                        IHOP Properties, Inc.
89           100%           03/01/99          0.16                       MegaMart
-------------------------------------------------------------------------------------------------------------------
90            85%           05/31/99                         288.00
91            94%           06/14/99                         260.00
92            96%           04/22/99                         278.00
93            97%           06/30/99                         252.00
94           100%           04/29/99          0.15                       Kmart
-------------------------------------------------------------------------------------------------------------------
95           100%           05/11/99          0.10                       A&P
96            96%           06/17/99          0.18                       Circuit City
97            95%           05/21/99                         256.00
98            99%           03/29/99          0.13                       Big K (K-Mart)
99            76%           06/16/99          0.15                       Lotion & Lace
-------------------------------------------------------------------------------------------------------------------
100           88%           06/21/99          0.15
100 a         85%           06/21/99                                     NYC Board of Elections
100 b         79%           06/21/99                                     M&S II, Inc.
100 c        100%           06/21/99                                     Quality Cases
101           95%           05/01/99          0.15                       Regal Cinemas
-------------------------------------------------------------------------------------------------------------------
102           99%           06/30/99                         258.00
103           98%           04/23/99                         250.00
104           96%           06/10/99          0.20                       Amkor Electronics
105           99%           05/21/99                         422.00
106           99%           03/03/99                         344.00
-------------------------------------------------------------------------------------------------------------------
107                                                                      Motel 6
108                                                                      Motel 6
109                                                                      Motel 6
110                                                                      Motel 6
111                                                                      Motel 6
-------------------------------------------------------------------------------------------------------------------
112                                                                      Motel 6
113                                                                      Motel 6
114                                                                      Motel 6
115                                                                      Motel 6
116           82%           02/28/99                         250.00
-------------------------------------------------------------------------------------------------------------------
117          100%           06/10/99                         250.00
118           92%           06/25/99          0.10                       Rite Aid (office)
119           92%           04/01/99          0.13                       A&P
120          100%           04/01/99          0.11                       Norwest Bank Colorado, N.A.
121           99%           06/30/99                         289.00
-------------------------------------------------------------------------------------------------------------------
122           95%           03/31/99                         249.26
123           89%           06/08/99                         292.00
124           96%           06/02/99          0.21                       Spectrum Medsystems Corporation
124 a         97%           06/02/99          0.19                       Harding Lawson Associates
124 b         94%           06/02/99          0.32                       Chun-Nein King dba K.T.I.
-------------------------------------------------------------------------------------------------------------------
124 c        100%           06/02/99          0.10                       Spectrum Medsystems Corporation
124 d        100%           06/02/99          0.10                       Cue Paging Corporation
124 e         98%           06/02/99          0.30                       Ontek Corporation
124 f         94%           06/02/99          0.18                       Calor Apparel
124 g        100%           06/02/99          0.35                       Global Air Partners, LLC
-------------------------------------------------------------------------------------------------------------------
125           94%           05/17/99          0.11                       Callahan & Associates
126           79%           02/28/99                         250.00
127           89%           02/28/99                         250.00
128           80%                                          1,287.05
129          100%           05/11/98          0.15                       CVS
-------------------------------------------------------------------------------------------------------------------
130          100%           03/31/99                         291.00
131          100%           04/14/99          0.10                       Clancy Optical Company
132          100%                                                        Q Club, Inc
133          100%           04/22/99                         250.00
134           68%                                            345.85
-------------------------------------------------------------------------------------------------------------------
135           76%                                            384.39
136           50%                                            390.13
137           73%                                            412.18
138          100%           02/16/99                         250.00
139          100%           05/04/99          0.30                       Sears
-------------------------------------------------------------------------------------------------------------------
140           89%           02/28/99                         250.00
141          100%                                                        Rite Aid of Banning
142          100%                                                        Rite Aid of California
143          100%                                                        Rite Aid of California
144          100%                                                        Rite Aid of Ohio
-------------------------------------------------------------------------------------------------------------------
145          100%                             0.30                       Rite Aid of Virginia
146          100%                                                        Rite Aid of Michigan
147          100%                                                        Rite Aid of California
148          100%                                                        Rite Aid of New Hampshire
149          100%                                                        Rite Aid of  Maryland
-------------------------------------------------------------------------------------------------------------------
150          100%                                                        Rite Aid of New Jersey
151          100%                                                        Rite Aid of Pennsylvania
152           95%           02/20/99                         306.76
153           97%           04/01/99                         250.00
154           99%           04/21/99                         250.00
-------------------------------------------------------------------------------------------------------------------
155           99%           05/01/99                         250.00
156           99%           05/01/99          0.10                       UCSF Stanford
157           95%           05/26/99                         250.00
158           91%           06/14/99                         238.00
159           96%           01/01/99                         250.00
-------------------------------------------------------------------------------------------------------------------
160           90%           03/31/99          0.25                       GSA-Far Northern
161           86%           07/01/99          0.16                       Ames Department Store
162           94%           05/07/99          0.15                       Stebbins-Anderson
163           85%           03/01/99                          61.78
164           98%           02/23/99          0.20                       Pulte Home Corp
-------------------------------------------------------------------------------------------------------------------
165           94%           05/01/99                         300.00
166          100%                             0.20                       Southland
167           92%           04/05/99                         250.00
168           99%           06/17/99          0.15                       Target
169          100%           04/06/99          0.25                       Specialty Sports & Supplies
-------------------------------------------------------------------------------------------------------------------
170          100%           06/01/99          0.15                       Sports Authority
171          100%           03/25/99          0.14                       Dolphin Court Spa
172          100%                                                        Stop & Shop
173          100%           03/01/99          0.10                       Hollywood Video
174          100%           04/07/99                         250.00
-------------------------------------------------------------------------------------------------------------------
175          100%           05/31/99                         250.00
176           98%           06/01/99          0.18                       Tamarac Cinema V
177          100%           04/01/99          0.15                       Matrix Rehabilitation, Inc.
178           98%                                            250.00
178 a        100%           10/09/98                         223.00
-------------------------------------------------------------------------------------------------------------------
178 b         95%           04/30/99                         231.00
178 c        100%           04/30/99                         340.00
178 d        100%           04/30/99                         325.00
178 e         95%           04/30/99                         270.00
179           96%           05/13/99          0.10                       Kinko's of Beverly Hills
-------------------------------------------------------------------------------------------------------------------
180          100%           05/01/99          0.24                       Carmike Cinemas, Inc
181          100%           06/07/99          0.16                       Johns Hopkins University-IAAY
182          100%           04/01/99                         251.00
183           97%           05/14/99                         250.00
184          100%           04/14/99                          45.00
-------------------------------------------------------------------------------------------------------------------
185           94%           03/29/99                          50.00
186           91%           05/01/99                         250.00
187           95%           04/21/99                         250.00
188          100%           05/20/99          0.10                       Goodwill Industries
189          100%           06/04/99          0.10                       Earth Tech, Inc. (100% owned by Tyco)
-------------------------------------------------------------------------------------------------------------------
190           95%           03/01/99                         317.00
191           96%           06/29/99          0.10                       J.R. Seafood Restaurant, Inc.
192          100%           06/01/99          0.33
193          100%           05/26/99          0.10                       Pembroke Crossing Restaurant (Sal's Ristorante #119)
194           89%           06/10/99                         244.00
-------------------------------------------------------------------------------------------------------------------
195           98%           04/01/99                         250.00
196           99%           04/23/99                         266.00
197           84%           03/31/99                         319.00
198           89%           03/01/99                         250.00
199           97%           03/05/99                         333.00
-------------------------------------------------------------------------------------------------------------------
200           94%           04/23/99                         255.00
201           90%           05/25/99                         250.00
202           92%           06/02/99                         304.00
203          100%           01/19/99          0.20                       Gonen, Shlomo (Pawn Shop)
204           96%           06/14/99                         245.00
205          100%           01/21/99                         250.00
-------------------------------------------------------------------------------------------------------------------

             % OF            LEASE                                                        % OF            LEASE
  ID          NRA          EXPIRATION                2ND LARGEST TENANT                    NRA         EXPIRATION
---------------------------------------------------------------------------------------------------------------------
1             22%           08/31/08     Willig, Williams & Davidson                       10%          05/01/06
2             24%           01/31/01     Variable Annuity Life                             18%          07/31/02
3             16%           06/30/01     Evergreen Devco                                   14%          05/31/02
4             12%           01/01/99     City Attorney                                     11%          01/01/99
5
---------------------------------------------------------------------------------------------------------------------
6             28%           04/01/02     JR Furniture                                      25%          10/01/01
7             65%           11/30/00     Media Broadcast                                   25%          06/15/01
8             11%           12/01/99     Science Applications                              9%           10/01/02
9
10            49%           12/01/05     Maimonides Medical                                29%          05/01/10
---------------------------------------------------------------------------------------------------------------------
11            11%           04/30/00     Film Roos                                         10%          04/14/02
12
13
14            33%           01/31/02     Toys R Us                                         7%           01/31/18
15
---------------------------------------------------------------------------------------------------------------------
16            55%           07/31/03     Performance Bicycle Shop                          24%          07/31/03
17            59%           06/30/07     Xoma                                              31%          04/30/08
18            50%           10/30/06     $1 Discount Store                                 33%          04/30/03
19            33%           05/31/08     1445 - Chief Auto Parts                           15%          05/31/08
20
---------------------------------------------------------------------------------------------------------------------
21
22
23
24            54%           07/31/18     Hollywood Video                                   6%           10/24/08
25
---------------------------------------------------------------------------------------------------------------------
26
27
28            75%           12/09/18     Darenda's Hallmark                                7%           02/28/04
29
30
---------------------------------------------------------------------------------------------------------------------
31            43%           03/01/09     Best Hardware                                     13%          04/01/01
32
33           100%           12/31/23
34
35
---------------------------------------------------------------------------------------------------------------------
36
37            16%           09/30/01     Physicians Medical Supply, Inc.                   13%          01/31/02
38
39
40
---------------------------------------------------------------------------------------------------------------------
41
42            23%           09/30/07     Fashion Family                                    11%          07/01/03
43
44            33%           08/31/01     International Food Land                           18%          12/31/03
45
---------------------------------------------------------------------------------------------------------------------
46           100%           09/30/18
47           100%           01/31/20
48           100%           01/31/19
49           100%           01/31/19
50
---------------------------------------------------------------------------------------------------------------------
51           100%           07/31/20
52            18%           05/31/02     NetCRS, Inc.                                      13%          05/31/03
53           100%           09/23/18
54            17%           01/31/10     Genovese Drugs                                    13%          10/31/12
55
---------------------------------------------------------------------------------------------------------------------
56            29%           12/31/99     Alaska USA Federal Credit Union                   15%          10/31/00
57
58
59
60
---------------------------------------------------------------------------------------------------------------------
61            33%           09/30/00     Rite Aid                                          29%          05/31/15
62
63            30%           02/28/04     Laser Quest                                       20%          12/31/08
64
65
---------------------------------------------------------------------------------------------------------------------
66
67
68
69
70
---------------------------------------------------------------------------------------------------------------------
71            21%           03/31/37     Emporium, Inc.                                    16%          01/31/13
72            15%           12/31/08     HCIA Software Systems                             15%          04/14/01
73
74
75
---------------------------------------------------------------------------------------------------------------------
76
77            13%           09/30/13     Bistro Zenith                                     8%           12/31/05
78
79
80            68%           03/19/10     RAS Enterprises, Inc.  D/B/A  Kay's HALLMARK      9%           03/31/02
81
82
83
84
---------------------------------------------------------------------------------------------------------------------
85
86
87           100%           06/30/23
88           100%           12/31/22
89            54%           01/31/06     Pathfinder                                        20%          08/30/99
---------------------------------------------------------------------------------------------------------------------
90
91
92
93
94            71%           11/30/01     Wade's Carpets                                    9%           09/30/02
---------------------------------------------------------------------------------------------------------------------
95            51%           04/30/19     Genovese Drugs                                    15%          01/31/13
96            17%           01/31/10     T. J. Maxx                                        15%          01/31/05
97
98            38%           08/30/05     Bowling Center                                    10%          08/31/03
99            13%           10/22/03     Banner Mattress                                   13%          05/31/02
---------------------------------------------------------------------------------------------------------------------
100
100 a         34%           05/01/09     Mercer Clothing                                   6%           07/01/03
100 b         8%            11/01/02     D. Robbins and Co.                                8%           07/01/04
100 c         9%            04/01/08     One Main                                          7%           04/01/18
101           25%           05/31/14     Weis Market                                       19%          08/31/02
---------------------------------------------------------------------------------------------------------------------
102
103
104           20%           11/18/01     EDS/AT Kearney                                    7%           12/31/99
105
106
---------------------------------------------------------------------------------------------------------------------
107                         05/31/16
108                         05/31/16
109                         05/31/16
110                         05/31/16
111                         05/31/16
---------------------------------------------------------------------------------------------------------------------
112                         05/31/16
113                         05/31/16
114                         05/31/16
115                         05/31/16
116
---------------------------------------------------------------------------------------------------------------------
117
118           37%           01/31/08     Superfresh                                        16%          09/30/03
119           31%           05/31/18     Burlington Coat                                   21%          01/31/09
120           52%           03/30/12     Quade, Fontana, & Bonn                            7%           10/31/00
121
---------------------------------------------------------------------------------------------------------------------
122
123
124           4%            07/21/99     Diedrich Coffee                                   4%           10/16/00
124 a         22%           10/26/99     Guaranty National Insurance                       17%          12/31/03
124 b         4%            05/31/02     Triflo Medical, Inc.                              4%           09/13/99
---------------------------------------------------------------------------------------------------------------------
124 c         21%           07/21/99     Diedrich Coffee                                   20%          10/16/00
124 d         8%            05/05/02     Lightworks Optics, LLC                            8%           06/14/00
124 e         14%           06/22/00     Douglas Bender & Associates                       12%          03/26/01
124 f         16%           12/31/01     Digital Wave Corporation                          13%          05/11/00
124 g         12%           07/01/00     True Grit School Uniforms                         12%          05/04/00
---------------------------------------------------------------------------------------------------------------------
125           9%            02/01/02     Executive Marketing Services                      9%           11/01/01
126
127
128
129           52%           01/31/19     Endless Video                                     22%          02/14/03
---------------------------------------------------------------------------------------------------------------------
130
131           12%           12/31/06     The Works, LLC                                    11%          07/31/01
132          100%           03/31/19
133
134
---------------------------------------------------------------------------------------------------------------------
135
136
137
138
139           57%           03/31/21     Circuit City                                      15%          03/31/21
---------------------------------------------------------------------------------------------------------------------
140
141          100%           05/31/20
142          100%           05/31/20
143          100%           05/31/20
144          100%           05/31/20
---------------------------------------------------------------------------------------------------------------------
145          100%           05/31/18
146          100%           05/31/20
147          100%           05/31/20
148          100%           05/31/20
149          100%           05/31/20
---------------------------------------------------------------------------------------------------------------------
150          100%           05/31/20
151          100%           05/31/20
152
153
154
---------------------------------------------------------------------------------------------------------------------
155
156           16%        Multiple Spaces Pharmaceutical Research Associates                10%          10/15/07
157
158
159
---------------------------------------------------------------------------------------------------------------------
160           34%           06/01/01     NME Hospitals                                     15%          12/31/99
161           23%           01/31/07     Peters Groceries                                  21%          04/30/18
162           28%           04/30/03     Jos A. Banks                                      13%          01/31/05
163
164           48%           09/01/02     J.S. Redpath Corp.                                6%           12/01/99
---------------------------------------------------------------------------------------------------------------------
165
166          100%           12/31/12
167
168           56%           01/31/02     Discovery Zone                                    8%           11/30/03
169           17%           06/30/00     Time Out Sports                                   13%          12/21/02
---------------------------------------------------------------------------------------------------------------------
170          100%                        N/A
171           38%           01/31/09     Taste of Bread Bakery & Cafe                      14%          11/30/03
172          100%           01/31/19
173           48%           08/26/08     Radio Shack                                       15%          08/18/03
174
---------------------------------------------------------------------------------------------------------------------
175
176           28%           12/31/07     Calvery Chapel                                    16%       Multiple Spaces
177           67%           02/28/03     Texas Central Bank                                33%          02/28/08
178
178 a
---------------------------------------------------------------------------------------------------------------------
178 b
178 c
178 d
178 e
179           24%           07/31/04     Wells Fargo Bank  / Subtenant - Blockbuster       13%          02/28/05
---------------------------------------------------------------------------------------------------------------------
180           49%           12/01/10     Pier 1 Imports                                    22%          07/31/01
181           50%           02/01/05     Johns Hopkins Univ-Telecommunications             17%          06/01/04
182
183
184
---------------------------------------------------------------------------------------------------------------------
185
186
187
188           64%           11/30/08     Payless Shoe Source, Inc.                         15%          11/30/08
189           63%           05/31/09     Applied Materials                                 10%          01/31/03
---------------------------------------------------------------------------------------------------------------------
190
191           25%           12/31/09     Adecco Employment Services                        15%          02/15/01
192
193           26%           10/13/08     J&J Enterprises (Friends Cafe)                    25%          10/13/08
194
---------------------------------------------------------------------------------------------------------------------
195
196
197
198
199
---------------------------------------------------------------------------------------------------------------------
200
201
202
203           39%           04/30/05     Four Courners (owner occupied)                    32%          03/01/09
204
205
---------------------------------------------------------------------------------------------------------------------

                                                                                                      CROSS
                                                                                                  COLLATERALIZED
                                                               % OF            LEASE                AND CROSS
  ID                     LARGEST TENANT                         NRA         EXPIRATION           DEFAULTED GROUP
-------------------------------------------------------------------------------------------------------------------------
1       Jewish Employment & Vocational Services                 7%           04/30/01
2       Hansen Properties                                       14%          11/30/01
3       Roth Group                                              9%           01/31/02
4       Think Concepts, Inc. (Restaurant)                       10%          03/01/01
5
-------------------------------------------------------------------------------------------------------------------------
6       Western Humidor                                         13%          04/01/01
7       Trenlink International, Inc.                            10%          08/01/00
8       Platinum International                                  7%           10/01/99
9
10      New York City Police                                    22%          09/01/04
-------------------------------------------------------------------------------------------------------------------------
11      Castaway Studios                                        8%           09/14/03
12
13
14      Mansours                                                4%           09/30/01
15
-------------------------------------------------------------------------------------------------------------------------
16      South Bay Pool & Spa Supply                             21%          03/31/03
17      Bayer                                                   6%           09/01/01
18      Video Galaxy                                            12%          05/31/01
19      1455 - Yes 99 Cents Discount Store                      9%           11/30/00
20
-------------------------------------------------------------------------------------------------------------------------
21
22
23
24      Hallmark                                                5%           02/28/05
25
-------------------------------------------------------------------------------------------------------------------------
26
27
28      Friendly Video                                          5%           12/31/01
29
30
-------------------------------------------------------------------------------------------------------------------------
31      McCrory Stores                                          9%           02/01/04
32
33
34
35
-------------------------------------------------------------------------------------------------------------------------
36
37      Danny Bar                                               6%           05/28/00
38
39
40                                                                                        Hunter's Ridge
-------------------------------------------------------------------------------------------------------------------------
41
42      Ace TV Rental                                           10%          07/31/03
43
44      Arlington Lock & Key                                    11%          06/14/03
45
-------------------------------------------------------------------------------------------------------------------------
46
47
48
49
50
-------------------------------------------------------------------------------------------------------------------------
51
52      Network Travel International, Inc.                      10%          05/31/03
53
54      Pet Supplies Plus                                       12%          11/30/03
55
-------------------------------------------------------------------------------------------------------------------------
56      School of Karate                                        7%           04/30/01
57
58
59
60
-------------------------------------------------------------------------------------------------------------------------
61      Mador Wilsonorp                                         8%           09/30/10     Center Trust
62
63      Renal Dialysis                                          18%          03/31/05
64
65
-------------------------------------------------------------------------------------------------------------------------
66
67
68
69
70
-------------------------------------------------------------------------------------------------------------------------
71      Ross Stores, Inc.                                       10%          01/01/03     Center Trust
72      Psychological Resource Organization, P.C.               11%          03/31/02
73
74
75
-------------------------------------------------------------------------------------------------------------------------
76
77      MD Networks                                             7%           05/31/05
78
79
80      Wisconsin Video, Inc. (Blockbuster Video)               9%           11/30/01
81
82
83
84
-------------------------------------------------------------------------------------------------------------------------
85
86                                                                                        Collegiate Suites Apartments
87
88
89      Dolgencorp Dollar General                               8%           10/31/01
-------------------------------------------------------------------------------------------------------------------------
90
91
92
93
94      Payless Shoe Source                                     3%           07/31/00
-------------------------------------------------------------------------------------------------------------------------
95      U.S. Post Office                                        9%           06/30/02
96      Sav-On Drug                                             14%          04/30/03     Center Trust
97
98      Big Lots                                                9%           01/31/01
99      Payless Shoe Source                                     12%          01/31/01
-------------------------------------------------------------------------------------------------------------------------
100
100 a   NYS-AHRC                                                6%           09/01/02
100 b   Berstone Knitting Mills                                 7%           05/01/06
100 c   Simpson Thacher                                         5%           12/01/99
101     Tru Value Mart                                          9%           08/31/04
-------------------------------------------------------------------------------------------------------------------------
102
103
104     Scitor                                                  5%           04/30/04
105
106
-------------------------------------------------------------------------------------------------------------------------
107
108
109
110
111
-------------------------------------------------------------------------------------------------------------------------
112
113
114
115
116
-------------------------------------------------------------------------------------------------------------------------
117
118     Red Land Senior Citizens Center                         7%           06/30/11
119     Ragshop                                                 8%           02/28/09
120     Clifton, Hook, & Bovarnick, P.C.                        4%           04/30/00
121
-------------------------------------------------------------------------------------------------------------------------
122
123
124     Harding Lawson Associates                               4%           10/26/99     Olen Pool
124 a   Nexgen SI, Inc.                                         9%           03/03/00
124 b   Elias N. Francisco DBA Jetpower Support                 4%           08/31/01
-------------------------------------------------------------------------------------------------------------------------
124 c   Rand Technology, Inc.                                   10%          10/22/00
124 d   Cyvex Technologies, Inc.                                7%        Multiple Spaces
124 e   Support Associates, Inc.                                12%          12/14/00
124 f   Recreational Athletic                                   9%           10/31/99
124 g   Zippy USA                                               10%       Multiple Spaces
-------------------------------------------------------------------------------------------------------------------------
125     Hard Rock                                               9%           12/01/02
126
127
128
129     Compass Bank                                            18%          04/30/08
-------------------------------------------------------------------------------------------------------------------------
130
131     Taekwondo Plus                                          11%          11/30/00
132
133
134                                                                                       TOG
-------------------------------------------------------------------------------------------------------------------------
135                                                                                       TOG
136                                                                                       TOG
137                                                                                       TOG
138
139     Bed Bath & Beyond                                       13%          01/31/13
-------------------------------------------------------------------------------------------------------------------------
140
141
142
143
144
-------------------------------------------------------------------------------------------------------------------------
145
146
147
148
149
-------------------------------------------------------------------------------------------------------------------------
150
151
152
153
154
-------------------------------------------------------------------------------------------------------------------------
155
156     Ischemia Research                                       9%           09/30/00
157
158                                                                                       Daytona
159
-------------------------------------------------------------------------------------------------------------------------
160     Bureau of Indian Affairs                                10%          10/31/00
161     Eckerd Drug                                             7%           11/30/04
162     Faces Enterprises                                       9%           10/31/01
163
164     Muscular Dystrophy Assoc.
-------------------------------------------------------------------------------------------------------------------------
165
166
167
168     Big Five Sporting Goods                                 5%           01/31/02     Center Trust
169     Martec Corporation                                      12%          12/31/05
-------------------------------------------------------------------------------------------------------------------------
170     N/A
171     Joey's Only                                             11%          03/31/06
172
173     Carl's Jr.                                              15%          03/01/19
174
-------------------------------------------------------------------------------------------------------------------------
175
176     Story Time Early Learning Center                        10%          10/31/06
177
178
178 a
-------------------------------------------------------------------------------------------------------------------------
178 b
178 c
178 d
178 e
179     Dr. Roberta Smith                                       8%           11/14/06
-------------------------------------------------------------------------------------------------------------------------
180     Little Gym Inc.                                         11%          05/31/01
181     State of Maryland - Dept. of Human Resources            8%           03/01/00
182
183
184
-------------------------------------------------------------------------------------------------------------------------
185
186
187
188     Vena Market                                             10%          11/30/03
189     Sunscript Pharmacy Corporation                          9%           03/31/04
-------------------------------------------------------------------------------------------------------------------------
190
191     National Computer Training                              10%          03/14/01
192
193     Big City Eats                                           14%          10/15/03
194                                                                                       Daytona
-------------------------------------------------------------------------------------------------------------------------
195
196
197
198
199
-------------------------------------------------------------------------------------------------------------------------
200
201
202
203     Kim, Charley (karate instruction)                       10%          08/31/00
204                                                                                       Daytona
205
-------------------------------------------------------------------------------------------------------------------------

                                          MONTHLY REAL       MONTHLY         MONTHLY
                                           ESTATE TAX       INSURANCE      REPLACEMENT
  ID          BORROWER AFFILIATION          RESERVES        RESERVES        RESERVES
-----------------------------------------------------------------------------------------
1                                              52,859.54                        2,936.53
2                                               7,186.00          813.00        5,033.43
3                                               2,095.28          331.75          258.39
4                                               2,538.42          429.83          521.77
5                                               7,437.50        1,933.00        1,828.50
-----------------------------------------------------------------------------------------
6       Gerald D. Butler                          965.00                          565.00
7                                                 792.55          170.92          404.31
8                                               6,785.00                        3,250.00
9                                               2,036.30          271.33          541.67
10                                             10,878.00                        6,766.00
-----------------------------------------------------------------------------------------
11                                              5,635.00                          550.00
12                                             55,874.58        4,024.12        6,607.35
13                                              3,959.63          538.42          973.75
14                                             25,493.90        6,327.25        5,722.18
15                                              2,555.85          578.75        1,200.00
-----------------------------------------------------------------------------------------
16                                              1,612.13          246.50          190.94
17                                             25,147.00                        7,708.00
18                                              2,184.92          284.33          227.38
19                                              8,824.08        1,171.83          339.24
20                                              8,569.00                        3,670.00
-----------------------------------------------------------------------------------------
21                                              4,431.40          562.00        1,466.67
22                                              4,431.40        1,593.17        4,500.00
23                                              1,544.62          499.65        1,145.83
24                                             11,550.64        1,731.84
25                                              7,928.33        1,642.16        3,350.00
-----------------------------------------------------------------------------------------
26                                                                491.75        3,200.00
27                                              2,784.02        1,159.19        2,520.83
28                                              1,897.42        2,056.20
29                                              5,666.00                        3,441.00
30                                              5,303.79          519.16        3,125.00
-----------------------------------------------------------------------------------------
31                                              7,228.16          758.00        1,142.54
32                                              4,557.09          544.00        1,200.00
33
34                                              2,872.41          148.41        1,666.67
35      AERC                                   16,671.00                        3,862.00
-----------------------------------------------------------------------------------------
36                                             15,769.17        7,263.92        5,604.17
37                                              2,252.48        1,280.42          459.47
38      AERC                                   38,471.00                        6,484.00
39                                              1,977.09          553.33        2,106.00
40                                              3,270.90          386.08        1,950.00
-----------------------------------------------------------------------------------------
41                                              2,807.74          150.92        1,583.33
42                                              3,908.98          427.67        1,362.94
43                                              3,026.37          932.42        2,958.33
44                                              3,056.38          264.58          240.00
45      AERC                                   22,795.00                        5,560.00
-----------------------------------------------------------------------------------------
46                                                                                253.13
47                                                                                168.75
48                                                                                126.56
49                                                                                253.13
50                                              1,108.07          348.91          339.74
-----------------------------------------------------------------------------------------
51
52                                              1,495.93          302.83          210.75
53                                                                                272.70
54                                             20,108.93        1,291.00          716.08
55                                             12,272.92
-----------------------------------------------------------------------------------------
56                                              2,055.12          685.00          984.66
57      AERC                                   17,480.00                        1,552.00
58                                              3,509.00                        2,063.00
59                                                991.78          970.10          970.83
60                                              1,906.16          815.76          562.50
-----------------------------------------------------------------------------------------
61      Center Trust                           10,339.21                          769.85
62                                              2,023.53          250.17        1,687.50
63                                                                496.08          376.31
64                                              2,679.87          431.17        2,000.00
65      AERC                                   26,639.00                        8,205.00
-----------------------------------------------------------------------------------------
66                                              2,917.69          365.01        1,333.33
67                                              3,385.60          906.25          770.83
68                                              2,089.02          941.00          650.00
69                                                546.78          148.25          309.17
70      Merry Land Properties, Inc.             9,804.81        1,487.91        4,041.67
-----------------------------------------------------------------------------------------
71      Center Trust                           22,562.16                        5,292.98
72                                             16,361.33        1,526.17          828.99
73                                              9,389.82        1,476.00        1,683.33
74                                              9,284.10        1,841.08       12,115.27
75                                              2,750.00        2,799.92        5,965.13
-----------------------------------------------------------------------------------------
76                                              1,320.26          652.58        4,401.37
77                                             28,726.00        2,047.39        1,999.58
78      Olenicoff, Igor                         8,164.72          652.77        4,416.67
79                                              4,535.21        1,831.75        4,833.33
80                                              6,106.40          698.75        1,289.21
81                                                              1,037.81        1,150.00
82                                              1,235.24          626.83        1,710.74
83                                              1,544.86          440.00        3,310.89
84                                              4,603.43        2,964.67       11,041.47
-----------------------------------------------------------------------------------------
85                                             15,103.02          928.91        9,251.25
86                                              4,964.35        1,392.18        3,900.00
87                                                                                 49.55
88
89                                              1,913.69          371.58        1,330.20
-----------------------------------------------------------------------------------------
90                                              2,591.60        1,140.41        3,720.00
91      Kushner, Charles                       25,710.93                        6,673.33
92                                             14,593.64        4,991.00        5,884.33
93                                              1,875.01          465.93          650.00
94                                             11,956.00                        5,015.25
-----------------------------------------------------------------------------------------
95                                             10,768.68        1,291.00          699.51
96      Center Trust                           22,034.65                        3,160.56
97                                             12,267.30        1,938.00        3,270.83
98                                              4,256.90        1,987.00        2,577.01
99                                              2,610.36          637.58          326.18
-----------------------------------------------------------------------------------------
100                                            63,334.00                       15,208.00
100 a
100 b
100 c
101                                            20,668.00        3,797.08        3,027.21
-----------------------------------------------------------------------------------------
102                                             2,781.37        1,103.26        1,466.67
103     Merry Land Properties, Inc.            10,263.36        1,820.83        3,916.67
104                                            41,325.00                        9,355.00
105                                            10,703.36        2,103.33
106                                             2,158.43          149.58        1,583.33
-----------------------------------------------------------------------------------------
107     Herrick, Norton
108     Herrick, Norton
109     Herrick, Norton
110     Herrick, Norton
111     Herrick, Norton
-----------------------------------------------------------------------------------------
112     Herrick, Norton
113     Herrick, Norton
114     Herrick, Norton
115     Herrick, Norton
116     AERC                                    4,861.00                        2,634.92
-----------------------------------------------------------------------------------------
117                                                               551.42          428.58
118                                             7,863.68        1,395.92
119                                            11,067.19        8,016.67        2,281.26
120                                             6,460.14          790.08          628.25
121                                             5,027.31        1,005.70        1,166.67
-----------------------------------------------------------------------------------------
122     AERC                                   45,911.00                       11,300.00
123                                             1,368.83          397.42        1,752.00
124     Olenicoff, Igor                        26,018.34                        9,517.58
124 a                                           5,218.37                        1,438.05
124 b                                           1,953.97                        1,820.56
-----------------------------------------------------------------------------------------
124 c                                           5,102.87                          960.04
124 d                                           2,108.11                          548.32
124 e                                           3,241.77                        1,450.25
124 f                                           3,009.99                        1,217.96
124 g                                           5,383.26                        2,082.41
-----------------------------------------------------------------------------------------
125     Gerald D. Butler                        2,979.00                        1,174.00
126     AERC                                    9,969.00                        3,693.00
127     AERC                                   19,757.00                        2,579.00
128                                             6,583.33        1,202.25
129                                             3,300.00          833.00           55.00
-----------------------------------------------------------------------------------------
130                                             5,574.61        1,657.33        2,833.33
131                                             1,978.76          331.33          181.53
132
133     Merry Land Properties, Inc.            11,264.89        2,707.00        4,791.67
134     TOG                                     2,904.48          920.33
-----------------------------------------------------------------------------------------
135     TOG                                     1,500.36          812.50
136     TOG                                     3,608.00        1,148.75
137     TOG                                     2,094.44          762.50
138                                             3,318.90        1,029.92          937.50
139                                            70,901.00
-----------------------------------------------------------------------------------------
140     AERC                                   16,059.00                        3,603.00
141
142
143
144
-----------------------------------------------------------------------------------------
145                                                                               276.43
146
147
148
149
-----------------------------------------------------------------------------------------
150
151
152                                             1,395.30          725.67        1,270.83
153                                             3,602.06          498.91        1,625.00
154                                             3,490.40        1,268.00        3,145.83
-----------------------------------------------------------------------------------------
155                                             2,702.88          224.75        1,479.17
156                                            17,214.21        3,564.41        1,721.00
157                                            17,169.20        3,487.50        8,133.33
158     Kushner, Charles                        3,795.56                        2,500.00
159                                             1,054.75          487.17          395.83
-----------------------------------------------------------------------------------------
160                                             4,782.00          377.00        1,185.00
161                                            16,385.00                        2,371.00
162                                            13,033.00                        2,917.00
163                                               899.10          166.93          236.83
164                                             6,906.00                        1,175.00
-----------------------------------------------------------------------------------------
165                                             3,138.65          801.50        2,700.00
166                                                                                49.00
167                                             2,597.50        1,063.00        2,375.00
168     Center Trust                           13,547.10          812.00        2,347.92
169                                             1,257.98          144.00          623.15
-----------------------------------------------------------------------------------------
170                                            11,722.00                          396.00
171                                             2,510.25          332.25          251.04
172
173                                             1,505.50          676.25          111.92
174                                             8,108.88        1,645.17        3,770.83
-----------------------------------------------------------------------------------------
175                                             7,601.72                        1,333.33
176                                             5,786.37        2,112.38        1,583.12
177                                             5,596.81          229.75          378.80
178                                             9,909.36        1,305.52        3,770.83
178 a                                             436.36          354.91        1,226.50
-----------------------------------------------------------------------------------------
178 b                                           4,357.71          209.88        1,155.00
178 c                                           2,089.15          302.05          396.67
178 d                                           2,023.23          325.13          433.33
178 e                                           1,002.91          113.55          562.50
179                                             4,926.82          515.33          226.03
-----------------------------------------------------------------------------------------
180                                             1,920.96          721.67          838.44
181                                             3,803.64          452.50          828.27
182                                               580.63          394.42        1,129.50
183                                            16,928.81        5,233.33        4,467.00
184                                             1,821.16          298.33          633.81
-----------------------------------------------------------------------------------------
185                                             1,258.16          823.26          920.83
186                                             1,615.99          231.34        1,625.00
187                                             2,593.94        1,346.22        3,708.33
188                                             2,422.27          257.58          167.36
189                                             2,372.95                          741.33
-----------------------------------------------------------------------------------------
190                                             8,757.19        1,672.42        4,750.00
191                                             1,760.25          252.00          144.77
192                                             6,427.00                        1,250.00
193                                             1,536.77          290.53           83.33
194     Kushner, Charles                       10,258.25                        5,333.33
-----------------------------------------------------------------------------------------
195                                            12,987.99          851.41
196     Merry Land Properties, Inc.            11,097.60        1,716.83        4,433.33
197                                            31,514.96
198     AERC                                   31,189.00                        5,562.00
199                                             2,295.44          181.75        1,041.67
-----------------------------------------------------------------------------------------
200     Merry Land Properties, Inc.             8,209.35        1,986.22        4,080.00
201                                            18,034.83        3,991.21        5,931.20
202                                            16,646.63        1,408.33        5,208.33
203                                               749.89          339.84          288.67
204     Kushner, Charles                        8,521.99                        4,875.00
205                                             3,757.67          221.83        1,333.00
-----------------------------------------------------------------------------------------

Footnote
------------------------------------------------------
(1)   CMB - Chase Manhattan Bank; FUNB - First Union National Bank

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

CHASE MANHATTAN BANK - FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-1

ANNEX B  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

Note: Except for each Motel 6 loan, Pay Period 1 is equal to the first pay date of the loan. For each of the Motel 6 loans, given their semi-annual pay structure, Pay Period 1 is equal to 7/1/98 and the first payment of debt service is 12/1/98, which is listed as Pay Period 6 for the Motel 6 loans.


     CVS WORCESTER GRAFTON         MOTEL 6 1124 BATON ROUGE        MOTEL 6 1179 MOLINE           MOTEL 6 1252 KNOXVILLE
            300044                         300012                        300016                          300018

   MONTH #      DEBT PAYMENT       MONTH #    DEBT PAYMENT        MONTH #    DEBT PAYMENT        MONTH #    DEBT PAYMENT
   -------      ------------       -------    ------------        -------    ------------        -------    ------------
         1         11,630.04             1            0.00              1            0.00              1            0.00
        62         11,781.41             6      436,947.73              6      206,486.80              6      171,685.65
       122         12,809.21             7            0.00              7            0.00              7            0.00
       182         13,916.69            12      350,797.67             12      165,775.18             12      137,835.54
                                        13            0.00             13            0.00             13            0.00
                                        18      273,184.34             18      129,097.73             18      107,339.69
      CVS MADISON HEIGHTS               19            0.00             19            0.00             19            0.00
            300108                      24      252,094.62             24      119,131.44             24       99,053.11
                                        25            0.00             25            0.00             25            0.00
   MONTH #      DEBT PAYMENT            30      276,606.43             30      130,714.90             30      108,684.30
   -------      ------------
         1         16,783.21            31            0.00             31            0.00             31            0.00
        61         18,053.87            36      249,428.24             36      117,871.40             36       98,005.43
       121         19,510.98            37            0.00             37            0.00             37            0.00
       181         21,084.76            42      275,494.28             42      130,189.33             42      108,247.31
                                        43            0.00             43            0.00             43            0.00
                                        48      248,938.09             48      117,639.77             48       97,812.84
       CVS WEBSTER RIDGE                49            0.00             49            0.00             49            0.00
            300043                      54      283,995.96             54      134,206.94             54      111,587.79
                                        55            0.00             55            0.00             55            0.00
   MONTH #      DEBT PAYMENT            60      242,451.75             60      114,574.54             60       95,264.23
   -------      ------------
         1         12,447.37            61            0.00             61            0.00             61            0.00
        56         13,452.98            66      280,405.54             66      132,510.23             66      110,177.04
       116         14,539.70            67            0.00             67            0.00             67            0.00
       176         15,715.62            72      248,703.03             72      117,528.69             72       97,720.48
                                        73            0.00             73            0.00             73            0.00
                                        78      260,849.98             78      123,268.93             78      102,493.27
  IHOP CHATSWORTH DEVONSHIRE            79            0.00             79            0.00             79            0.00
            300098                      84      272,006.33             84      128,541.04             84      106,876.82
                                        85            0.00             85            0.00             85            0.00
   MONTH #      DEBT PAYMENT            90      218,807.99             90      103,401.30             90       85,974.11
   -------      ------------
         1          8,472.58            91            0.00             91            0.00             91            0.00
        12          8,799.96            96      310,197.80             96      146,589.05             96      121,883.03
        24          9,323.77            97            0.00             97            0.00             97            0.00
       120         10,260.08           102      199,869.12            102       94,451.42            102       78,532.65
       180         11,290.02           103            0.00            103            0.00            103            0.00
       240         12,422.95           108      272,620.89            108      128,831.46            108      107,118.30
                                       109            0.00            109            0.00            109            0.00
                                       114      183,800.06            114       86,857.73            114       72,218.78
  IHOP SAN ANTONIO LOOP 1604           115            0.00            115            0.00            115            0.00
            300100                     120      245,882.59            120      116,195.84            120       96,612.27
                                       121            0.00            121            0.00            121            0.00
   MONTH #      DEBT PAYMENT           126      187,146.23            126       88,439.01            126       73,533.56
   -------      ------------
         1          8,769.19           127            0.00            127            0.00            127            0.00
        55          9,650.44           132      242,358.04            132      114,530.26            132       95,227.41
       115         10,615.50           133            0.00            133            0.00            133            0.00
       175         11,677.00           138      191,562.68            138       90,526.08            138       75,268.88
       235         12,844.75           139            0.00            139            0.00            139            0.00
                                       144      239,363.90            144      113,115.33            144       94,050.95
                                       145            0.00            145            0.00            145            0.00
  SOUTHLAND GUMPERT FT. MYERS          150      187,445.28            150       88,580.34            150       73,651.07
            300038                     151            0.00            151            0.00            151            0.00
                                       156      244,368.20            156      115,480.20            156       96,017.24
   MONTH #      DEBT PAYMENT           157            0.00            157            0.00            157            0.00
   -------      ------------
         1         13,247.08           162      178,006.43            162       84,119.85            162       69,942.35
        52         14,865.71           163            0.00            163            0.00            163            0.00
        53         14,866.13           168      253,485.76            168      119,788.85            168       99,599.72
       112         16,680.00           169            0.00            169            0.00            169            0.00
       113         16,680.41           174      170,495.36            174       80,570.37            174       66,991.10
       160         16,929.52           175            0.00            175            0.00            175            0.00
                                       180      245,008.69            180      115,782.87            180       96,268.90
                                       181            0.00            181            0.00            181            0.00
 STOP & SHOP GRAFTON WORCESTER         186      258,913.13            186      122,353.64            186      101,732.24
            300095                     187            0.00            187            0.00            187            0.00
                                       192      148,986.01            192       70,405.78            192       58,539.64
   MONTH #      DEBT PAYMENT           193            0.00            193            0.00            193            0.00
   -------      ------------
         1         13,963.49           198      392,960.38            198      185,699.86            198      154,402.13
        61         15,084.98           199            0.00            199            0.00            199            0.00
       121         16,296.19           204       66,920.00            204       31,624.14            204       26,294.23
       181         17,604.32           205            0.00            205            0.00            205            0.00
                                       210      215,120.17            210      101,658.56            210       84,525.09
                                       211            0.00            211            0.00            211            0.00
                                       216    1,763,255.02            216      833,255.03            216      692,818.79

    MOTEL 6 161 OMAHA                  MOTEL 6 212 MCALLEN              MOTEL 6 234 MURFREESBORO
        300019                              300021                              300023

 MONTH #    DEBT PAYMENT             MONTH #    DEBT PAYMENT             MONTH #    DEBT PAYMENT
 -------    ------------             -------    ------------             -------    ------------
       1            0.00                   1            0.00                   1            0.00
       6      201,846.65                   6      296,969.78                   6      175,552.45
       7            0.00                   7            0.00                   7            0.00
      12      162,049.90                  12      238,418.24                  12      140,939.95
      13            0.00                  13            0.00                  13            0.00
      18      126,196.66                  18      185,668.65                  18      109,757.25
      19            0.00                  19            0.00                  19            0.00
      24      116,454.33                  24      171,335.11                  24      101,284.03
      25            0.00                  25            0.00                  25            0.00
      30      127,777.48                  30      187,994.46                  30      111,132.14
      31            0.00                  31            0.00                  31            0.00
      36      115,222.60                  36      169,522.91                  36      100,212.76
      37            0.00                  37            0.00                  37            0.00
      42      127,263.73                  42      187,238.59                  42      110,685.31
      43            0.00                  43            0.00                  43            0.00
      48      114,996.18                  48      169,189.78                  48      100,015.83
      49            0.00                  49            0.00                  49            0.00
      54      131,191.06                  54      193,016.73                  54      114,101.03
      55            0.00                  55            0.00                  55            0.00
      60      111,999.84                  60      164,781.37                  60       97,409.82
      61            0.00                  61            0.00                  61            0.00
      66      129,532.47                  66      190,576.51                  66      112,658.51
      67            0.00                  67            0.00                  67            0.00
      72      114,887.60                  72      169,030.03                  72       99,921.40
      73            0.00                  73            0.00                  73            0.00
      78      120,498.84                  78      177,285.65                  78      104,801.67
      79            0.00                  79            0.00                  79            0.00
      84      125,652.48                  84      184,868.02                  84      109,283.96
      85            0.00                  85            0.00                  85            0.00
      90      101,077.67                  90      148,711.98                  90       87,910.47
      91            0.00                  91            0.00                  91            0.00
      96      143,294.91                  96      210,824.70                  96      124,628.14
      97            0.00                  97            0.00                  97            0.00
     102       92,328.92                 102      135,840.25                 102       80,301.40
     103            0.00                 103            0.00                 103            0.00
     108      125,936.38                 108      185,285.70                 108      109,530.87
     109            0.00                 109            0.00                 109            0.00
     114       84,905.87                 114      124,918.98                 114       73,845.33
     115            0.00                 115            0.00                 115            0.00
     120      113,584.70                 120      167,113.12                 120       98,788.23
     121            0.00                 121            0.00                 121            0.00
     126       86,451.62                 126      127,193.19                 126       75,189.72
     127            0.00                 127            0.00                 127            0.00
     132      111,956.55                 132      164,717.68                 132       97,372.17
     133            0.00                 133            0.00                 133            0.00
     138       88,491.79                 138      130,194.81                 138       76,964.12
     139            0.00                 139            0.00                 139            0.00
     144      110,573.41                 144      162,682.72                 144       96,169.21
     145            0.00                 145            0.00                 145            0.00
     150       86,589.77                 150      127,396.44                 150       75,309.87
     151            0.00                 151            0.00                 151            0.00
     156      112,885.14                 156      166,083.88                 156       98,179.79
     157            0.00                 157            0.00                 157            0.00
     162       82,229.52                 162      120,981.36                 162       71,517.63
     163            0.00                 163            0.00                 163            0.00
     168      117,096.96                 168      172,280.59                 168      101,842.95
     169            0.00                 169            0.00                 169            0.00
     174       78,759.80                 174      115,876.49                 174       68,499.91
     175            0.00                 175            0.00                 175            0.00
     180      113,181.01                 180      166,519.18                 180       98,437.12
     181            0.00                 181            0.00                 181            0.00
     186      119,604.12                 186      175,969.28                 186      104,023.50
     187            0.00                 187            0.00                 187            0.00
     192       68,823.63                 192      101,257.75                 192       59,858.10
     193            0.00                 193            0.00                 193            0.00
     198      181,526.83                 198      267,073.96                 198      157,879.66
     199            0.00                 199            0.00                 199            0.00
     204       30,913.49                 204       45,481.91                 204       26,886.44
     205            0.00                 205            0.00                 205            0.00
     210       99,374.10                 210      146,205.57                 210       86,428.81
     211            0.00                 211            0.00                 211            0.00
     216      814,530.20                 216    1,198,389.25                 216      708,422.81

MOTEL 6 261 GRAND JUNCTION        MOTEL 6 446 DALLAS GRAND PRARIE       MOTEL 6 551 HOUSTON CLARK LAKE WEBSTER
         300024                              300030                                     300034

  MONTH #    DEBT PAYMENT             MONTH #    DEBT PAYMENT                   MONTH #          DEBT PAYMENT
  -------    ------------             -------    ------------                   -------          ------------
        1            0.00                   1            0.00                         1                  0.00
        6      317,850.47                   6      257,528.48                         6            326,357.42
        7            0.00                   7            0.00                         7                  0.00
       12      255,182.02                  12      206,753.31                        12            262,011.71
       13            0.00                  13            0.00                        13                  0.00
       18      198,723.47                  18      161,009.53                        18            204,042.11
       19            0.00                  19            0.00                        19                  0.00
       24      183,382.11                  24      148,579.66                        24            188,290.14
       25            0.00                  25            0.00                        25                  0.00
       30      201,212.82                  30      163,026.44                        30            206,598.08
       31            0.00                  31            0.00                        31                  0.00
       36      181,442.49                  36      147,008.15                        36            186,298.62
       37            0.00                  37            0.00                        37                  0.00
       42      200,403.80                  42      162,370.96                        42            205,767.41
       43            0.00                  43            0.00                        43                  0.00
       48      181,085.94                  48      146,719.26                        48            185,932.52
       49            0.00                  49            0.00                        49                  0.00
       54      206,588.21                  54      167,381.69                        54            212,117.34
       55            0.00                  55            0.00                        55                  0.00
       60      176,367.56                  60      142,896.34                        60            181,087.86
       61            0.00                  61            0.00                        61                  0.00
       66      203,976.42                  66      165,265.56                        66            209,435.64
       67            0.00                  67            0.00                        67                  0.00
       72      180,914.95                  72      146,580.73                        72            185,756.96
       73            0.00                  73            0.00                        73                  0.00
       78      189,751.05                  78      153,739.90                        78            194,829.54
       79            0.00                  79            0.00                        79                  0.00
       84      197,866.55                  84      160,315.24                        84            203,162.25
       85            0.00                  85            0.00                        85                  0.00
       90      159,168.29                  90      128,961.17                        90            163,428.27
       91            0.00                  91            0.00                        91                  0.00
       96      225,648.31                  96      182,824.54                        96            231,687.56
       97            0.00                  97            0.00                        97                  0.00
      102      145,391.52                 102      117,798.97                       102            149,282.78
      103            0.00                 103            0.00                       103                  0.00
      108      198,313.60                 108      160,677.44                       108            203,621.27
      109            0.00                 109            0.00                       109                  0.00
      114      133,702.34                 114      108,328.18                       114            137,280.75
      115            0.00                 115            0.00                       115                  0.00
      120      178,863.26                 120      144,918.41                       120            183,650.36
      121            0.00                 121            0.00                       121                  0.00
      126      136,136.46                 126      110,300.34                       126            139,780.01
      127            0.00                 127            0.00                       127                  0.00
      132      176,299.39                 132      142,841.11                       132            181,017.86
      133            0.00                 133            0.00                       133                  0.00
      138      139,349.14                 138      112,903.31                       138            143,078.67
      139            0.00                 139            0.00                       139                  0.00
      144      174,121.35                 144      141,076.42                       144            178,781.53
      145            0.00                 145            0.00                       145                  0.00
      150      136,354.00                 150      110,476.60                       150            140,003.38
      151            0.00                 151            0.00                       151                  0.00
      156      177,761.65                 156      144,025.86                       156            182,519.26
      157            0.00                 157            0.00                       157                  0.00
      162      129,487.86                 162      104,913.52                       162            132,953.47
      163            0.00                 163            0.00                       163                  0.00
      168      184,394.07                 168      149,399.57                       168            189,329.19
      169            0.00                 169            0.00                       169                  0.00
      174      124,024.06                 174      100,486.64                       174            127,343.44
      175            0.00                 175            0.00                       175                  0.00
      180      178,227.56                 180      144,403.35                       180            182,997.64
      181            0.00                 181            0.00                       181                  0.00
      186      188,342.12                 186      152,598.36                       186            193,382.90
      187            0.00                 187            0.00                       187                  0.00
      192      108,377.43                 192       87,809.45                       192            111,278.05
      193            0.00                 193            0.00                       193                  0.00
      198      285,852.59                 198      231,603.20                       198            293,503.15
      199            0.00                 199            0.00                       199                  0.00
      204       48,679.86                 204       39,441.35                       204             49,982.73
      205            0.00                 205            0.00                       205                  0.00
      210      156,485.65                 210      126,787.64                       210            160,673.83
      211            0.00                 211            0.00                       211                  0.00
      216    1,282,651.00                 216    1,039,228.18                       216          1,316,979.86

CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-1

ANNEX C  CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

CONTROL
NUMBER     LENDER   PROPERTY NAME                                     ADDRESS
-----------------------------------------------------------------------------------------------------------------------------
       5    FUNB    39-41 North Fullerton Avenue                      39-41 North Fullerton Avenue
       9    FUNB    560 East McKinley Avenue                          520-560 McKinley
      12    FUNB    90 & 100 John Street                              90-100 John Street
      15    FUNB    Anacuitas Manor Apartments                        1100 Anacuitas Street
      20    CMB     Ashford Manor Apartments                          153-6212 DE ROSA DRIVE
      21    FUNB    Ashton Ridge Apartments                           2522 Callier Springs Road
      22    FUNB    Ashwood Court                                     1110-1138 Barclay Street & 1521-1535 Magnolia Avenue
      25    FUNB    Beacon Pointe                                     2810 Nathaniel Way
      26    FUNB    Bel Aire Apartments                               4124 Pennwood Ave.
      27    FUNB    Bentwood Apartments                               1111 Austin Highway
      29    CMB     Breckenridge Apartments                           239 Orville Street
      30    FUNB    Bridgewood Apartments                             5655 N. Marty
      32    FUNB    Canal Place Apartments                            2280 West Business 77
      34    FUNB    Cedarwood Apartments                              5101 Belle Terrace
      35    CMB     Central Park Place                                2875 Central Park Way
      38    CMB     Chestnut Ridge                                    3200 Chestnut Ridge Road
      39    FUNB    Clover Apartments                                 6001 N. Church Street
      40    FUNB    Collegiate Suites Apartments, Phases 3 & 4        1103, 1201, 1300 - 1302 Patrick Henry Drive
      41    FUNB    Columbard Apartments                              5801 Ming Ave.
      43    FUNB    Continental Terrace Apartments                    6915 - 6921 Lewiston Way
      46    CMB     Country Club                                      1130 Pine Valley Lane
      56    FUNB    Finchley Gardens                                  203 - 225 Main Street
      58    CMB     Fleetwood                                         15885 Memorial Drive
      59    CMB     Forest Glen Apartments                            1800 Murton Avenue
      65    FUNB    Georgetown Apartments                             2520-2570 Winstel Blvd.
      66    CMB     Georgetown Park Apartments                        2100 Georgetown Parkway
      67    FUNB    Golden Oaks Apartments                            800 N. Lovers Lane
      69    FUNB    Graduate Court Apartments                         302 - 304 14th Street
      71    FUNB    Greentree Apartments                              10725 Abercorn Extension
      74    FUNB    Hampton House                                     1801 Dorchester Road
      79    FUNB    Hidden Cove Apartments                            3335 and 3350 Hauck Street
      80    FUNB    Highland Park                                     7440 Riverside Parkway
      82    FUNB    Hillview Apartments                               2097 Hillview Street
      87    FUNB    Hunter's Ridge Apartments                         100 - 1300 Hunters Road
      91    FUNB    Johnston Square                                   7001-7139 Sewells Point Road
      92    FUNB    Jumping Brook                                     3633 (East) & 3805 (West) Route 33
      93    FUNB    Kendall Lake Towers                               15221 SW 80th Street
      94    FUNB    Kings Courtyard Apartments                        4888 21st Ave. North
     103    FUNB    Mariners Village Apartments                       3202 S. Orlando Drive
     104    FUNB    Marsh Cove Apartments                             11400 White Bluff Road
     106    FUNB    Meadow Oaks Apartments                            3634 Colonial Oaks Lane
     107    FUNB    Ming Tree Apartments                              5601 Ming Avenue
     117    CMB     Muirwood Village - Zanesville                     1259 Muirwood Drive
     118    FUNB    New Plaza Apartments                              1115 12th Street, NW
     122    FUNB    Nottingham Lakes Apartments                       100 Nottingham Circle
     123    CMB     Oaks at Hampton                                   643 Dorchester
     126    CMB     Pendleton Lakes East                              2727 Grand Haven Dr
     127    CMB     Perimeter Lakes                                   6146 Perimeter Lakes Drive
     130    FUNB    Piney Ridge Apartments                            946-A Marimich Court
     133    FUNB    Quarterdeck Apartments                            550 Harbor Cove Lane
     140    CMB     Residence at Turnberry                            1631 Hill Rd
     152    FUNB    Royal Garden Apartments                           15240 Kittridge Street
     153    FUNB    Saint Paul Court                                  3120 Saint Paul Street
     154    FUNB    Saint Paul Regency                                1008-1010 Saint Paul Street
     157    FUNB    Sandpiper Apartments                              4650 West Oakey Boulevard
     158    FUNB    Sandy Park                                        1049 Brentwood Drive
     159    FUNB    Shaker Heights                                    1218 Wahnish Way
     165    FUNB    Smoke Tree Apts                                   3940 Dawes Street
     167    FUNB    Southoaks Pointe Apartments                       6628 Sepulveda Boulevard
     174    FUNB    Summercrest Apartments                            2832-2860 West Ball Road
     178    FUNB    The Bloomington Apartment Portfolio               Various
     182    FUNB    The Oaks Apartments                               600 South Broadway
     183    FUNB    The Townhouse Apartments                          65 and 75-77 Prospect Street
     187    FUNB    Vaquero Place                                     7678 Highway 90 West
     190    FUNB    Village Square Apartments                         8670 Devonshire Court
     194    FUNB    Water Club                                        1225 South Beach Street
     195    FUNB    Waterford Landing @ Hermitage                     5901 Old Hickory Boulevard
     196    FUNB    Waters Edge Apartments                            9989 Dorchester Road
     197    FUNB    Waterside Gardens                                 632 Schindler Drive
     198    CMB     Waterstone                                        6710 Hollow Run Circle
     199    FUNB    West Park Royale Apartments                       4201 California
     200    FUNB    West Wind Landing Apartments                      450 Johnny Mercer Boulevard
     201    FUNB    Whispering Hills                                  12545 Markaire Drive
     202    FUNB    Willows of West Hills Apartments                  7118 West Arbor Trace Drive
     204    FUNB    Windsor Gardens                                   2050 South Ridgewood Avenue
     205    FUNB    Windstar Apartments                               2802 North 7th Street
   178 a    FUNB    1 - 7 Keisha Drive Apartments                     1-7 Keisha Drive
   178 b    FUNB    326-336 E. Vernon Street Apartments               326-336 E. Vernon St.
   178 c    FUNB    503 S Main Street Apartments                      503 S. Main Street
   178 d    FUNB    604 Dale Steet Apartments                         604 Dale Street
   178 e    FUNB    712 Adelaide Street Apartments                    712 N. Adelaide

                                                                               GENERAL          SPECIFIC
CONTROL                                       ZIP                              PROPERTY         PROPERTY
NUMBER      CITY                  STATE       CODE           COUNTY              TYPE             TYPE        ELEVATOR(S)
----------------------------------------------------------------------------------------------------------------------------
       5    Montclair               NJ       07042     Essex                 Multifamily      Conventional         Y
       9    Mundelein               IL       60060     Lake                  Multifamily      Conventional         N
      12    New York                NY       10038     New York              Multifamily      Conventional         Y
      15    Mercedes                TX       78570     Hidalgo               Multifamily         Sec. 42           N
      20    Las Vegas               NV       89108     Clark                 Multifamily      Conventional         N
      21    Rome                    GA       30161     Floyd                 Multifamily         Sec. 42           N
      22    St. Paul                MN       55106     Ramsey                Multifamily      Conventional         N
      25    Edgemere                MD       21219     Baltimore             Multifamily      Conventional         N
      26    Las Vegas               NV       89102     Clark                 Multifamily      Conventional         N
      27    San Antonio             TX       78209     Bexar County          Multifamily      Conventional         N
      29    Fairborn                OH       45324     Greene                Multifamily      Conventional         N
      30    Fresno                  CA       93711     Fresno                Multifamily      Conventional         N
      32    San Benito              TX       78586     Cameron               Multifamily         Sec. 42           N
      34    Bakersfield             CA       93309     Kern                  Multifamily      Conventional         N
      35    Grand Rapids            MI       49505     Kent                  Multifamily      Conventional         N
      38    Pittsburgh              PA       15205     Allegheny             Multifamily      Conventional         N
      39    Tampa                   FL       33614     Hillsborough          Multifamily      Conventional         N
      40    Blacksburg              VA       24060     Montgomery            Multifamily      Conventional         N
      41    Bakersfield             CA       93309     Kern                  Multifamily      Conventional         N
      43    Sacramento              CA       95828     Sacramento            Multifamily      Conventional         N
      46    Toledo                  OH       43615     Lucas                 Multifamily      Conventional         N
      56    South Bound Brook       NJ       08880     Somerset              Multifamily      Conventional         N
      58    Houston                 TX       77079     Harris                Multifamily      Conventional         N
      59    Vancouver               WA       98661     Clark                 Multifamily      Conventional         N
      65    Tucson                  AZ       85716     Pima                  Multifamily      Conventional         N
      66    Fenton                  MI       48430     Genesee               Multifamily      Conventional         N
      67    Visalia                 CA       93292     Tulare                Multifamily      Conventional         N
      69    Charlottesville         VA       22903     Albemarle             Multifamily      Conventional         N
      71    Savannah                GA       31419     Chatham               Multifamily      Conventional         N
      74    Brooklyn                NY       11226     Kings                 Multifamily      Conventional         Y
      79    Las Vegas               NV       89102     Clark                 Multifamily      Conventional         N
      80    Austell                 GA       30001     Cobb                  Multifamily      Conventional         N
      82    Sarasota                FL       34239     Sarasota              Multifamily      Conventional         N
      87    Radford                 VA       24141     Montgomery            Multifamily      Conventional         N
      91    Norfolk                 VA       23513     Norfolk               Multifamily      Conventional         N
      92    Neptune                 NJ       07753     Monmouth              Multifamily      Conventional         N
      93    Miami                   FL       33193     Dade                  Multifamily      Conventional         Y
      94    St. Petersburg          FL       33713     Pinellas              Multifamily      Conventional         N
     103    Sanford                 FL       32773     Seminole              Multifamily      Conventional         N
     104    Savannah                GA       31419     Chatham               Multifamily      Conventional         N
     106    Memphis                 TN       38116     Shelby                Multifamily      Conventional         N
     107    Bakersfield             CA       93309     Kern                  Multifamily      Conventional         N
     117    Columbus                OH       43701     Muskingum             Multifamily      Conventional         N
     118    Washington              DC       20005     Washington            Multifamily      Conventional         Y
     122    Greenacres City         FL       33463     Palm Beach            Multifamily      Conventional         N
     123    Rochester Hills         MI       48307     Oakland               Multifamily      Conventional         N
     126    Reynoldsburg            OH       43068     Fairfield             Multifamily      Conventional         N
     127    Dublin                  OH       43017     Franklin              Multifamily      Conventional         N
     130    Eldersburg              MD       21784     Carrol                Multifamily      Conventional         N
     133    Charleston              SC       29412     Charleston            Multifamily      Conventional         N
     140    Pickerington            OH       43147     Fairfield             Multifamily      Conventional         N
     152    Van Nuys                CA       91405     Los Angeles           Multifamily      Conventional         N
     153    Baltimore               MD       21218     Baltimore             Multifamily      Conventional         N
     154    Baltimore               MD       21202     Baltimore             Multifamily      Conventional         Y
     157    Las Vegas               NV       89102     Clark                 Multifamily      Conventional         N
     158    Daytona Beach           FL       32117     Volusia               Multifamily      Conventional         N
     159    Tallahassee             FL       32304     Leon                  Multifamily      Conventional         N
     165    Riverside               CA       92503     Riverside             Multifamily      Conventional         N
     167    Van Nuys                CA       91411     Los Angeles           Multifamily      Conventional         Y
     174    Anaheim                 CA       92804     Orange                Multifamily      Conventional         N
     178    Various                 IL      Various    McLean                Multifamily      Conventional         N
     182    Sylacauga               AL       35150     Talladega             Multifamily      Conventional         N
     183    Stamford                CT       06921     Fairfield             Multifamily      Conventional         Y
     187    San Antonio             TX       78227     Bexar County          Multifamily      Conventional         N
     190    Manassas                VA       20110     Prince William        Multifamily      Conventional         N
     194    Daytona Beach           FL       32114     Volusia               Multifamily      Conventional         N
     195    Hermitage               TN       37076     Davidson              Multifamily      Conventional         N
     196    Summerville             SC       29485     Dorchester            Multifamily      Conventional         N
     197    Brick Township          NJ       08723     Ocean                 Multifamily      Conventional         N
     198    Indianapolis            IN       46214     Marion                Multifamily      Conventional         N
     199    Bakersfield             CA       93309     Kern                  Multifamily      Conventional         N
     200    Wilmington Island       GA       31410     Chatham               Multifamily      Conventional         N
     201    Creve Cour              MO       63146     St. Louis             Multifamily      Conventional         N
     202    Knoxville               TN       37909     Knox                  Multifamily      Conventional         N
     204    South Daytona Beach     FL       32119     Volusia               Multifamily      Conventional         N
     205    Harlingen               TX       78550     Cameron               Multifamily         Sec. 42           N
   178 a    Bloomington             IL       61704     McLean                Multifamily      Conventional         N
   178 b    Normal                  IL       61761     McLean                Multifamily      Conventional         N
   178 c    Normal                  IL       61761     McLean                Multifamily      Conventional         N
   178 d    Normal                  IL       61761     McLean                Multifamily      Conventional         N
   178 e    Normal                  IL       61761     McLean                Multifamily      Conventional         N

           UTILITIES             NUMBER         NUMBER         NUMBER         NUMBER         NUMBER
CONTROL      TENANT            OF STUDIO       OF 1 BR        OF 2 BR        OF 3 BR         OF 4 BR
NUMBER        PAYS               UNITS          UNITS          UNITS          UNITS           UNITS
-----------------------------------------------------------------------------------------------------
       5  E,P,T,C,W,G                               8             32             28               1
       9   W,E,G,P,C                               11             15
      12    E, P, C                183             31              6                              1
      15    E, P, C                                               36             36
      20      E,G                  120             80             62
      21     E,P,C                                 14             37             37
      22    E, P, C                               108            108
      25    E,G,P,C                                53            145              3
      26    E,G,P,C                                 6             82             40
      27      E,P                                  74             36             11
      29                                           13            195
      30    E,G,P,C                                13            124             13
      32     E,P,C                                                 8             48              16
      34    E,G,P,C                 48             16             16
      35      E,G                                  52            164
      38      E,G                                 320            148
      39                                           58             20
      40     E, G, P                                4             26                             48
      41    E,G,P,C                 32             24             20
      43    E,G,P,C                 88             54
      46       E                                  158            158
      56     E,P,C                                100             22
      58       E                                   72             32
      59    E,W,P,C                               123
      65      C,P                                  32             61              3
      66      E,G                                  30            450
      67    E,G,P,C                                14             50
      69    E,G,P,C                  1                                                           25
      71   W,E,G,P,C                               66            128
      74    E,G,P,C                 12             26             51             12
      79    E,G,P,C                                72            140
      80   W, E, P, C                                            116            116
      82     E,P,C                                                46
      87   E, G, P, C                                                             2             154
      91     E,P,C                                  9             96             50
      92    E;P;C;T                               200            108
      93    E,G,P,C                                53            120             65              16
      94    E,G,P,C                  1             26             12
     103    E,G,P,C                                48             40
     104   W,E,G,P,C                               32             72             84
     106                            36            144             72             18
     107    E,G,P,C                 24             20             32
     117       E                                   88            108
     118     E, P,C                  7             22              8
     122    E,G,P,C                                               70
     123      E,G                                 144            352             48
     126       E                                   36            220
     127      E,G                                  72            117
     130    E,G,P,C                                              136
     133    W,E,P,C                               130            100
     140      E,G                                  20            196
     152    E, P, C                 24             30              7
     153    E, P, C                 13             51              8
     154    E, P, C                107             21             20
     157    E, P, C                               240            248
     158     E;P;C                   6            107              7
     159       P                                    1             18
     165   E, G, P, C                              68             40
     167    E, P, C                 25             88              1
     174    E,G,P,C                                22            131             30
     178     E,P,C                  24            126                                            31
     182  W,T,G,E,P,C                              12             32             10
     183      E, P                  17            172             60             19
     187      E,P                                 166             12
     190    E,G,P,C                                84            168             33
     194     E;P;C                                124            108             24
     195  W,E,G,P,T,C               24             52             82             26
     196     E,P,C                                 64            136
     197     E,P,C                                415            105
     198       E                                  148            196
     199    E,G,P,C                                12             38
     200   W,E,G,P,C                               32            108             52
     201    E,G,P,C                                76            162             83               9
     202    E,G,P,C                               136            100             14
     204     E;P;C                                 81            153              1
     205      E, P                                                40             40
   178 a     E,P,C                                 66
   178 b     E,P,C                                 60
   178 c     E,P,C                                                                               14
   178 d     E,P,C                                                                               16
   178 e     E,P,C                  24                                                            1

              AVERAGE             AVERAGE            AVERAGE             AVERAGE             AVERAGE
CONTROL      RENT, RENT         RENT, RENT          RENT, RENT         RENT, RENT          RENT, RENT
NUMBER    RANGES - STUDIO      RANGES - 1 BR      RANGES - 2 BR       RANGES - 3 BR      RANGES - 4+ BR
-----------------------------------------------------------------------------------------------------------
       5                     646.25; 585 - 695    753; 685 - 850     874; 750 - 1095     975; 975 - 975
       9                      583; 560 - 600      686; 660 - 715
      12   1869;1773-2128     2595;2477-2681      3379;3231-4200                       15500; 15500 - 15500
      15                                           388; 330-405       460; 460-465
      20        488                 562                676
      21                      135; 135 - 135      383; 330 - 420     437; 375 - 480
      22                       487; 435-495          600; 600
      25                      390; 380 - 400      500; 400 - 600     550; 458 - 665
      26                      370; 370 - 370      445; 300 - 700     500; 287 - 500
      27                        373;340-425        501;475-535         626;619-650
      29                            439                499
      30                      450; 440 - 465      503; 490 - 525     725; 700 - 750
      32                                          385; 385 - 385     450; 450 - 450      500; 500 - 500
      34   356; 320 - 420     416; 400 - 430      468; 450 - 500
      35                            570                665
      38                            662                881
      39                            375                475
      40                         400; 400          622; 615-700                          1017; 1007-1047
      41   351; 335 - 365     422; 395 - 445      467; 460 - 495
      43   411; 365 - 435     505; 445 - 555
      46                            579                695
      56                         690; 690            780; 780
      58                            824               1,270
      59                            445
      65                      414; 389 - 429      488; 459 - 555     699; 699 - 700
      66                            725                716
      67                      650; 600 - 670      706; 685 - 770
      69      600; 600                                                                     1680; 1680
      71                        565;565-565        624;610-637
      74    635;546-723         622;572-846        975;643-1404       1146;940-1352
      79                      625; 610 - 665      760; 735 - 800
      80                                           607;595-610         709;695-710
      82                                          566; 475 - 650
      87                                                                615; 615          727; 600-825
      91                      400; 395 - 440      440; 420 - 490     520; 502 - 550
      92                      713; 615 - 785      840; 700 - 950
      93                            590                685                 780                 925
      94      450; 450        455; 440 - 475      565; 495 - 625
     103                      414; 390 - 460      480; 460 - 520
     104                        570;570-570        680;660-700         753;745-780
     106   319; 305 - 330     371; 325 - 415      466; 415 - 530     513; 470 - 555
     107   436; 440 - 370     436; 425 - 450      482; 475 - 525
     117                            439                595
     118    541;485-625         694;590-709       1119;920-1452
     122                                          615; 365 - 640
     123                            700                844                1,095
     126                            490                564
     127                            595                747
     130                                          687; 670 - 775
     133                        625;600-630        790;790-790
     140                            605                748
     152    485; 416-520       585; 575-605        743; 700-750
     153    425; 425-425       560; 475-630        738; 730-775
     154    432; 380-450       560; 560-560        675; 675-675
     157                         625; 625         725; 725 - 750
     158   363; 355 - 365     401; 365 - 435      474; 420 - 490
     159                      485; 485 - 485      572; 425 - 690
     165                       458; 436-485        574; 529-600
     167    435; 425-450      550; 525 - 575      750; 750 - 750
     174                      596; 385 - 625      790; 500 - 925     934; 585 - 1100
     178   395; 395 - 395     467; 460 - 475                                            1000; 1000 - 1000
     182                      300; 285 - 325      350; 335 - 375     405; 380 - 425
     183  1135; 1100-1175     1332; 1200-1475    1760; 1300-2650     2055; 2000-2095
     187                      345; 250 - 375      482; 409 - 490
     190                      613; 641 - 648      680; 684 - 694     778; 813 - 821
     194                        495;435-555        598;515-680         718;690-745
     195   560; 560 - 580      650; 650-700        785; 785-810       925; 925-950
     196                        575;575-575        695;690-700
     197                      590; 570 - 620       710; 670-720
     198                            641                872
     199                      453; 430 - 460      549; 505 - 600
     200                        600;600-600        716;655-785         835;835-835
     201                      728; 715 - 835     992; 830 - 1260    1270; 1240 - 1380   1303; 1265 - 1385
     202                       563; 509-583        711; 689-718         874, 874
     204                      406; 380 - 535      390; 268 - 490        350; 350
     205                                           357;308-369           426;426
   178 a                      460; 460 - 460
   178 b                      475; 475 - 475
   178 c                                                                                1000; 1000 - 1000
   178 d                                                                                1000; 1000 - 1000
   178 e   395; 395 - 395                                                               1000; 1000 - 1000

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                 CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK
                           COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1999-1                     PAYMENT DATE:
                                      BXXX                          RECORD DATE:

                        SUMMARY OF AVAILABLE INFORMATION

                                                                    DELIVERY
NAME OF REPORT OR FILE                  PREPARER     FREQUENCY      VEHICLES:
----------------------                  --------     ---------      ---------
Distribution Date Statement             Trustee      Monthly        Web
Stratification Tables                   Trustee      Monthly        Web
Loan Schedule                           Trustee      Monthly        Web
Delinquent Loan Status                  Servicer     Monthly        Web
Historical Loss Estimate Report         Servicer     Monthly        Web
Historical Loan Modification Report     Servicer     Monthly        Web
REO Status Report                       Servicer     Monthly        Web
Specially Serviced Loan Detail          Servicer     Monthly        Web
Watch List Report                       Servicer     Monthly        Web
Loan Payoff Notification Report         Servicer     Monthly        Web
CSSA Loan Periodic Update File          Servicer     Monthly        Web
Comparative Financial Status Report     Servicer     Monthly        Web
Operating Statement Analysis Report     Servicer     Quarterly      Upon Request
NOI Adjustment Worksheet                Servicer     Annually       Upon Request

STATE STREET INFORMATION DELIVERY VEHICLES
------------------------------------------

Web Site:                                 http://corporatetrust.statestreet.com
For other information delivery requests: informationdelivery@fmg-statestreet.com

DEAL-SPECIFIC CONTACTS
----------------------

Account Officer (trustee and paying agent questions):
Account Administrator (analytics and collateral questions):

Servicer
Special Servicer

                 CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK           W.A.C.
                           COMMERCIAL MORTGAGE TRUST                      W.A.M.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1999-1                     PAYMENT DATE:
                                      BXXX                          RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY


                    PASS-THROUGH       INTEREST     ORIGINAL     BEGINNING    PRINCIPAL     INTEREST     TOTAL      ENDING
CLASS     CUSIP         RATE             TYPE       BALANCE       BALANCE       PAID          PAID       PAID       BALANCE
----------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F

---------------------------------------------------------------------------------------------------------------------------
                                          TOTALS:
                                                 --------------------------------------------------------------------------

                                  * Based on a Notional Balance
                                  For complete information see Payment Detail

DISTRIBUTIONS PER CERTIFICATE

              BEGINNING            PRINCIPAL     INTEREST           ENDING
CLASS    CERTIFICATE FACTOR     DISTRIBUTION   DISTRIBUTION   CERTIFICATE FACTOR
--------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F

--------------------------------------------------------------------------------
        ------------------------------------------------------------------------

This report has been prepared by, or is based on information furnished to State Street Bank and Trust Company ("State Street") by, one or more third parties (e.g. Servicers, Master Servicer, etc.), and State Street has not independently verified information received from or prepared by any such third party. State Street shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and State Street makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer solely as a convenience for the user, and should not be relied upon without further investigation by any user contemplating an inv

                 CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK           W.A.C.
                           COMMERCIAL MORTGAGE TRUST                      W.A.M.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 1999-1                     PAYMENT DATE:
                                      BXXX                          RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT DETAILS
PRINCIPAL DETAIL


             BEGINNING        SCHEDULED      UNSCHEDULED   OTHER PRINCIPAL/       TOTAL PRINCIPAL            REALIZED LOSSES/
CLASS         BALANCE         PRINCIPAL      PRINCIPAL     CASH ADJUSTMENTS      DISTRIBUTION AMOUNT            BALANCE ADJ
-------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F

---------------------------------------------------------------------------------------------------------------------------------
TOTALS:
       --------------------------------------------------------------------------------------------------------------------------

   APPRAISAL              ENDING           CUMULATIVE              CUMULATIVE
REDUCTION AMOUNT          BALANCE        REALIZED LOSSES     APPRAISAL REDUCTION
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INTEREST DETAIL


                ACCRUED                BEGINNING UNPAID          PREPAYMENT     CURRENT INTEREST     ADDITIONAL TRUST
CLASS      CERTIFICATE INTEREST          INTEREST              INT. SHORTFALLS     SHORTFALLS          FUND EXPENSES
-------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F

------------------------------------------------------------------------------------------------------------------------
TOTALS:
       -----------------------------------------------------------------------------------------------------------------

PREPAYMENT         ADDITIONAL        TOTAL INTEREST          CUMULATIVE UNPAID
 PREMIUMS          ADJUSTMENTS       DISTR. AMOUNT           INTEREST  SHORTFALL
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[STATE        Chase Manhattan Bank-First Union National Bank              W.A.C.
STREET                Commercial Mortgage Trust                           W.A.M.
 LOGO]      Commercial Mortgage Pass Through Certificates
                                 Series 1999-1                      Payment Date
                                      BXXX                           Record Date

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

                                 Original/Current Ratings

      Original DCR  Current DCR  Original Fitch   Current Fitch   Original S&P   Current S&P
      ------------  -----------  --------------   -------------   ------------   -----------
A-1
A-2
 X
 B
 C
 D
 E
 F


DELINQUENCY, SPECIALLY SERVICED, AND LOAN GROUP STATISTICS
DELINQUENCIES   One Month   Two Months   Three+Months   Foreclosures   Total
                ---------   ----------   ------------   ------------   -----

# of Loans
Ending APB



TWELVE MONTH SUMMARY OF PREPAYMENTS AND PREPAYMENT PENALTIES:

MONTH/YEAR                     PREPAYMENTS         PENALTIES
----------                     -----------         ---------




                        Orig. Class Mat.        Original            Current
     Class                 @0% CPR         Subordination Level   Subord. Level
     -----              ----------------   -------------------   -------------

      A-1
      A-2
       X
       B
       C
       D
       E
       F




APPRAISAL REDUCTIONS:                             Current Total     Cum. Total
Loan#                                             -------------     ----------
Amount

[STATE        Chase Manhattan Bank-First Union National Bank              W.A.C.
STREET                Commercial Mortgage Trust                           W.A.M.
 LOGO]      Commercial Mortgage Pass Through Certificates
                                 Series 1999-1                      Payment Date
                                      BXXX                           Record Date

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS


AVAILABLE DISTRIBUTION AMOUNT
COLLATERAL INFORMATION:

                                                                         CLOSING           BEG             ENDING
                                                                     COLL. BALANCE    COLL. BALANCE     COLL. BALANCE
                                                                     -------------    -------------     -------------
MORTGAGE LOANS:
RATED SECURITIES:





                                                                    --------------------------------------------------
                                                                                -                 -                  -
                                                                      ORIGINAL            BEGINNING             ENDING

Loan Count
Aggregate amount of P&I Advances made during current period:


SERVICING FEES:

Aggregate Amount of servicing compensation paid to Master Servicer
Aggregate Amount of servicing compensation paid to Schroder
Aggregate Amount of servicing compensation paid to Trustee:
Additional Special Servicing Fee


AGGREGATE AMOUNT OF:

Additional Trust Fund Expenses
Mortgage Loans that have been paid in full:
Mortgage Loans that have been paid at their Maturity Date:
Prepayment Penalties paid on the Mortgage Loans:



SPEED HISTORY*

                     CPR %
  1 month           0.0000%
  3 month           0.0000%
  6 month           0.0000%
 12 month           0.0000%
    Life            0.0000%

* Principal received within 1 month of maturity is not considered prepayment in the calculation of CPR.

CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK
COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-1

STATE STREET CORPORATE TRUST
corporatetrust.statestreet.com
PAYMENT DATE
REPORT BXXX-01

              DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES

--------------------------------------------------------------------------------------------------------------
                 Current                                                            Weighted Average
               Scheduled       # of          Aggregate         % Tot      ------------------------------------
               Principal        Mtg          Sched Prin        Sched                   Mnths          Mort
                 Balance       Loans          Balance           Bal       DSCR*        to Mat         Rate
--------------------------------------------------------------------------------------------------------------
less than $ 1,000,000.00
          $ 1,000,000.01+
          $ 2,000,000.01+
          $ 3,000,000.01+
          $ 4,000,000.01+
          $ 5,000,000.01+
          $ 6,000,000.01+
          $ 7,000,000.01+
          $ 8,000,000.01+
          $10,000,000.00+
          $12,000,000.00+
          $14,000,000.00+
--------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------

                 DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES

---------------------------------------------------------------------------------------------------------
            Current                                                            Weighted Average
           Mortgage       # of          Aggregate         % Tot      ------------------------------------
           Interest        Mtg          Sched Prin        Sched                   Mnths          Mort
               Rate       Loans          Balance           Bal       DSCR*        to Mat         Rate
---------------------------------------------------------------------------------------------------------
less than   7.500%
     7.501%-8.000%
     8.001%-8.500%
     8.501%-9.000%
            9.000%+
---------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------

                 DISTRIBUTION OF REMAINING STATED TERM ALL LOANS

-----------------------------------------------------------------------------------------------
 Remaining                                                           Weighted Average
    Stated       # of          Aggregate         % Tot      -----------------------------------
      Term        Mtg          Sched Prin        Sched                   Mnths          Mort
  (Months)       Loans          Balance           Bal       DSCR*        to Mat         Rate
-----------------------------------------------------------------------------------------------
  0 -  36
 37 -  48
 49 -  60
 61 -  84
 85 -  96
 97 - 108
109 - 120
121 - 180
      181+
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

                          DISTRIBUTION OF PROPERTY TYPE

-----------------------------------------------------------------------------------------------------
                                                                           Weighted Average
                       # of          Aggregate         % Tot      -----------------------------------
       Property         Mtg          Sched Prin        Sched                   Mnths          Mort
          Types        Loans          Balance           Bal       DSCR*        to Mat         Rate
-----------------------------------------------------------------------------------------------------
Ind./Warehouse
Multi-Family
Office
Retail
-----------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------

*All DSCR calculations are non-zero weighted averages at Closing.

CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK
COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-1

STATE STREET CORPORATE TRUST
corporatetrust.statestreet.com
PAYMENT DATE
REPORT BXXX-02

                              DISTRIBUTION BY STATE

---------------------------------------------------------------------------------------------------------
                                                                               Weighted Average
                          # of          Aggregate         % Tot      ------------------------------------
                           Mtg          Sched Prin        Sched                   Mnths          Mort
              States      Loans          Balance           Bal       DSCR*        to Mat         Rate
---------------------------------------------------------------------------------------------------------
New York
Massachussetts
California
District of Columbia
Georgia
Connecticut
Pennsylvania
Texas
Rhode Island
South Carolina
Other
---------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------

                            DISTRIBUTION OF SEASONING

--------------------------------------------------------------------------------------------------
                                                                        Weighted Average
                   # of           Aggregate         % Tot      -----------------------------------
  Seasoning         Mtg          Sched Prin         Sched                   Mnths          Mort
   (months)        Loans           Balance           Bal       DSCR*        to Mat         Rate
--------------------------------------------------------------------------------------------------
  0 -  12
 13 -  24
 25 -  36
 37 -  48
 49 -  60
 61 -  84
 85 - 120
121 - 180
      181+
---------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

------------------------------------------------------------------------------------------------------
                                                                          Weighted Average
                       # of           Aggregate         % Tot      -----------------------------------
     Amortization       Mtg          Sched Prin         Sched                   Mnths          Mort
             Type      Loans           Balance           Bal       DSCR*        to Mat         Rate
------------------------------------------------------------------------------------------------------
Amort Balloon
Fully Amortizing
IO/Balloon
-----------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------

             DISTRIBUTION OF DEBT SERVICE COVERAGE RATIO AT CLOSING

-----------------------------------------------------------------------------------------------------
                                                                           Weighted Average
                       # of          Aggregate         % Tot      -----------------------------------
                        Mtg          Sched Prin        Sched                   Mnths          Mort
           DSCR        Loans          Balance           Bal       DSCR*        to Mat         Rate
-----------------------------------------------------------------------------------------------------
Not Populated
 0.001 - 0.999
 1.000 - 1.250
 1.251 - 1.500
 1.501 - 1.750
 1.751 - 2.000
         2.000+
-----------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------

*All DSCR calculations are non-zero weighted averages at Closing.

CHASE MANHATTAN BANK-FIRST UNION NATIONAL BANK
COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-1

STATE STREET CORPORATE TRUST
corporatetrust.statestreet.com
PAYMENT DATE
REPORT BXXX-03


                 DISTRIBUTION OF LOAN TO VALUE RATIO AT CLOSING

-------------------------------------------------------------------------------------------------------
                                                                             Weighted Average
             Most       # of          Aggregate         % Tot      ------------------------------------
           Recent        Mtg          Sched Prin        Sched                   Mnths          Mort
              LTV       Loans          Balance           Bal       DSCR*        to Mat         Rate
-------------------------------------------------------------------------------------------------------
less than 20.001
          20.001+
          30.001+
          40.001+
          50.001+
          55.001+
          60.001+
          65.001+
          70.000+
-------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------


                DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY

-------------------------------------------------------------------------------------------------
                                                                       Weighted Average
   Original       # of          Aggregate         % Tot      ------------------------------------
   Term to         Mtg          Sched Prin        Sched                   Mnths          Mort
   Maturity       Loans          Balance           Bal       DSCR*        to Mat         Rate
-------------------------------------------------------------------------------------------------
   0 -  60
  61 -  84
  85 - 120
 121 - 180
 181 - 240
       241+
         0
-------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------


       DISTRIBUTION OF MATURITY DATE EXTENSIONS (SINCE DEAL ORIGINATION)

--------------------------------------------------------------------------------------------------------
                                         Current                               Cumulative
                         ---------------------------------------    ------------------------------------
                         # of           Aggregate          WA        # of       Aggregate          WA
             Months       Mtg          Sched Prin        Months       Mtg      Sched Prin        Months
           Extended      Loans           Balance        Extended     Loans       Balance        Extended
--------------------------------------------------------------------------------------------------------
           0 -  12
          13 -  24
                25+
Extended & Paid Off
--------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------

*All DSCR calculations are non-zero weighted averages at Closing.
NOTE: Scheduled Principal Balances do not include Rated Securities.

                                                                         ANNEX E

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-1 CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       99-18              7.278         7.278         7.278         7.278        7.278
       99-20              7.264         7.264         7.264         7.264        7.264
       99-22              7.249         7.249         7.249         7.249        7.249
       99-24              7.234         7.234         7.234         7.234        7.234
       99-26              7.220         7.220         7.220         7.220        7.220
       99-28              7.205         7.205         7.205         7.205        7.205
       99-30              7.191         7.191         7.191         7.191        7.191
       100-00             7.176         7.176         7.176         7.176        7.176
       100-02             7.162         7.162         7.162         7.161        7.161
       100-04             7.147         7.147         7.147         7.147        7.147
       100-06             7.133         7.132         7.132         7.132        7.132
       100-08             7.118         7.118         7.118         7.118        7.118
       100-10             7.104         7.103         7.103         7.103        7.103
Weighted Average
 Life (yrs.)               5.49          5.49          5.49          5.49         5.48
First Principal
 Payment Date           9/15/99       9/15/99       9/15/99       9/15/99      9/15/99
Last Principal
 Payment Date           7/15/07       7/15/07       7/15/07       7/15/07      7/15/07
Modified Duration
 @ 99-30                   4.28          4.27          4.27          4.27         4.27

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-2 CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       99-19              7.573         7.573         7.573         7.573        7.573
       99-21              7.563         7.563         7.563         7.563        7.563
       99-23              7.554         7.554         7.554         7.554        7.554
       99-25              7.545         7.545         7.545         7.545        7.545
       99-27              7.535         7.535         7.535         7.535        7.535
       99-29              7.526         7.526         7.526         7.526        7.526
       99-31              7.517         7.517         7.517         7.517        7.517
       100-01             7.507         7.507         7.507         7.507        7.507
       100-03             7.498         7.498         7.498         7.498        7.498
       100-05             7.489         7.489         7.489         7.489        7.489
       100-07             7.479         7.479         7.479         7.479        7.479
       100-09             7.470         7.470         7.470         7.470        7.470
       100-11             7.461         7.461         7.461         7.461        7.461
Weighted Average
 Life (yrs.)               9.69          9.68          9.68          9.67         9.66
First Principal
 Payment Date           7/15/07       7/15/07       7/15/07       7/15/07      7/15/07
Last Principal
 Payment Date           7/15/09       7/15/09       7/15/09       7/15/09      7/15/09
Modified Duration
 @ 99-31                   6.67          6.66          6.66          6.66         6.66

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE B CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       99-19              7.757         7.757         7.757         7.757        7.757
       99-21              7.748         7.748         7.748         7.748        7.748
       99-23              7.739         7.739         7.739         7.739        7.739
       99-25              7.729         7.729         7.729         7.729        7.729
       99-27              7.720         7.720         7.720         7.720        7.720
       99-29              7.711         7.711         7.711         7.711        7.711
       99-31              7.702         7.702         7.702         7.702        7.702
       100-01             7.692         7.692         7.692         7.692        7.692
       100-03             7.683         7.683         7.683         7.683        7.683
       100-05             7.674         7.674         7.674         7.674        7.674
       100-07             7.665         7.665         7.665         7.665        7.664
       100-09             7.655         7.655         7.655         7.655        7.655
       100-11             7.646         7.646         7.646         7.646        7.646
Weighted Average
 Life (yrs.)               9.92          9.91          9.91          9.90         9.89
First Principal
 Payment date           7/15/09       7/15/09       7/15/09       7/15/09      7/15/09
Last Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Modified Duration
 @ 99-31                   6.72          6.72          6.71          6.71         6.71

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE C CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       98-13              7.941         7.941         7.941         7.941        7.941
       98-15              7.931         7.931         7.931         7.931        7.931
       98-17              7.922         7.922         7.922         7.922        7.922
       98-19              7.913         7.913         7.913         7.913        7.913
       98-21              7.903         7.903         7.903         7.903        7.903
       98-23              7.894         7.894         7.894         7.894        7.894
       98-25              7.885         7.885         7.885         7.885        7.885
       98-27              7.875         7.875         7.875         7.875        7.875
       98-29              7.866         7.866         7.866         7.866        7.866
       98-31              7.856         7.856         7.856         7.856        7.856
       99-01              7.847         7.847         7.847         7.847        7.847
       99-03              7.838         7.838         7.838         7.838        7.838
       99-05              7.828         7.828         7.828         7.828        7.828
Weighted Average
 Life (yrs.)               9.97          9.97          9.97          9.97         9.97
First Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Last Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Modified Duration
 @ 98-25                   6.72          6.72          6.72          6.72         6.72

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE D CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       97-24              8.040         8.040         8.040         8.040        8.040
       97-26              8.031         8.031         8.031         8.031        8.031
       97-28              8.021         8.021         8.021         8.021        8.021
       97-30              8.012         8.012         8.012         8.012        8.012
       98-00              8.002         8.002         8.002         8.002        8.002
       98-02              7.993         7.993         7.993         7.993        7.993
       98-04              7.983         7.983         7.983         7.983        7.983
       98-06              7.974         7.974         7.974         7.974        7.974
       98-08              7.964         7.964         7.964         7.964        7.964
       98-10              7.955         7.955         7.955         7.955        7.955
       98-12              7.946         7.946         7.946         7.946        7.946
       98-14              7.936         7.936         7.936         7.936        7.936
       98-16              7.927         7.927         7.927         7.927        7.927
Weighted Average
 Life (yrs.)               9.97          9.97          9.97          9.97         9.97
First Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Last Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Modified Duration
 @ 98-04                   6.70          6.70          6.70          6.70         6.70

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE E CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       95-30              8.348         8.349         8.350         8.350        8.352
       96-00              8.339         8.339         8.340         8.341        8.342
       96-02              8.329         8.330         8.331         8.331        8.333
       96-04              8.320         8.320         8.321         8.322        8.323
       96-06              8.310         8.311         8.312         8.312        8.314
       96-08              8.301         8.302         8.302         8.303        8.304
       96-10              8.291         8.292         8.293         8.293        8.295
       96-12              8.282         8.283         8.283         8.284        8.285
       96-14              8.273         8.273         8.274         8.275        8.276
       96-16              8.263         8.264         8.265         8.265        8.266
       96-18              8.254         8.254         8.255         8.256        8.257
       96-20              8.244         8.245         8.246         8.246        8.248
       96-22              8.235         8.236         8.236         8.237        8.238
Weighted Average
 Life (yrs.)              10.47         10.45         10.44         10.42        10.39
First Principal
 Payment Date           8/15/09       8/15/09       8/15/09       8/15/09      8/15/09
Last Principal
 Payment Date           5/15/11       5/15/11       5/15/11       5/15/11      4/15/11
Modified Duration
 96-10                     6.85          6.84          6.84          6.83         6.82

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE F CERTIFICATES
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE OR PENALTY - OTHERWISE AT
                                  INDICATED CPR

   PRICE (32NDS)        0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
   -------------        ------       -------       -------       -------       -------
                      CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
       89-31              9.163         9.163         9.162         9.162        9.162
       90-01              9.153         9.153         9.153         9.153        9.153
       90-03              9.144         9.144         9.143         9.143        9.143
       90-05              9.134         9.134         9.134         9.133        9.133
       90-07              9.125         9.124         9.124         9.124        9.124
       90-09              9.115         9.115         9.114         9.114        9.114
       90-11              9.105         9.105         9.105         9.105        9.105
       90-13              9.096         9.096         9.095         9.095        9.095
       90-15              9.086         9.086         9.086         9.085        9.086
       90-17              9.077         9.077         9.076         9.076        9.076
       90-19              9.067         9.067         9.067         9.066        9.066
       90-21              9.058         9.057         9.057         9.057        9.057
       90-23              9.048         9.048         9.048         9.047        9.047
Weighted Average
 Life (yrs.)              11.72         11.72         11.72         11.72        11.71
First Principal
 Payment Date           5/15/11       5/15/11       5/15/11       5/15/11      4/15/11
Last Principal
 Payment Date           5/15/11       5/15/11       5/15/11       5/15/11      5/15/11
Modified Duration
 @ 90-11                   7.19          7.19          7.19          7.19         7.19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   (DEPOSITOR)

                                 --------------

Chase Commercial Mortgage Securities Corp. from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in Chase Commercial Mortgage Securities Corp. or any of its affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                 --------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, which may include our affiliate Chase Securities Inc., as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is August 19, 1999

                                TABLE OF CONTENTS


Important Notice About Information Presented in this Prospectus and
 Each Accompanying Prospectus Supplement ..................................   5
SUMMARY OF PROSPECTUS .....................................................   6
RISK FACTORS ..............................................................  14
 Limited Liquidity of Your Certificates ...................................  14
 Limited Assets of Each Trust Fund ........................................  14
 Prepayment Considerations; Variability in Average Life of Offered
   Certificates; Special Yield Considerations .............................  15
 Limited Nature of Ratings ................................................  16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ....  17
 Borrowers May Be Unable to Make Balloon Payments .........................  19
 Credit Support Limitations ...............................................  19
 Leases and Rents .........................................................  20
 Environmental Risks ......................................................  20
 Special Hazard Losses ....................................................  20
 Your Certificates May Not Be ERISA Eligible ..............................  21
 Certain Federal Tax Considerations Regarding Residual Certificates .......  21
 Certain Federal Tax Considerations Regarding Original Issue Discount .....  22
 Bankruptcy Proceedings Entails Certain Risks .............................  22
 Book-Entry System for Certain Classes May Decrease Liquidity
   and Delay Payment ......................................................  22
 Delinquent and Non-Performing Mortgage Loans .............................  23
DESCRIPTION OF THE TRUST FUNDS ............................................  24
 General ..................................................................  24
 Mortgage Loans ...........................................................  24
 MBS ......................................................................  28
 Certificate Accounts .....................................................  29
 Credit Support ...........................................................  29
 Cash Flow Agreements .....................................................  29
YIELD AND MATURITY CONSIDERATIONS .........................................  30
 General ..................................................................  30
 Pass-Through Rate ........................................................  30
 Payment Delays ...........................................................  30
 Certain Shortfalls in Collections of Interest ............................  30
 Yield and Prepayment Considerations ......................................  31
 Weighted Average Life and Maturity .......................................  32
 Controlled Amortization Classes and Companion Classes ....................  33
 Other Factors Affecting Yield, Weighted Average Life and Maturity ........  34
THE DEPOSITOR .............................................................  36
USE OF PROCEEDS ...........................................................  36
DESCRIPTION OF THE CERTIFICATES ...........................................  37
 General ..................................................................  37
 Distributions ............................................................  37
 Distributions of Interest on the Certificates ............................  38
 Distributions of Principal on the Certificates ...........................  39
 Distributions on the Certificates in Respect of Prepayment Premiums
   or in Respect of Equity Participations .................................  39
 Allocation of Losses and Shortfalls ......................................  40
 Advances in Respect of Delinquencies .....................................  40
 Reports to Certificateholders ............................................  41

 Voting Rights ............................................................  42
 Termination ..............................................................  42
 Book-Entry Registration and Definitive Certificates ......................  43
DESCRIPTION OF THE POOLING AGREEMENTS .....................................  44
 General ..................................................................  44
 Assignment of Mortgage Loans; Repurchases ................................  45
 Representations and Warranties; Repurchases ..............................  46
 Collection and Other Servicing Procedures ................................  47
 Sub-Servicers ............................................................  47
 Special Servicers ........................................................  47
 Certificate Account ......................................................  48
 Modifications, Waivers and Amendments of Mortgage Loans ..................  51
 Realization Upon Defaulted Mortgage Loans ................................  51
 Hazard Insurance Policies ................................................  53
 Due-on-Sale and Due-on-Encumbrance Provisions ............................  54
 Servicing Compensation and Payment of Expenses ...........................  54
 Evidence as to Compliance ................................................  54
 Certain Matters Regarding the Master Servicer and the Depositor ..........  55
 Events of Default ........................................................  56
 Rights Upon Event of Default .............................................  56
 Amendment ................................................................  57
 List of Certificateholders ...............................................  58
 The Trustee ..............................................................  58
 Duties of the Trustee ....................................................  58
 Certain Matters Regarding the Trustee ....................................  58
 Resignation and Removal of the Trustee ...................................  59
DESCRIPTION OF CREDIT SUPPORT .............................................  60
 General ..................................................................  60
 Subordinate Certificates .................................................  60
 Cross-Support Provisions .................................................  61
 Insurance or Guarantees with Respect to Mortgage Loans ...................  61
 Letter of Credit .........................................................  61
 Certificate Insurance and Surety Bonds ...................................  61
 Reserve Funds ............................................................  61
 Credit Support with Respect to MBS .......................................  62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................  63
 General ..................................................................  63
 Types of Mortgage Instruments ............................................  63
 Leases and Rents .........................................................  63
 Personalty ...............................................................  64
 Foreclosure ..............................................................  64
 Bankruptcy Laws ..........................................................  67
 Environmental Risks ......................................................  70
 Due-on-Sale and Due-on-Encumbrance .......................................  71
 Subordinate Financing ....................................................  72
 Default Interest and Limitations on Prepayments ..........................  72
 Applicability of Usury Laws ..............................................  72
 Soldiers' and Sailors' Civil Relief Act of 1940 ..........................  73
 Type of Mortgaged Property ...............................................  73
 Americans with Disabilities Act ..........................................  74
 Forfeitures In Drug And RICO Proceedings .................................  74

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................  75
 Federal Income Tax Consequences for REMIC Certificates ...................  75
 Taxation of Regular Certificates .........................................  78
 Taxation of Residual Certificates ........................................  85
 Taxes That May Be Imposed on the REMIC Pool ..............................  92
 Liquidation of the REMIC Pool ............................................  93
 Administrative Matters ...................................................  93
 Limitations on Deduction of Certain Expenses .............................  93
 Taxation of Certain Foreign Investors ....................................  94
 Backup Withholding .......................................................  95
 Reporting Requirements ...................................................  95
 Federal Income Tax Consequences For Certificates as to Which No
   REMIC Election Is Made .................................................  96
 Standard Certificates ....................................................  96
 Stripped Certificates ....................................................  99
 Reporting Requirements and Backup Withholding ............................ 102
 Taxation of Certain Foreign Investors .................................... 102
STATE AND OTHER TAX CONSIDERATIONS ........................................ 102
CERTAIN ERISA CONSIDERATIONS .............................................. 103
 General .................................................................. 103
 Plan Asset Regulations ................................................... 103
 Administrative Exemptions ................................................ 104
 Insurance Company General Accounts ....................................... 104
 Unrelated Business Taxable Income; Residual Certificates ................. 105
LEGAL INVESTMENT .......................................................... 105
METHOD OF DISTRIBUTION .................................................... 107
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................... 109
LEGAL MATTERS ............................................................. 109
FINANCIAL INFORMATION ..................................................... 109
RATING .................................................................... 109
INDEX OF PRINCIPAL DEFINITIONS ............................................ 111

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 111 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to Chase Commercial Mortgage Securities Corp.

                        -------------------------------

     If you require additional information, the mailing address of our principal executive offices is Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017-2070, and telephone number is (212) 834-5723.

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.......   Mortgage pass-through certificates, issuable in
                               series.

DEPOSITOR...................   Chase Commercial Mortgage Securities Corp., a
                               wholly-owned subsidiary of The Chase Manhattan
                               Bank, a New York banking corporation.

MASTER SERVICER.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

SPECIAL SERVICER............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

TRUSTEE.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

THE TRUST ASSETS............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

 A. MORTGAGE ASSETS.........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                               o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                               o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                               o  may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                               o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

 B. CERTIFICATE ACCOUNT.....   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

 C. CREDIT SUPPORT..........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

 D. CASH FLOW AGREEMENTS....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

DESCRIPTION OF
 CERTIFICATES................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                               o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                               o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                               o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o  provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES...........   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
                               Yield", "Yield and Maturity Considerations" and
                               "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates-- Distributions of Principal of the Certificates" in this prospectus.

ADVANCES....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

TERMINATION.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the
                               Certificates--Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES...........   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

CERTAIN ERISA
 CONSIDERATIONS..............  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus and in the related prospectus supplement.

RATING......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates-- Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.


LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "Risk Factors--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.


LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


YOUR CERTIFICATES MAY NOT BE ERISA ELIGIBLE

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of their stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS ENTAILS CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC . Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge a certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time, and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

          (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually.

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

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

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

(1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     Chase Commercial Mortgage Securities Corp., the Depositor, is a New York corporation organized on August 2, 1993. The Depositor is a wholly-owned subsidiary of The Chase Manhattan Bank. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017-2070. Its telephone number is (212) 834-5723. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

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

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

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

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements-- Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default--Rights Upon Event of Default--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

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

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary

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

depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017-2070, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the

Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

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

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related

Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

     1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

     2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses.

     Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.


AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or

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have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement

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or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

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CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

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     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in this prospectus.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the

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loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.)(the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party

                                       65
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management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes

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may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan

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secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected,

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the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or

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effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related debt asset, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

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     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environment clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or

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

encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that

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

state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or
(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute, also known as RICO, can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans... secured by an interest in real property which is... residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and

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income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c) REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any Series meeting this requirement, and no representation is made in this regard.


Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying

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mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause

     o that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular

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

interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be

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

treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period

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ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

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

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

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

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.


Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income

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currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.


Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.


Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The

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adjusted basis of a Regular Certificate generally will equal the cost of the
Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to

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principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual

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

Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult their own accountants concerning the accounting treatment of your investment in Residual Certificates.


Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor

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

of a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with

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

respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have those rules apply only to taxable years beginning after August 20, 1996.

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

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

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

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the


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excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership, except to the extent provided in applicable Treasury regulations, or other entity created or organized in or under the laws of the United States or any of their political subdivisions, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more United States fiduciaries have the authority to control all substantial decisions of that trust, or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.


Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificates, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221, then that Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if the Residual Certificates are held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to

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customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $126,600 for 1999 ($63,300 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income

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of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess

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

inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $126,600 for 1999 ($63,300 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.


Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans... secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

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

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation... which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).


Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

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Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary

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income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

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

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans... secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth there would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is

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

a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     In considering an investment in the offered certificates, a Plan fiduciary also should consider the availability of prohibited transaction class exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions between Plans and broker/dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." We cannot assure you that any of these class exemptions will apply with respect to any particular Plan investment in the certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment. The prospectus supplement with respect to a series of certificates may contain additional information regarding the availability of other exemptions with respect to the certificates offered thereby.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transaction in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust fund and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue final regulations ("401(c)

Regulations") no later than December 31, 1997 which were to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. On December 22, 1997, the DOL proposed those regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under
Part 4 of Tile I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the offered certificates after the date which is 18 months after the date the 401(c) Regulations become final.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Section 347 also provides that the enactment by a state of any of those legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of that state legislation. Accordingly, the investors affected by any of that kind of state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

     If required by applicable law or regulation, this prospectus will be used by Chase Securities Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered by this prospectus in transactions in which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of an offering of offered certificates that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017-2070, Attention: President, or by telephone at (212) 834-5588. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.

Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE

1998 Policy Statement .................................................     107
401(c) Regulations ....................................................     104
Accrual Certificates ..................................................      38
Accrued Certificate Interest ..........................................      38
ADA ...................................................................      74
ARM Loans .............................................................      27
Available Distribution Amount .........................................      37
balloon payments ......................................................      19
Bankruptcy Code .......................................................      65
Book-Entry Certificates ...............................................      37
capital asset .........................................................      83
Cash Flow Agreement ...................................................      29
CERCLA ................................................................      70
Certificate Owner .....................................................      43
Code ..................................................................      42
Constant Prepayment Rate ..............................................      33
Cooperatives ..........................................................      24
CPR ...................................................................      33
Debt Service Coverage Ratio ...........................................      25
Definitive Certificates ...............................................      37
Depositor .............................................................      24
Determination Date ....................................................  30, 38
Direct Participants ...................................................      43
Disqualified Organization .............................................      89
Distribution Date Statement ...........................................      41
DOL ...................................................................     103
DTC ...................................................................      37
Due Dates .............................................................      26
Due Period ............................................................      30
EDGAR .................................................................     109
Equity Participation ..................................................      27
Events of Default .....................................................      56
Excess Funds ..........................................................      35
excess servicing ......................................................      98
Exemptions ............................................................     104
FAMC ..................................................................      28
FHLMC .................................................................      28
FNMA ..................................................................      28
Garn Act ..............................................................      72
GNMA ..................................................................      28
Indirect Participants .................................................      43
Insurance and Condemnation Proceeds ...................................      48
L/C Bank ..............................................................      61
Liquidation Proceeds ..................................................  48, 49
Loan-to-Value Ratio ...................................................      26
Lock-out Date .........................................................      27
Lock-out Period .......................................................      27
Mark to Market Regulations ............................................      91
market discount .......................................................      82
master servicer .......................................................       6
MBS ...................................................................      24
MBS Agreement .........................................................      28
MBS Issuer ............................................................      28
MBS Servicer ..........................................................      28
MBS Trustee ...........................................................      28
Mortgage Asset Seller .................................................      24
Mortgage Notes ........................................................      24
Mortgaged Properties ..................................................      24
Mortgages .............................................................      24
NCUA ..................................................................     106
Net Leases ............................................................      25
Net Operating Income ..................................................      25
New Regulations .......................................................      94
Nonrecoverable Advance ................................................      40
Non-SMMEA Certificates ................................................     105
Non-U.S. Person .......................................................      94
OCC ...................................................................     106
offered certificates ..................................................       8
OID Regulations .......................................................      78
OTS ...................................................................     107
Participants ..........................................................      43
Parties in Interest ...................................................     103
Pass-Through Entity ...................................................      89
Permitted Investments .................................................      48
Plans .................................................................     103
Pooling Agreement .....................................................      44
Prepayment Assumption .................................................      79
Prepayment Interest Shortfall .........................................      30
Prepayment Premium ....................................................      27
PTCE ..................................................................     104
PTCE 95-60 ............................................................     104
Random Lot Certificates ...............................................      78
Record Date ...........................................................      38
Reform Act ............................................................      78
Registration Statement ................................................     109
Regular Certificateholder .............................................      78
Regular Certificates ..................................................  75, 94
Related Proceeds ......................................................      40
Relief Act ............................................................      73
REMIC .................................................................      12
REMIC Certificates ....................................................      75
REMIC Pool ............................................................      75
REMIC Regulations .....................................................      75
REO Property ..........................................................      47
Residual Certificateholders ...........................................      85
Residual Certificates .................................................      38
RICO ..................................................................      74
SBJPA of 1996 .........................................................      76
secured-creditor exemption ............................................      70
Securities Act ........................................................     108
Senior Certificates ...................................................      37
Servicing Standard ....................................................      47
SMMEA .................................................................     105
SPA ...................................................................      33
special servicers .....................................................       6
Standard Certificateholder ............................................      96
Standard Certificates .................................................      96
Standard Prepayment Assumption ........................................      33
Startup Day ...........................................................      76
Stripped Certificates .................................................      96
Subordinate Certificates ..............................................      37
Sub-Servicing Agreement ...............................................      47
The Trust Assets ......................................................       6
thrift institutions ...................................................      88
Title V ...............................................................      72
Treasury ..............................................................      75
trustee ...............................................................       6
U.S. Person ...........................................................      91
Value .................................................................      26
Warranting Party ......................................................      46

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================================================================================
YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                           --------------------------

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
                                                                            ----
Summary of Terms ........................................................    S-7
Risk Factors ............................................................   S-29
Description of the Mortgage Pool ........................................   S-48
Description of the Certificates .........................................   S-79
Servicing of the Mortgage Loans .........................................  S-103
Yield and Maturity Considerations .......................................  S-117
Certain Federal Income Tax Consequences .................................  S-127
Method of Distribution ..................................................  S-129
Legal Matters ...........................................................  S-130
Ratings .................................................................  S-130
Legal Investment ........................................................  S-131
ERISA Considerations ....................................................  S-131
Index of Principal Definitions ..........................................  S-134

PROSPECTUS                                                                  PAGE
                                                                            ----
Summary of Prospectus ...................................................     6
Risk Factors ............................................................    14
Description of the Trust Funds ..........................................    24
Yield and Maturity Considerations .......................................    30
The Depositor ...........................................................    36
Use of Proceeds .........................................................    36
Description of the Certificates .........................................    37
Description of the Pooling Agreements ...................................    44
Description of Credit Support ...........................................    60
Certain Legal Aspects of Mortgage Loans .................................    63
Certain Federal Income Tax Consequences .................................    75
State and Other Tax Considerations ......................................   102
Certain ERISA Considerations ............................................   103
Legal Investment ........................................................   105
Method of Distribution ..................................................   107
Incorporation of Certain Information By Reference .......................   109
Legal Matters ...........................................................   109
Financial Information ...................................................   109
Rating ..................................................................   109
Index of Principal Definitions ..........................................   111

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
NOVEMBER 24, 1999.
================================================================================

================================================================================

                                 $1,254,382,118
                                  (APPROXIMATE)

                                CHASE COMMERCIAL
                               MORTGAGE SECURITIES
                                      CORP.
                                   (DEPOSITOR)

                              CHASE MANHATTAN BANK-
                            FIRST UNION NATIONAL BANK
                            COMMERCIAL MORTGAGE TRUST

                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 1999-1

--------------------------------------------------------------------------------
CLASS A-1 CERTIFICATES                                            $  210,400,000
CLASS A-2 CERTIFICATES                                            $  816,865,579
CLASS X CERTIFICATES                                              $1,397,640,241
CLASS B CERTIFICATES                                              $   76,870,213
CLASS C CERTIFICATES                                              $   62,893,811
CLASS D CERTIFICATES                                              $   20,964,604
CLASS E CERTIFICATES                                              $   48,917,408
CLASS F CERTIFICATES                                              $   17,470,503
                             PROSPECTUS SUPPLEMENT
--------------------------------------------------------------------------------

FIRST UNION
CAPITAL MARKETS CORP.

CHASE SECURITIES INC.

AUGUST 19, 1999

================================================================================